EXHIBIT 10.23


                              COMBINATION AGREEMENT

                                  BY AND AMONG

                                 AT ROAD, INC.,

                             ORION EXCHANGECO, LTD.,

                                       AND

                         MDSI MOBILE DATA SOLUTIONS INC.





                           Dated as of April 12, 2004

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----


ARTICLE I DEFINITIONS..........................................................1

         1.1      Certain Definitions..........................................1
                  -------------------
         1.2      Interpretation..............................................10
                  --------------

ARTICLE II THE ARRANGEMENT....................................................10

         2.1      Implementation Steps by Company.............................10
                  -------------------------------
         2.2      Interim Order...............................................11
                  -------------
         2.3      Articles of Arrangement.....................................11
                  -----------------------
         2.4      Company Circular............................................11
                  ----------------
         2.5      Securities Compliance.......................................12
                  ---------------------
         2.6      Preparation of Filings, etc.................................13
                  ---------------------------

ARTICLE III REPRESENTATIONS AND WARRANTIES OF COMPANY.........................14

         3.1      Organization and Qualification; Subsidiaries................14
                  --------------------------------------------
         3.2      Articles of Incorporation and Bylaws........................15
                  ------------------------------------
         3.3      Capitalization..............................................15
                  --------------
         3.4      Authority Relative to this Agreement........................17
                  ------------------------------------
         3.5      No Conflict; Required Filings and Consents..................17
                  ------------------------------------------
         3.6      Compliance; Permits.........................................18
                  -------------------
         3.7      Reports; Financial Statements...............................18
                  -----------------------------
         3.8      No Undisclosed Liabilities..................................20
                  --------------------------
         3.9      Absence of Certain Changes or Events........................20
                  ------------------------------------
         3.10     Absence of Litigation.......................................21
                  ---------------------
         3.11     Employee Benefit Plans......................................21
                  ----------------------
         3.12     Labor Matters...............................................24
                  -------------
         3.13     Restrictions on Business Activities.........................25
                  -----------------------------------
         3.14     Title to Property...........................................25
                  -----------------
         3.15     Taxes.......................................................26
                  -----
         3.16     Environmental Matters.......................................27
                  ---------------------
         3.17     Intellectual Property.......................................28
                  ---------------------
         3.18     Agreements, Contracts and Commitments.......................33
                  -------------------------------------
         3.19     Insurance...................................................34
                  ---------
         3.20     Product Warranties..........................................34
                  ------------------
         3.21     Certain Business Practices..................................34
                  --------------------------
         3.22     Interested Party Transactions...............................34
                  -----------------------------
         3.23     Board Approval..............................................35
                  --------------
         3.24     Vote Required...............................................35
                  -------------
         3.25     Company Rights Agreement....................................35
                  ------------------------
         3.26     Brokers.....................................................35
                  -------

                               TABLE OF CONTENTS
                                  (continued)

                                                                            Page
                                                                            ----

         3.27     Opinion of Financial Advisor................................36
                  ----------------------------

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE PARENT PARTIES...............36

         4.1      Organization and Qualification; Subsidiaries................36
                  --------------------------------------------
         4.2      Certificate of Incorporation and Bylaws.....................36
                  ---------------------------------------
         4.3      Capitalization..............................................36
                  --------------
         4.4      Authority Relative to this Agreement........................37
                  ------------------------------------
         4.5      No Conflict; Required Filings and Consents..................38
                  ------------------------------------------
         4.6      Compliance; Permits.........................................39
                  -------------------
         4.7      SEC Filings; Financial Statements...........................39
                  ---------------------------------
         4.8      Absence of Certain Changes or Events........................41
                  ------------------------------------
         4.9      Absence of Litigation.......................................41
                  ---------------------
         4.10     Taxes.......................................................41
                  -----
         4.11     Brokers.....................................................42
                  -------
         4.12     Intellectual Property.......................................42
                  ----------------------
         4.13     Insurance...................................................42
                  ---------

ARTICLE V CONDUCT PRIOR TO THE EFFECTIVE TIME.................................42

         5.1      Conduct of Business by Company..............................42
                  ------------------------------
         5.2      Conduct of Business of Parent...............................45
                  -----------------------------

ARTICLE VI ADDITIONAL AGREEMENTS..............................................46

         6.1      Confidentiality; Access to Information......................46
                  --------------------------------------
         6.2      No Solicitation.............................................47
                  ---------------
         6.3      Public Disclosure...........................................50
                  -----------------
         6.4      Reasonable Best Efforts; Notification.......................50
                  -------------------------------------
         6.5      Indemnification.............................................53
                  ---------------
         6.6      Company Affiliate Agreement.................................53
                  ---------------------------
         6.7      Regulatory Filings; Reasonable Best Efforts.................54
                  -------------------------------------------
         6.8      Company Stock Transfer Agreement............................54
                  --------------------------------
         6.9      Employee Stock Purchase Plan................................54
                  ----------------------------
         6.10     Company Options.............................................54
                  ---------------
         6.11     Employee Benefits...........................................56
                  -----------------
         6.12     Closing Date Balance Sheet..................................56
                  --------------------------

ARTICLE VII CONDITIONS TO THE MERGER..........................................56

         7.1      Conditions to Obligations of Each Party to Effect the Arrang56
                  ------------------------------------------------------------
         7.2      Additional Conditions to Obligations of Company.............58
                  -----------------------------------------------
         7.3      Additional Conditions to the Obligations of Parent Parties..58
                  ----------------------------------------------------------

                               TABLE OF CONTENTS
                                  (continued)

                                                                            Page
                                                                            ----

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER................................59

         8.1      Termination.................................................59
                  -----------
         8.2      Notice of Termination; Effect of Termination................61
                  --------------------------------------------
         8.3      Fees and Expenses...........................................61
                  -----------------
         8.4      Amendment...................................................62
                  ---------
         8.5      Extension; Waiver...........................................62
                  -----------------

ARTICLE IX GENERAL PROVISIONS.................................................63

         9.1      Non-Survival of Representations and Warranties..............63
                  ----------------------------------------------
         9.2      Notices.....................................................63
                  -------
         9.3      Counterparts................................................64
                  ------------
         9.4      Entire Agreement; Third Party Beneficiaries.................64
                  -------------------------------------------
         9.5      Severability................................................64
                  ------------
         9.6      Other Remedies; Specific Performance........................65
                  ------------------------------------
         9.7      Governing Law...............................................65
                  -------------
         9.8      English/French Language.....................................65
                  -----------------------
         9.9      No Personal Liability.......................................65
                  ---------------------
         9.10     Assignment..................................................66
                  ----------
         9.11     WAIVER OF JURY TRIAL........................................66
                  --------------------
         9.12     Attorneys' Fees.............................................66
                  ---------------
         9.13     Currency....................................................66
                  --------

                                INDEX OF EXHIBITS
                                -----------------


         Exhibit A         Form of Voting Agreement
         Exhibit B         Form of Company Resolution
         Exhibit C         Form of Plan of Arrangement
         Exhibit D         Form of Exchangeable Share Support Agreement
         Exhibit E         Form of Voting and Exchange Trust Agreement
         Exhibit F         Form of Affiliate Agreement

                              COMBINATION AGREEMENT

     This COMBINATION AGREEMENT is made and entered into as of April 12, 2004, among At Road, Inc., a Delaware corporation ("Parent"), Orion Exchangeco, Ltd., a corporation organized and existing under the Business Corporations Act (British Columbia) (together with its successors and assigns, "Exchangeco") and MDSI Mobile Data Solutions Inc., a corporation organized and existing under the federal laws of Canada ("Company").

                                    RECITALS
                                    --------

     A. Upon the terms and subject to the conditions of this Agreement (as defined in Section 1.1) and in accordance with the Canada Business Corporations Act (the "CBCA"), as now in effect and as it may be amended from time to time prior to the Effective Time (as defined in Section 1.1), Parent and Company intend to enter into a business combination transaction.

     B. The Board of Directors of Company (i) has determined that the Arrangement (as defined in Section 1.1) is fair to, and in the best interests of, Company and its shareholders, (ii) has approved this Agreement, the Arrangement and the other transactions contemplated by this Agreement and (iii) has determined to recommend that the shareholders of Company approve the Arrangement.

     C. The parties hereto intend that (i) the Arrangement will provide Company Shareholders (as defined in Section 1.1) who are residents of Canada for purposes of the ITA (as defined in Section 1.1) with the opportunity to dispose of their Company Common Shares (as defined in Section 1.1) and receive Exchangeable Shares (as defined in Section 1.1) on a tax-deferred or "roll-over" basis for Canadian income tax purposes and (ii) the transactions contemplated by this Agreement will constitute a taxable disposition of Company Common Shares (as defined in Section 1.1) for U.S. federal income tax purposes.

     D. As a condition and inducement to Parent's willingness to enter into this Agreement, certain shareholders of Company have, concurrently with the execution of this Agreement, executed and delivered a Voting Agreement in substantially the form attached hereto as Exhibit A (the "Voting Agreement").

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     1.1 Certain Definitions. The following terms shall have the following meanings:

     "1933 Act" means the United States Securities Act of 1933, as amended;

     "1934 Act" means the United States Securities Exchange Act of 1934, as amended;

     "Acquisition Agreement" has the meaning ascribed to it in Section 6.2(b);

     "Acquisition Proposal" means, other than the business combination transaction contemplated by this Agreement, any offer or proposal for a merger, amalgamation, arrangement, reorganization, share exchange, consolidation, recapitalization, liquidation, dissolution or other business combination involving Company or the acquisition or purchase of 15% or more of any class of equity securities of Company, or any take-over bid or tender offer (including issuer bids and self-tenders) or exchange offer that if consummated would result in any Person beneficially owning 15% or more of any class of any equity securities of Company, or any transaction involving the sale, lease, license or other disposition (by sale, merger or otherwise) of 15% or more of the book or market value of assets (including, without limitation, securities of any Subsidiary of Company) of Company and its Subsidiaries, taken as a whole;

     "Agreement" means this Combination Agreement, made and entered into as of April 12, 2004, among Parent, Exchangeco and Company, together with any amendments or supplements hereto;

     "Arrangement" means an arrangement under section 192 of the CBCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations thereto made in accordance with Section 8.4 hereof or Article 6 of the Plan of Arrangement or made at the direction of the Court in the Final Order;

     "Articles of Arrangement" means the articles of arrangement of Company in respect of the Arrangement, required by the CBCA to be sent to the Director after the Final Order is made;

     "Callco" means 3087761 Nova Scotia Company, an unlimited liability company organized and existing under the laws of Nova Scotia.

     "Canadian GAAP" has the meaning ascribed to it in Section 3.7(b);

     "Canadian   Securities   Regulatory   Authorities"   means  the  securities
commissions or similar regulatory authority in each of the provinces and territories of Canada;

     "CBCA" has the meaning ascribed to it in the Recitals hereto;

     "Claims" means claims, demands, actions, suits, proceedings, causes of action, assessments or reassessments, charges, arbitrations, complaints, grievances, judgments, debts, liabilities, expenses, costs, damages or losses, professional fees and all costs incurred in investigating or pursuing any of the foregoing or any proceeding relating to any of the foregoing;

     "Code" means the United States Internal Revenue Code of 1986, as amended;

     "Collective Agreements" means collective agreements and related documents including benefit agreements, letters of understanding, letters of intent and other written communications with bargaining agents or Trade Unions for the Employees or dependent contractors by which Company or any of its Subsidiaries is bound or which impose any obligations upon Company or any of its Subsidiaries or set out the understanding of the parties with respect to the meaning of any provisions of such collective agreements;

     "Company" has the meaning ascribed to such term in the introductory paragraph to this Agreement;

     "Company Acquisition" means any of the following transactions (other than the transactions contemplated by this Agreement), either as a single transaction or series of transactions: (i) a merger, amalgamation, arrangement, reorganization, share exchange, consolidation, recapitalization, liquidation, dissolution or other business combination involving Company, pursuant to which the shareholders of Company immediately preceding such transaction hold less than 50% of the aggregate equity interests in the surviving or resulting entity of such transaction, (ii) the acquisition or purchase of 50% or more of the equity securities of Company (including by way of tender offer or an exchange offer or issuance by Company) or the right to acquire such equity securities, or
(iii) the sale, lease, license or other disposition (by sale, merger or otherwise) of 50% or more of the market value of the assets (including, without limitation, securities of any Subsidiary of Company) of Company and its Subsidiaries, taken as a whole;

     "Company Adverse  Recommendation  Change" has the meaning ascribed to it in
Section 6.2(b);

     "Company Circular" means the notice of the Company Meeting to be sent to holders of Company Common Shares and the accompanying management information circular in connection with the Company Meeting, as amended;

     "Company Common Shares" means the common shares of Company, with no par value;

     "Company Documents" has the meaning ascribed to it in Section 3.7(a);

     "Company Financial Statements" has the meaning ascribed to it in Section 3.7(b);

     "Company   Intellectual   Property"  means  Company  Licensed  Intellectual
Property and Company Owned Intellectual Property;

     "Company Licensed Intellectual Property" means any and all Intellectual Property that is owned by any other Person and that is licensed to, used or distributed by Company or any of its Subsidiaries;

     "Company Meeting" means the special meeting of Company Shareholders, including any adjournment or postponement thereof, to be called and held in accordance with the Interim Order to consider the Arrangement and, if required, the waiver of the application of Section 3.1 of the Rights Agreement to the transactions contemplated by this Agreement, all in accordance with the terms of
Section 5.1(e) of the Rights Agreement;

     "Company Owned Intellectual Property" means any and all Intellectual Property owned (in whole or in part) by the Company or any of its Subsidiaries;

     "Company Property" has the meaning ascribed thereto in Section 3.16(a)(i);

     "Company Registered Intellectual Property" means all of the Registered Intellectual Property owned (in whole or in part) by, or filed in the name of, Company or any of its Subsidiaries;

     "Company Resolution" means the special resolution of the holders of Company Common Shares, to be in substantially the form and content of Exhibit B hereto;

     "Company   Shareholders"   means  the  holders  of  Company  Common  Shares
collectively;

     "Company Stock Options" has the meaning ascribed to it in Section 3.3(a);

     "Company Stock Option Plans" has the meaning ascribed to it in Section 3.3(a);

     "Competition Act" means the Competition Act (Canada), as amended;

     "Contract" has the meaning ascribed thereto in Section 3.1(c);

     "Court" means the Supreme Court of British Columbia;

     "Director" means the Director appointed pursuant to section 260 of the CBCA;

     "Dissent Rights" means the rights of dissent in respect of the Arrangement described in Section 3.1 of the Plan of Arrangement;

     "Effective   Time"  has  the  meaning  ascribed  thereto  in  the  Plan  of
Arrangement;

     "Employee Plan" means any employment, severance or similar contract or arrangement (whether or not written, but only if material) or any plan, policy, fund, program or contract or arrangement (whether or not written, funded or unfunded) providing for compensation, bonus, profit-sharing, stock option, or other stock related rights or other forms incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance or other benefits) that (A) is entered into, maintained, administered, contributed to or required to be contributed to, as the case may be, by Company or any of its Subsidiaries or ERISA Affiliates, (B) with respect to which the Company or any of its Subsidiaries has or may have any liability or obligation and (C) applies to two or more Employees of Company or any of its Subsidiaries;

     "Employees" means those individuals employed or retained by Company or any of its Subsidiaries on a full-time, part-time or temporary basis, including those employees on disability leave, parental leave or other absence;

     "Employment Contract" means any Contract, whether oral or written, relating to an Employee, including any communication or practice relating to an Employee which imposes any obligation on Company or any of its Subsidiaries;

     "Environmental   Laws"  has  the  meaning   ascribed   thereto  in  Section
3.16(a)(i);

     "ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended;

     "ERISA Affiliate" means any trade or business (whether or not incorporated) which is a member of a controlled group or which is under common control with Company within the meaning of Section 414 of the Code;

     "Exchangeable Share Support Agreement" means an agreement to be made between Parent and Exchangeco in substantially the form and content of Exhibit D hereto, with such changes thereto as the parties hereto, acting reasonably, may agree;

     "Exchangeable   Shares"  means  exchangeable   shares  in  the  capital  of
Exchangeco, having substantially the rights, privileges, restrictions and conditions set out in Appendix 1 to the Plan of Arrangement;

     "Exchangeco" has the meaning ascribed to such term in the introduction to this Agreement and shall be treated as a corporation for U.S. federal income tax purposes;

     "Final Order" means the final order of the Court approving the Arrangement as such order may be amended or varied at any time prior to the Effective Time or, if appealed, then unless such appeal is withdrawn or denied, as affirmed or as amended on appeal;

     "Form S-3" has the meaning ascribed thereto in Section 2.5(d);

     "Governmental Entity" has the meaning ascribed thereto in Section 3.5(b);

     "Hazardous Substance" means any pollutant, contaminant, waste of any nature, hazardous substance, hazardous material, toxic substance, dangerous substance or dangerous good as defined or identified in and regulated by any Environmental Law;

     "HSR Act" means the United States Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended;

     "ICA" means the Investment Canada Act (Canada), as amended, and the rules and regulations thereunder;

     "ITA" means the Income Tax Act (Canada), as amended;

     "Intellectual Property" means any or all of the following and all worldwide common law and statutory rights in, arising out of, or associated therewith: (i) patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, re-extensions, continuations and continuations-in-part thereof ("Patents"); (ii) inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, processes, procedures, technical data, manuals, records and customer lists, and all documentation relating to any of the foregoing; (iii) copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world ("Copyrights"); (iv) domain names, uniform resource locators ("URLs") and other names and locators associated with the Internet ("Domain Names"); (v) industrial designs or similar rights and any registrations and applications therefor; (vi) trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor ("Trademarks"); (vii) all databases and data collections and all rights therein; (viii) all moral and economic rights of authors and inventors, however denominated; and (ix) any similar or equivalent rights to any of the foregoing or any other intellectual property rights;

     "Interim Order" means the interim order of the Court, as the same may be amended in respect of the Arrangement, as contemplated by Section 2.2;

     "International Plan" means any Employee Plan that has been adopted or maintained by Company or its Subsidiaries principally for the benefit of Employees outside the United States;

     "Laws" means,  as to any  applicable  Person,  applicable  laws,  statutes, by-laws, rules, regulations, orders, ordinances, protocols, codes, treaties, policies, notices, directions and judicial, arbitral, administrative, ministerial or departmental judgments, awards or other requirements of any Governmental Entity having force of law and binding on such Person or any of its Subsidiaries;

     "Material Adverse Effect" means, with respect to any party, any change, event, circumstance or effect that is or would be reasonably expected to be materially adverse to the business, assets (including intangible assets), prospects, financial condition, or results of operations of such party taken as a whole with its Subsidiaries; provided, however, that a change in the trading price or the trading volume of such party's equity securities shall not be deemed in and of themselves, either alone or in combination, be deemed to constitute a Material Adverse Effect with respect to such party; provided, further, however, that a Material Adverse Effect shall not be deemed to have occurred as a result of the impact of any change in the business, assets (including intangible assets), prospects, financial condition, or results of operations of (a) the Company or any of its Subsidiaries arising out of or relating to any fact, event, circumstance or exception specifically disclosed in the Company Schedule, or (b) Parent Parties arising out of or relating to any fact, event, circumstance or exception specifically disclosed in the Parent Schedule;

     "Nasdaq" means The Nasdaq National Market or other market or exchange on which Parent Common Shares are traded;

     "Notice  of  Adverse  Recommendation"  has the  meaning  ascribed  to it in
Section 6.2(b);

     "Parent" has the meaning ascribed to such term in the introductory paragraph to this Agreement;

     "Parent Common Shares" means shares of common stock of Parent, with par value $0.0001 per share;

     "Parent Intellectual Property" means Parent Licensed Intellectual Property and Parent Owned Intellectual Property;

     "Parent  Licensed  Intellectual  Property"  means any and all  Intellectual
Property that is owned by any other Person and that is licensed to, used or distributed by, Parent or any of its Subsidiaries;

     "Parent Parties" means Parent and Exchangeco, collectively;

     "Parent Owned Intellectual Property" means any and all Intellectual Property owned (in whole or in part) by the Parent or any of its Subsidiaries;

     "Pension Plan" means each Employee Plan which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA;

     "Permitted  Encumbrances"  means (a)  encumbrances  and  liens  for  Taxes, governmental charges, assessments or levies, provided, that such Taxes, governmental charges, assessments or levies are not yet due or are being contested in good faith by appropriate proceedings; (b) deposits, encumbrances, liens or pledges to secure payments of workmen's compensation, public liability, unemployment and other similar insurance; (c) mechanics', workmen's, materialmen's, repairmen's, warehousemen's, vendors' or carriers' encumbrances, liens or other similar items arising in the ordinary course of business consistent with past practices and securing sums that are not past due or are being contested in good faith by appropriate proceedings; (d) restrictions on transfers of securities imposed by United States or Canadian federal, state, provincial or territorial securities laws; (e) encumbrances and liens granted by Company or any of its Subsidiaries to the Bank of Montreal pursuant to the General Security Agreement, dated October 1, 1998, between Company and the Bank of Montreal, or the transactions contemplated thereunder (provided, that the Bank of Montreal shall have consented to the transactions contemplated by this Agreement and shall have waived any defaults as a result thereof) and (f) other imperfections of title or encumbrances, if any, which imperfections of title or other encumbrances do not materially impair the use of the assets to which they relate in the business of Company and its Subsidiaries or Parent and its Subsidiaries, as applicable.

     "Person" means any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity;

     "Plan of Arrangement" means the plan of arrangement substantially in the form and content of Exhibit C hereto and any amendments or variations thereto made in accordance with Section 8.4 hereof or Article 6 of the Plan of Arrangement or made at the direction of the Court in the Final Order;

     "Registered Intellectual Property" means any and all worldwide: (i) patents, including applications therefor; (ii) registered trademarks, applications to register trademarks, including intent-to-use applications, or other registrations or applications related to trademarks; (iii) copyrights registrations and applications to register copyrights; (iv) registered mask works and applications to register mask works; and (v) any other intellectual property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, private, government or other legal authority at any time;

     "Regulatory Approvals" means those sanctions, rulings, consents, orders, exemptions, waivers, permits, agreements, certificates, authorizations and other approvals (including the lapse, without objection, of a prescribed time under a statute or regulation that states that a transaction may be implemented if a prescribed time lapses following the giving of notice without an objection being made) of Governmental Entities, the failure of which to be obtained would cause the consummation of the transactions contemplated hereby to be prohibited;

     "Rights Agreement" has the meaning ascribed thereto in Section 3.3(a);

     "Securities Act" means the Securities Act (British Columbia), as now in effect and as it may be amended from time to time prior to the Effective Time;

     "SEC" means the United States Securities and Exchange Commission;

     "Securities Laws" means the CBCA, the Securities Act, the Securities Act (Ontario), and the equivalent legislation in the other provinces of Canada, the 1933 Act, the 1934 Act, all as now enacted or as the same may from time to time be amended, re-enacted or replaced, and the applicable rules, national and local instruments, regulations, rulings, orders, forms and written policies made or promulgated under such statutes and the published policies of regulatory authorities administering such statutes, as well as the rules, regulations, by-laws and policies of the TSX and Nasdaq;

     "Shrinkwrap Software" means "off-the-shelf" computer software applications, other than Company Owned Intellectual Property, that are generally available to all interested purchasers and licensees on standard terms and conditions;

     "Special Voting Share" means the share of special voting stock of Parent as defined in the Voting and Exchange Trust Agreement;

     "Subsidiary" means, when used with reference to any party, any Person of which such party (either alone or through or together with any other Subsidiary) owns, directly or indirectly, fifty percent (50%) or more of the outstanding capital stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such Person;

     "Superior Proposal" means any offer or proposal for a merger, amalgamation, arrangement, reorganization, share exchange, consolidation, recapitalization, liquidation, dissolution or other business combination involving Company or the acquisition or purchase of 50% or more of any class of equity securities of Company, or any take-over bid or tender offer (including issuer bids and self-tenders) or exchange offer that if consummated would result in any Person beneficially owning 50% or more of any class of any equity securities of Company, or any transaction involving the sale, lease, license or other disposition (by sale, merger or otherwise) of 50% or more of the book or market value of assets (including, without limitation, securities of any Subsidiary of Company) of Company and its Subsidiaries, taken as a whole, which Company's Board of Directors reasonably believes in good faith, after consultation with the Company's financial advisor, (i) is superior from a financial point of view to Company's shareholders to the transactions contemplated by this Agreement and (ii) is reasonably capable of being consummated by the Person making such Acquisition Proposal (including, if applicable, obtaining any necessary financing), taking into account all legal, financial, regulatory and other aspects of such Acquisition Proposal;

     "Termination Date" has the meaning ascribed thereto in Section 8.1(b);

     "Termination Fee" has the meaning ascribed thereto in Section 8.3(b)(i);

     "to the knowledge of Company" or similar phrases mean that an executive officer of Company or any of its Subsidiaries has (a) actual knowledge of such fact or other matter or (b) implied knowledge. For this purpose, "implied knowledge" means such information that an executive officer of Company or any of its Subsidiaries serving in his office should be reasonably expected to have actual knowledge of in the course of supervising or operating and managing the business and affairs of Company or its Subsidiaries. For purposes of this definition, it is agreed that Erik Dysthe, Verne Pecho, Glenn Kumoi, Peter Hill Rankin, Neil McDonnell, Tommy Lee, Warren Cree, Ronald P. Toffolo, Simon Backer, Cy Tordiffe, Paul Lui and David Fischer constitute the only executive officers of Company.

     "Trade Union" means an organization of employees formed for the purposes that include the regulation of relations between employees and employers and includes a provincial, national or international trade union, a certified council of trade unions, a designated or certified employee bargaining agency, and any organization which has been declared a trade union pursuant to applicable provincial labor regulations legislation;

     "Triggering Event" means any of the following events (whether or not permitted by this Agreement): (i) the Board of Directors of Company or any committee thereof shall for any reason have withheld, withdrawn or shall have amended, modified or changed (including the taking of a position specified in Section 6.2(b)) in a manner adverse to Parent its recommendation in favor of, the adoption and approval of the Agreement or the approval of the transactions contemplated by this Agreement; (ii) the Board of Directors of Company or any committee thereof shall have approved or recommended any Acquisition Proposal;
(iii) the Board of Directors of Company shall have failed to re-affirm its recommendation in favor of the adoption and approval of this Agreement and the approval of the transactions contemplated by this Agreement promptly following the request of Parent to do so; (iv) Company shall have entered into any letter of intent or similar document or any agreement, contract or commitment accepting any Acquisition Proposal; (v) Company shall have breached its obligations under the terms of Section 6.2 hereof; or (vi) a tender or exchange offer relating to securities of Company shall have been commenced by a person unaffiliated with Parent and Company shall not have sent to its securityholders pursuant to Rule 14e-2 promulgated under the 1934 Act within ten (10) business days, or pursuant to section 99 of the Securities Act (Ontario) (and the equivalent provisions in other Canadian provincial securities acts), within ten (10) business days after such tender or exchange offer is first published, sent or given, a statement disclosing that Company recommends rejection of such tender or exchange offer;

     "Trustee" means a Canadian trust company to be chosen by Parent and Company to act as trustee under the Voting and Exchange Trust Agreement and any successor trustee appointed under the Voting and Exchange Trust Agreement;

     "TSX" means the Toronto Stock Exchange; and

     "Voting and Exchange Trust Agreement" means an agreement to be made between Parent, Exchangeco and the Trustee in substantially the form and content of Exhibit E hereto, with such changes thereto as the parties hereto, acting reasonably, may agree.

     1.2 Interpretation. When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Unless otherwise indicated the words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of such entity and all direct and indirect Subsidiaries of such entity. Reference to the Subsidiaries of an entity shall be deemed to include all direct and indirect Subsidiaries of such entity.


                                   ARTICLE II
                                 THE ARRANGEMENT

     2.1 Implementation Steps by Company. Company covenants in favor of the Parent Parties that Company shall:

          (a) subject to the terms of this Agreement and the preparation of a substantially complete version of the Company Circular, as soon as reasonably practicable, apply in a manner acceptable to the Parent Parties, acting reasonably, under Section 192 of the CBCA for the Interim Order;

          (b) subject to the terms of this Agreement and in accordance with the Interim Order, convene and hold the Company Meeting for the purpose of considering the Company Resolution and, if required, obtaining the waiver of the application of Section 3.1 of the Rights Agreement to the transactions contemplated by this Agreement, all in accordance with the terms of Section 5.1(e) of the Rights Agreement;

          (c) except as required for quorum purposes, not adjourn, postpone or cancel (or propose for adjournment, postponement or cancellation) the Company Meeting without the Parent Parties' prior written consent, except as required by Laws or the Company Shareholders;

          (d) subject to obtaining such approvals as are required by the Interim Order, proceed with and diligently pursue the application to the Court for the Final Order; and

          (e) subject to obtaining the Final Order and the satisfaction or waiver of the other conditions herein contained in favor of each party, send to the Director, for endorsement and filing by the Director, the Articles of Arrangement and such other documents as may be required in connection therewith under the CBCA to give effect to the Arrangement.

     2.2 Interim Order. The notice of motion for the application  referred to in
Section 2.1(a) shall request that the Interim Order provide:

          (a) for the class of Persons to whom notice is to be provided in respect of the Arrangement and the Company Meeting and for the manner in which such notice is to be provided;

          (b) that the requisite approval for the Company Resolution shall be 66 2/3% of the votes cast on the Company Resolution by holders of Company Common Shares and Company Stock Options, voting together as a class, present in person or by proxy at the Company Meeting (such that each holder of Company Common Shares is entitled to one vote for each Company Common Share held and such that each holder of Company Stock Options is entitled to one vote for each Company Common Share that such holder would have received on a valid exercise of such holder's Company Stock Options);

          (c)  that,  in  all  other  respects,  the  terms,   restrictions  and
conditions of the by-laws and articles of Company, including quorum requirements and all other matters, shall apply in respect of the Company Meeting;

          (d) for the grant of the Dissent Rights; and

          (e) for the notice requirements with respect to the presentation of the application to the Court for a Final Order.

     2.3 Articles of Arrangement. The Articles of Arrangement shall implement the Plan of Arrangement.

     2.4 Company Circular. As promptly as reasonably practicable after the execution and delivery of this Agreement, Company shall complete the Company Circular together with any other documents required by the Securities Laws or other applicable Laws in connection with the Arrangement, and, as promptly as practicable after the execution and delivery of this Agreement, Company shall, unless otherwise agreed by the parties, cause the Company Circular and other documentation required in connection with the Company Meeting to be sent to each Company Shareholder and holder of Company Stock Options and filed as required by the Interim Order and applicable Laws. Parent shall provide in a timely manner all information regarding itself and the transactions contemplated hereby required to be included in the Company Circular, including all financial statements required under applicable law. Subject to the terms of this Agreement and except to the extent that the Board of Directors of Company has changed its recommendation in accordance with the terms of this Agreement, the Company Circular will include the recommendation of the Board of Directors of Company in favor of approval of the Arrangement.

     2.5 Securities Compliance.
         ---------------------

          (a) Each of the Parent Parties shall use its reasonable best efforts to obtain all orders required from the applicable Canadian Securities Regulatory Authorities to permit (i) the issuance and first resale of the Exchangeable Shares and Parent Common Shares issued pursuant to the Arrangement, and (ii) the issuance and first resale of the Parent Common Shares to be issued from time to time upon exchange of the Exchangeable Shares without further qualification with or approval of or the filing of any document including any prospectus or similar document, or the taking of any proceeding with, or the obtaining of any further order, ruling or consent from, any Governmental Entity or regulatory authority under any Canadian federal, provincial or territorial securities laws or other Laws or pursuant to the rules and regulations of any regulatory authority administering such Laws, or the fulfillment of any other legal requirement in any such jurisdiction (other than, with respect to such first resales, any restrictions on transfer by reason of, among other things, a holder being a "control person" of Parent or Exchangeco for purposes of Securities Laws and other customary qualifications for such orders).

          (b) Each of Parent and Exchangeco shall use its reasonable best efforts to obtain the approval of the TSX for the listing of the Exchangeable Shares, if such listing is permitted under the rules of the TSX, such listings to be effective prior to or as of the Effective Time.

          (c) Parent shall use its reasonable best efforts to file with Nasdaq, if required, at or prior to the Effective Time, a Notification Form: Listing of Additional Shares for the listing of the Parent Common Shares to be issued in connection with the transactions contemplated by this Agreement, such listing to be effective prior to or as of the Effective Time.

          (d) As promptly as practicable after the date hereof, Parent shall file a registration statement on Form S-3 (or other applicable form) (the "Form S-3") in order to register under the 1933 Act the Parent Common Shares to be issued from time to time after the Effective Time upon exchange of the Exchangeable Shares and shall use its reasonable best efforts to cause the Form S-3 to become effective and to maintain the effectiveness of such registration for the period that such Exchangeable Shares remain outstanding; provided, however, that if the Parent shall receive a no-action letter from the SEC concluding that such a registration statement is not necessary for the issuance of such Parent Common Shares, then Parent's obligations under this subsection
(d) shall terminate.

     2.6 Preparation of Filings, etc.
         ----------------------------

          (a) Company shall use its reasonable best efforts to have the Company Circular cleared, if applicable, by any applicable Canadian Securities Regulatory Authority (including by way of exemption) and any other applicable Government Entity. Each of Parent and Company shall, as promptly as practicable after receipt thereof, provide the other parties copies of any written comments and advise the other party of any oral comments with respect to the Company Circular or the Form S-3, as the case may be, received from the SEC, the Canadian Securities Regulatory Authorities or any other Governmental Entity. The parties shall cooperate and provide the other with a reasonable opportunity to review and comment on any amendment or supplement to the Company Circular and the Form S-3 prior to filing such with the SEC, the Canadian Securities Regulatory Authorities and/or each other applicable Government Entity, and will provide each other with a copy of all such filings made. Each party will advise the other parties, promptly after it receives notice thereof, of the time when the Company Circular has been cleared by any applicable Canadian Securities Regulatory Authority (if applicable), the Form S-3 has become effective, the issuance of any stop order, the suspension of the qualification of any of the Parent Common Shares or the Exchangeable Shares for offering or sale in any jurisdiction, or any request by the SEC, the Canadian Securities Regulatory Authorities or any other Governmental Entity for amendment of the Company Circular or the Form S-3.

          (b) Each of Parent and Company shall furnish to the other all such information concerning it and its shareholders as may be required (and, in the case of its shareholders, available to it) for the effectuation of the actions described in Sections 2.1, 2.2, 2.4 and 2.5 and the foregoing provisions of this
Section 2.6, and each covenants that no information furnished by it (or, to its knowledge, with respect to information concerning its shareholders) in connection with such actions or otherwise in connection with the consummation of the transactions contemplated by this Agreement will contain any untrue statement of a material fact or omit to state a material fact required to be stated in any such document or necessary in order to make any information so furnished for use in any such document not misleading in the light of the circumstances in which it is furnished. Each of Parent and Company shall cooperate in the preparation of the Company Circular and shall cause the same to be distributed to shareholders of Company and/or filed with the relevant securities regulatory authorities and/or stock exchanges, as applicable.

          (c) Parent and Company shall each promptly notify each other if, at any time before the Effective Time, it becomes aware that the Company Circular, an application for an order or any other document described in Section 2.5 contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made, or that otherwise requires an amendment or supplement to the Company Circular or such application or other document. In any such event, each of Parent and Company shall cooperate in the preparation of a supplement or amendment to the Company Circular or such application or other document, as required and as the case may be, and, if required, shall cause the same to be distributed to shareholders of Company and/or filed with the relevant securities regulatory authorities and/or stock exchanges, as applicable.

          (d) Company shall use its reasonable best efforts to ensure that the Company Circular complies with all applicable Laws and, without limiting the generality of the foregoing, that the Company Circular does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made (other than with respect to any information relating to and provided by a Parent Party or any third party that is not an affiliate of Company) and Parent shall provide all information regarding it and the Parent Common Shares necessary to do so.

          (e) Parent shall use its reasonable best efforts to ensure that the Form S-3 complies with all applicable Laws and, without limiting the generality of the foregoing, that the Form S-3 does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made (other than with respect to any information relating to and provided by Company or any third party that is not an affiliate of Parent), and Company shall provide all information regarding it necessary to do so.

                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF COMPANY

     Company represents and warrants to the Parent Parties, subject to such exceptions as are specifically disclosed in writing in the disclosure letter supplied by Company to Parent dated as of the date hereof (the "Company Schedule") (it being acknowledged that disclosure with respect to any one Section of this Article III shall be deemed disclosure with respect to any other Section of this Article III if the applicability of such disclosure to the subject matter of such Section is clear on its face without reference to an independent document), as follows:

     3.1 Organization and Qualification; Subsidiaries.
         --------------------------------------------

          (a)  Each  of  Company  and its  Subsidiaries  is a  corporation  duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except where the failure to do so would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on Company. Each of Company and its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Approvals") necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on Company.

          (b) Company has no Subsidiaries except as identified in Section 3.1(b) of the Company Schedule. The name and jurisdiction of incorporation or organization for each Subsidiary of Company is set forth on Section 3.1(b) of the Company Schedule.

          (c) Neither Company nor any of its Subsidiaries has agreed nor is obligated to make nor is bound by any written, oral or other agreement, contract, subcontract or other arrangement (a "Contract") under which it may become obligated to acquire any equity interest or investment in, or make any capital contribution to, any Person (other than a wholly-owned Subsidiary of Company or a Subsidiary where solely the Company and nominee equityholders own shares of such Subsidiary as required by applicable Laws). Neither Company nor any of its Subsidiaries directly or indirectly owns any interest or investment (whether equity or debt), or has any rights to acquire any interest or investment in, any Person (other than a Subsidiary of Company).

          (d) Each of Company and its Subsidiaries is duly qualified or licensed as a foreign corporation to do business as a foreign corporation, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not be reasonably expected to have a Material Adverse Effect on Company.

     3.2 Articles of Incorporation and Bylaws. Company has previously furnished to Parent a complete and correct copy of (i) its Articles of Incorporation and Bylaws or other organizational documents as amended to date (together, the "Company Charter Documents") and (ii) the equivalent organizational documents of each of the Company's Subsidiaries as amended to date. Such Company Charter Documents and equivalent organizational documents of each of its Subsidiaries are in full force and effect. Company is not in violation of any of the provisions of the Company Charter Documents, and no Subsidiary of Company is in violation of its equivalent organizational documents.

     3.3 Capitalization.
         --------------

          (a) The authorized capital stock of Company consists of an unlimited number of Company Common Shares. At the close of business on April 8, 2004, (i) 8,226,279 Company Common Shares were issued and outstanding, all of which are validly issued, fully paid and nonassessable; (ii) options to purchase 1,175,087 Company Common Shares ("Company Stock Options") were issued and outstanding under Company's (A) 2000 Stock Option Plan, (B) 1999 Stock Option Plan, (C) 1998 Stock Option Plan, (D) 1997 Stock Option Plan, (E) 1996 Stock Option Plan, (F) 1995 Stock Option Plan and (G) 1998 Stock Option Plan for Connectria Corporation (formerly Catalyst Solutions Group, Inc.) (such stock option plans collectively, the "Company Stock Option Plans"); (iii) rights to purchase 12,168 Company Common Shares were issued and outstanding under the Company's 2002 Stock Purchase Plan; and (iv) an indeterminate number of Company Common Shares were reserved for issuance upon the exercise of the rights distributed to the holders of Company Common Shares pursuant to the Shareholder Rights Plan Agreement, dated as of December 17, 2003 (the "Rights Agreement"), between Company and Montreal Trust Company of Canada, as the Rights Agent thereunder. Section 3.3(a) of the Company Schedule sets forth the following information with respect to each Company Stock Option outstanding as of April 9, 2004: (i) the name of the optionee; (ii) the particular plan pursuant to which such Company Stock Option was granted; (iii) the number of Company Common Shares subject to such Company

Stock Option; (iv) the exercise price of such Company Stock Option; (v) the date on which such Company Stock Option was granted; (vi) the applicable vesting schedule; (vii) the date on which such Company Stock Option expires; (viii) whether the exercisability of such option will be accelerated in any way by the transactions contemplated by this Agreement (assuming the other relevant conditions to such acceleration have been satisfied) and indicates the extent of acceleration; and (ix) whether such Company Stock Option will be terminated upon the consummation of the Arrangement and the transactions contemplated thereby in accordance with Section 2.2(2) of the Plan of Arrangement. There are no outstanding promissory notes executed in favor of Company or any of its Subsidiaries in connection with the exercise of any Company Stock Options or the purchase of any other equity interest in Company. Company has delivered to Parent accurate and complete copies of all stock option plans pursuant to which Company has granted such Company Stock Options and the form of all stock option agreements evidencing such Company Stock Options. All Company Common Shares subject to issuance as aforesaid in accordance with the applicable stock option plan, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. All outstanding Company Common Shares, all outstanding Company Stock Options, and all outstanding shares of capital stock of each Subsidiary of Company have been issued and granted in compliance with all applicable Securities Laws and other applicable Laws.

          (b) All of the outstanding shares of capital stock or other ownership interests of Company's Subsidiaries which are held directly or indirectly by Company are validly issued, fully paid and non-assessable. Except for securities that Company owns free and clear of all liens, pledges, hypothecations, charges, mortgages, security interests, encumbrances, Claims, infringements, interferences, options, right of first refusals, preemptive rights, community property interests or restriction of any nature (including any restriction on the voting of any security or interest, any restriction on the transfer of any security or interest, or any restriction on the possession, exercise or transfer of any other attribute of ownership of any security or interest) directly or indirectly through one or more Subsidiaries, as of the date of this Agreement, there are no equity securities, partnership interests or similar ownership interests of any class of equity security of any Subsidiary of Company, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as set forth in Section 3.3(a) hereof, there are no subscriptions, options, warrants, equity securities, partnership interests, conversion privileges or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Company or any of its Subsidiaries is a party or by which it is bound obligating Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of Company or any of its Subsidiaries or obligating Company or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. There are no outstanding bonds, debentures, or other evidences of indebtedness of Company or any Subsidiary thereof having the right to vote (or that are convertible for or exercisable into securities having the right to vote) with the holders of Company Common Shares on any matter. As of the date of this Agreement, except as contemplated by this Agreement, the Rights Agreement and the Voting Agreement, there are no registration rights and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which Company or any of its Subsidiaries is a party or by which they are bound with respect to any equity security of any class of Company or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its Subsidiaries.

     3.4 Authority Relative to this Agreement. Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Company and the consummation by Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Company and no other corporate proceedings on the part of Company are necessary to authorize this Agreement, or to consummate the transactions so contemplated; other than with respect to the completion of the Arrangement, the approval of the holders of Company Common Shares and Company Stock Options as described in Article II. This Agreement has been duly and validly executed and delivered by Company and, assuming the due authorization, execution and delivery by Parent and Exchangeco, constitutes legal and binding obligations of Company, enforceable against Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally, (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought and (iii) the Currency Act (Canada) precludes a court in Canada from rendering judgment in any currency other than Canadian currency.

     3.5 No Conflict; Required Filings and Consents.
         ------------------------------------------

          (a) The execution and delivery of this Agreement by Company does not, and the performance of this Agreement by Company shall not, (i) conflict with or violate the Company Charter Documents or the equivalent organizational documents of any of Company's Subsidiaries, (ii) subject to obtaining the approval of holders of Company Common Shares and Company Stock Options as described in
Article II and compliance with the requirements set forth in Section 3.5(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Company or any of its Subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair Company's or any of its Subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Company or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Company or any of its Subsidiaries is a party or by which Company or any of its Subsidiaries or its or any of their respective properties are bound or affected, except in the case of clauses (ii) or (iii), to the extent such conflict, violation, breach, default, impairment or other effect would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Company, (iv) result in any payment becoming due to any director or officer of Company or any of its Subsidiaries or increase in any benefits otherwise payable under any Plan or (v) result in any material payment becoming due to any other employee of Company or any of its Subsidiaries or increase in any material benefits otherwise payable under any Plan.

          (b) The execution and delivery of this Agreement by Company does not, and the performance of this Agreement by Company shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency, tribunal, bureau, board, commission, public authority, governmental or regulatory authority, agency, ministry, crown corporation or other law, rule- or regulation-making entity, domestic or foreign, or any quasi-governmental body, self-regulatory organization or stock exchange, including without limitation, Nasdaq or the TSX (any of which, a "Governmental Entity") to be made or obtained by Company, except for pursuant to applicable requirements, if any, of the Securities Laws, U.S. state securities laws and of foreign Governmental Entities, the rules and regulations of Nasdaq or the TSX, any approvals required by the Interim Order, the Final Order, filings with the Director under the CBCA, and the Regulatory Approvals relating to Company.

     3.6 Compliance; Permits. Neither Company nor any of its Subsidiaries is in conflict with, or in default or violation of, (i) any Law, order, judgment or decree applicable to Company or any of its Subsidiaries or by which its or any of their respective properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Company or any of its Subsidiaries is a party or by which Company or any of its Subsidiaries or its or any of their respective properties is bound or affected; except in each case, for any conflicts, defaults or violations that (individually or in the aggregate) would not be reasonably expected to have a Material Adverse Effect on Company. To the knowledge of Company, no investigation or review by any Governmental Entity is pending or threatened against Company or its Subsidiaries.

     3.8 Reports; Financial Statements.
         -----------------------------

          (a) Company has furnished or made available to Parent true and complete copies of all forms, reports, schedules, prospectuses, circulars, statements and other documents (together with any amendments thereto) filed by it with any of the Canadian Securities Regulatory Authorities, the SEC, the TSX and Nasdaq since December 31, 1999 and any correspondence related thereto and, prior to the Effective Time, Company will have furnished or made available to Parent true and complete copies of any additional documents (or any amendments thereto) filed with any of the Canadian Securities Regulatory Authorities, the SEC, the TSX and Nasdaq by Company prior to the Effective Time and any correspondence related thereto (such forms, reports, schedules, prospectuses, circulars, statements and other documents, including any financial statements or other documents, including any schedules included therein, are referred to as the "Company Documents"). Company Documents, at the time filed (and if amended or superseded by a filing prior to the date of this Agreement then, on the date of such filing), (i) did not contain any misrepresentation (as defined in the Securities Act (British Columbia) or other Securities Laws), did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the requirements of applicable Securities Laws. Company has not filed any confidential material change report with the Canadian Securities Regulatory Authorities, the SEC or any other securities authority or regulator or any stock exchange or other self-regulatory authority which as of the date hereof remains confidential. None of Company's Subsidiaries is required to file any reports or other documents with any of the Canadian Securities Regulatory Authorities, the SEC, the TSX or Nasdaq.

          (b) The annual audited consolidated financial statements and the quarterly unaudited consolidated financial statements of Company, including the notes thereto, included in Company Documents (the "Company Financial Statements") complied as to form in all material respects with applicable accounting requirements in Canada and the U.S. and with the published rules and regulations of applicable Governmental Entities, the Canadian Securities Regulatory Authorities, the SEC, the TSX and Nasdaq with respect thereto as of their respective dates, and have been prepared in accordance with generally accepted accounting principles of Canada applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto) ("Canadian GAAP") and in accordance with generally accepted accounting principles of the U.S. applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto) ("US GAAP"). The Company Financial Statements present fairly, in all material respects, the consolidated financial position, results of operations and cash flows of Company and its Subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments and the absence of notes thereto) and reflect appropriate and adequate reserves in respect of contingent liabilities, if any, of Company and its Subsidiaries on a consolidated basis. There has been no change in Company's accounting policies, except as described in the notes to Company Financial Statements.

          (c) The books and records of Company and its Subsidiaries, in all material respects, (i) have been maintained in accordance with good business practices on a basis consistent with prior years, (ii) state in reasonable detail the material transactions and dispositions of the assets of Company and its Subsidiaries and (iii) accurately and fairly reflect the basis for the Company Financial Statements. Company has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that
(i) transactions are executed in accordance with management's general or specific authorization; and (ii) transactions are recorded as necessary (A) to permit preparation of consolidated financial statements in conformity with Canadian GAAP and US GAAP and (B) to maintain accountability of the assets of Company and its Subsidiaries.

          (d) Each Company Document containing financial statements that has been filed with or submitted to the SEC since July 31, 2002, was accompanied by the certifications required to be filed or submitted by Company's chief executive officer and chief financial officer pursuant to the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"); at the time of filing or submission of each such certification, such certification was true and accurate and complied with the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder; such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither the Company nor any of its officers has received notice from any Governmental Entity questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications.

          (e) To the knowledge of Company, no employee of Company or any Subsidiary has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any Laws or is or has been the subject of any investigation, litigation, suit or proceeding with respect to any criminal or civil matter. Neither Company nor any Subsidiary nor, to the knowledge of Company, any officer, employee, contractor, subcontractor or agent of Company or any such Subsidiary has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against an employee of Company or any Subsidiary in the terms and conditions of employment because of any act of such employee described in 18 U.S.C. ss. 1514A(a).

          (f) Company does not hold assets located in the United States (other than investment assets, voting or nonvoting securities of another person, and assets included pursuant to Section 801.40(d)(2) of the HSR Act) having a total value of over $50,000,000, and Company has not made aggregate sales in or into the United States of over $50,000,000 in its most recent fiscal year, all within the meaning of the HSR Act.

          (g) In accordance with Part IX of the Competition Act and with the Notifiable Transactions Regulations thereunder, Company does not carry on an operating business where (i) the aggregate value of the assets in Canada, determined as of such time and in such manner as may be prescribed, that are owned by Company or corporations controlled by Company, other than assets that are shares of any of those corporations, would exceed fifty million Canadian dollars (Cdn.$50,000,000), or (ii) the gross revenues from sales in or from Canada determined for such annual period and in such manner as may be prescribed, generated from the assets referred to in subparagraph (i) would exceed fifty million Canadian dollars (Cdn.$50,000,000). Company does not provide any of the services and does not engage in any of the activities of a business described in such section 14.1(5) of the ICA.

     3.9 No Undisclosed Liabilities. Neither Company nor any of its Subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) which are, individually or in the aggregate, material to the business, results of operations, assets or financial condition of Company and its Subsidiaries taken as a whole, except (i) liabilities set forth in Company's balance sheet as of December 31, 2003, (or the notes thereto), (ii) liabilities disclosed in any Company Document filed after December 31, 2003, and prior to the date of this Agreement, or (iii) liabilities incurred since December 31, 2003, in the ordinary course of business that would not have, individually or in the aggregate, a Material Adverse Effect on Company.

     3.10 Absence of Certain Changes or Events. Since December 31, 2003, there has not been (i) any event or circumstance which would be reasonably expected to have a Material Adverse Effect on Company, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Company's or any of any Subsidiaries'
capital stock, or any purchase, redemption or other acquisition by Company of any of Company's capital stock or any other securities of Company or any Subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases from employees following their termination pursuant to the terms of their pre-existing stock option or purchase agreements, (iii) any split, combination or reclassification of any of Company's or any Subsidiaries' capital stock, (iv) except for any grant or payment made with respect to non-executive employees of Company or any Subsidiary with a base annual compensation of less than $68,000 in the ordinary course of business, consistent with past practice, based on a normal compensation cycle, any granting by Company or any of its Subsidiaries of any increase in compensation or fringe benefits, or any payment by Company or any of its Subsidiaries of any bonus, or any granting by Company or any of its Subsidiaries of any increase in severance or termination pay, or any entry by Company or any of its Subsidiaries into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving Company of the nature contemplated hereby, (v) material change by Company in its accounting methods, principles or practices, or (vi) any revaluation by Company of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any material sale of assets of Company other than in the ordinary course of business.

     3.11 Absence of Litigation. (a) There is no claim, action, proceeding, litigation, investigation or inquiry that has been commenced or, to the knowledge of Company, threatened against Company or any Subsidiary before any
Governmental Entity which, if determined adversely to Company or such Subsidiary, would, individually or in the aggregate, be reasonably expected to have either a Material Adverse Effect on Company or to prevent or materially delay consummation of the Arrangement; (b) neither Company nor any Subsidiary, nor any of their respective assets and properties, is subject to any outstanding judgment, order, writ, injunction or decree that involves or may involve, or restricts or may restrict or requires or may require, an expenditure of a material amount of money as a condition to or a necessity for the right or ability of Company or a Subsidiary, as the case may be, to conduct its business in a manner in which it currently carries on such business that would be reasonably expected to (i) have, individually or in the aggregate, a Material Adverse Effect on Company or (ii) prevent or materially delay consummation of the Arrangement; and (c) neither Company nor any Subsidiary is subject to any pending or, to the knowledge of Company, threatened warranty, negligence, performance or other Claims or disputes or potential Claims or disputes in respect of products or services currently being delivered or previously delivered that would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Company.

     3.12 Employee Benefit Plans.
          ----------------------

          (a) Schedule 3.11/3.12 to this Agreement, a schedule which is separate from and not part of the Company Schedule (the "Benefits Schedule") identifies each material Employee Plan.

          (b) Except as set specifically forth in Section 3.11 of the Company Schedule,

               (i) Company has provided to Parent copies of the material Employee Plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof together with the annual reports for the past year (Form 5500 including, if applicable, Schedule B thereto) and, if applicable, the most recent actuarial valuation report prepared in connection with any such Employee Plan. The Company has also provided to Parent copies of all material financial statements and accounting statements and reports, and investment reports for the past year, all material communications to Employees (taken as a group) relating to any Employee Plan and any proposed Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company, and for the most recent plan years, if applicable, discrimination tests for each material Employee Plan.

               (ii) Neither Company, its Subsidiaries nor any ERISA Affiliate of Company or its Subsidiaries has (i) engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Section 4069 or 4212(c) of ERISA. Neither the Company or any ERISA Affiliate of Company currently maintains, sponsors, participates in or contributes to, or has in the past 6 years, maintained, sponsored, participated in or contributed to, a Pension Plan which is subject to Title IV of ERISA or Section 412 of the Code. There are no going concern unfunded actuarial liabilities, past service unfunded liabilities or solvency deficiencies respecting any of the Employee Plans.

               (iii) Each Employee  Plan that is intended to be qualified  under
Section 401(a) of the Code has received a favorable determination letter, or has pending or has time remaining in which to file, an application for such determination from the Internal Revenue Service, and Company or its Subsidiaries is not aware of any reason why such determination letter should be revoked or not be issued. Company has provided to Parent the most recent Internal Revenue Service determination letter issued with respect to each such Employee Plan. Each Employee Plan has been maintained in compliance with its terms and in compliance with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Employee Plan, except that would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. All employer or employee payments, contributions or premiums required to be remitted, paid to or in respect of each Employee Plan have been paid or remitted in accordance with its terms and all Laws, and no taxes, penalties or fees are owing under any Employee Plan. With respect to each Employee Plan subject to ERISA that is either an employee pension plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, Company has prepared in good faith and timely filed all requisite governmental reports (which were true and correct as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Employee Plan. No suit, administrative proceeding, action or other litigation has been brought, or to the best knowledge of Company is threatened, against or with respect to any such Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor. Except as disclosed in the Company Schedule, each material Employee Plan can be amended, terminated or otherwise discontinued after the Closing Date in accordance with its terms, and such actions will not, either alone or in the aggregate, be reasonably expected to have a Material Adverse Effect on Parent, Company or any Subsidiary.

               (iv) Since December 31, 2002, there have been no material increases or changes to, the benefits provided under any Employee Plan. Company does not have any plan or commitment (including any verbal indication or commitment made to any one or more employees of Company or any of its Subsidiaries or to the employees of Company or any of its Subsidiaries in general) to establish any new Employee Plan, to modify any Employee Plan (except to the extent required by the terms of any existing Employee Plan or by Law or to conform any such Employee Plan to the requirements of any Laws, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any new Employee Plan.

               (v) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise, whether due upon voluntary or involuntary termination or otherwise) becoming due to any employee, independent contractor or director of Company or any Subsidiary under any Employee Plan or otherwise, (ii) materially increase any benefits or material obligation pursuant to any Employee Plan,
(iii) trigger funding obligations under any Employee Plan, or (iv) result in the acceleration of the time of payment or vesting of any benefits for any employee, independent contractor or director of the Company or any Subsidiary. There is no agreement, plan, arrangement or other contract covering any current or former employee, independent contractor or director of the Company or any of its Subsidiaries that, considered individually or considered collectively with any other such agreements, plans, arrangements or other contracts, will, or would be reasonably expected to, give rise directly or indirectly to the payment of any amount that would be characterized as an "excess parachute payment" within the meaning of Sections 280G(b)(1), 404 or 162(m) of the Code. There is no contract, agreement, plan or arrangement to which Company or any of its Subsidiaries is a party or by which Company or any of its Subsidiaries is bound to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code. The Company Schedule attached hereto sets forth all Employment Contracts, severance agreements, gross-ups and option agreements, if any, for the 14 most highly compensated officers of Company (in terms of base compensation), true and correct copies of which have been provided to Parent. Neither the voluntary nor involuntary termination of any officer or employee of Company or any of its Subsidiaries following the Effective Time will result in any payment becoming due to any such employee or officer of Company or any such Subsidiary.

               (vi) There is no material action, suit, investigation, audit or proceeding pending against or involving or, to the knowledge of Company, threatened against or involving any Employee Plan before any court or arbitrator or any state, federal or local governmental body, agency or official (other than routine Claims for benefits).

               (vii) Neither Company nor any of its Subsidiaries has any material current or projected liability in respect of post-employment or post-retirement health or medical or life insurance benefits for retired, former or current employees of Company or its Subsidiaries, except as required to avoid excise tax under Section 4980B of the Code. With respect to each Employee Plan, Company and each of its Subsidiaries have complied with (i) the applicable health care continuation and notice provisions of the
Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the regulations thereunder or any similar applicable state law, (ii) the applicable requirements of the Health Insurance Portability Amendments Act ("HIPAA") and the regulations thereunder and (iii) the applicable requirements of the Family Medical Leave Act of 1993 and the regulations thereunder or any similar applicable state law, except to the extent that such failure to comply would not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

               (viii) At no time during the past six years has Company or its Subsidiaries or any ERISA Affiliate of Company or its Subsidiaries contributed to or been requested to contribute to any multiemployer plan, as defined in
Section 3(37) of ERISA or any plan described in Section 413(c) of the Code.

               (ix) Each International Plan of Company or its Subsidiaries has been maintained in material compliance with its terms and conditions and in material compliance with the requirements prescribed by any and all statutory or regulatory laws that are applicable to such International Plan, except that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on the Company. There has been no amendment to, written interpretation of or announcement (whether or not written) by Company or any of its Subsidiaries relating to, or change in employee participation or coverage under any International Plan that would increase materially the expense of maintaining such International Plan above the level of expense incurred in respect thereof for the end of the prior fiscal year.

     3.13 Labor Matters.
          -------------

          (a) There are no actions, suits, Claims, proceedings, labor disputes or grievances pending, or, to the knowledge of Company, threatened relating to any labor, health and safety, workers' compensation or discrimination matters involving any Employee, including without limitation, charges of unfair labor practices or discrimination complaints. Neither Company nor any of its Subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act or any foreign equivalent. Company and its Subsidiaries have not incurred any liability under, and have complied in all respects with, the Worker Adjustment Retraining Notification Act (the "WARN Act"), and no fact or event exists that could give rise to liability under the WARN Act.

          (b) No Trade Union, association of employees, certified association, council of trade unions, employee bargaining agency or affiliated bargaining agent, holds bargaining rights with respect to any employees of Company or its Subsidiaries by way of certification, interim certification, voluntary recognition, designation or successor rights.

          (c) Each of Company and its Subsidiaries is in compliance in all material respects with all applicable foreign, federal, state and local Laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees, and has withheld, reported and remitted all amounts required by law or by agreement to be withheld, reported and remitted with respect to wages, salaries and other payments to Employees.

          (d) The Benefits Schedule sets forth a complete list of the Collective Agreements and listed certifications or pending certifications with respect to Collective Agreements either directly or by operation of Law, with any Trade Union or association which may qualify as a Trade Union. Current and complete copies of all Collective Agreements have been made available to the Parent. There are no outstanding or, to the knowledge of the Company, threatened proceedings which could result in certification of a Trade Union as bargaining agent for any Employees of the Company or any of the Subsidiaries, not already covered by the Collective Agreements. To the knowledge of Company, there are no threatened or apparent union organizing activities involving Employees of the Company or any of the Subsidiaries not already covered by the Collective Agreements. Neither the Company nor any of the Subsidiaries is in material violation of any provision under any Collective Agreement. There is no strike or lock out occurring or, to the knowledge of the Company, threatened strike, lockout, or other work stoppage or slowdown, or other labor dispute affecting the Company or any of the Subsidiaries.

     3.14 Restrictions on Business Activities.
          -----------------------------------

     There is no agreement, commitment, judgment, injunction, order or decree binding upon Company or its Subsidiaries or to which Company or any of its Subsidiaries is a party which has or would be reasonably expected to have the effect of (a) prohibiting or impairing any business practice of Company or any of its Subsidiaries, (b) prohibiting or impairing any acquisition of property by Company or any of its Subsidiaries, (c) prohibiting or impairing the conduct of business by Company or any of its Subsidiaries as currently conducted or as currently planned to be conducted or (d) requiring Company or any of its Subsidiaries to conduct any portion of its business (including, but not limited to, the location of facilities, hiring of employees or the purchase, sale or distribution of their products) in a specified geographical location.

     3.15 Title to Property. Neither Company nor any of its Subsidiaries own or have title to any real property. Section 3.14 of the Company Schedule sets forth all leases, subleases or other occupancy agreements (the "Leases") for the real property leased or otherwise occupied by the Company and its Subsidiaries ("Leased Real Property"). The Leases afford Company and/or its Subsidiaries, as the case may be, peaceful and undisturbed possession of the Leased Real Property, except as would not be reasonably expected to have a Material Adverse Effect on Company. All Leases for the Leased Real Property are, to the knowledge of Company, in good standing, valid and effective in accordance with their respective terms. Except for breaches, violations or defaults which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on Company, neither Company nor any of its Subsidiaries, nor to Company's knowledge any other party to any such lease or other occupancy agreement, is in breach, violation or default under, and neither Company nor any of its Subsidiaries has received written notice that it has breached, violated or defaulted under, any of the material terms or conditions of any such lease or other occupancy agreement to which Company or any of its Subsidiaries is a party or by which it is bound in such a manner as would permit any other party to cancel or terminate any such lease or other occupancy agreement, or would permit any other party to seek damages or other remedies.

     3.16 Taxes.
          -----

          (a) Definition of Taxes. "Tax" and "Taxes" means, with respect to any Person, all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits), capital taxes, gross receipts taxes, environmental taxes, sales taxes, use taxes, ad valorem taxes, value added taxes, transfer taxes, franchise taxes, license taxes, withholding taxes or other withholding obligations, payroll taxes, employment taxes, Canada Pension Plan premiums, excise taxes, severance, social security premiums, workers' compensation premiums, unemployment insurance or compensation premiums, stamp taxes, occupation taxes, premium taxes, property taxes, windfall profits taxes, alternative or add-on minimum taxes, goods and services taxes, customs duties or other governmental charges, duties or imposts of any kind whatsoever, together with (i) any interest, penalties, additions to tax or additional amounts with respect to the foregoing that are imposed on such Person or for which such Person is responsible and (ii) any liability of such Person arising under provisions of applicable Laws, or under indemnification, tax sharing or other agreements or arrangements, for any taxes, interest, penalties, additions to tax or additional amounts with respect to any other Person (including any predecessor or transferor entity). "Tax Returns" means all returns, declarations, reports, information returns and statements (including estimated returns and statements) pertaining to any Taxes.

          (b) Tax Returns and Audits.
              ----------------------

               (i) All material Tax Returns required to be filed by or on behalf of Company or any of its Subsidiaries were filed with the applicable Governmental Entity when due (including any applicable extension periods) in accordance with all applicable Laws and were correct and complete in all material respects.

               (ii) Company and each of its Subsidiaries have timely paid, or withheld and remitted to the appropriate taxing authority, all material Taxes due and payable, or required to be withheld, by any of them under any applicable Law.

               (iii) The charges, accruals and reserves for material amounts of Taxes with respect to Company and its Subsidiaries reflected on the Company Financial Statements of Company and its Subsidiaries (whether or not due and whether or not shown on any Return but excluding any provision for deferred income Taxes) are adequate to cover such Taxes, other than any liability for unpaid Taxes that may have accrued since the date of such Company Financial Statements in connection with the operation of its business in the ordinary course.

               (iv) There is no material claim (including under any indemnification or Tax-sharing agreement), audit, action, suit, proceeding, investigation, inquiry or request for information or cooperation by any Governmental Entity or party to a Tax-sharing agreement now pending or threatened against or in respect of any Tax or "tax asset" of Company or any of its Subsidiaries. Neither Company nor any of its Subsidiaries has executed any unexpired waiver of any statute of limitations on or extension of any period for the assessment of collection of any Tax. For purposes of this Section 3.15, the term "tax asset" shall include any net operating loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction or any other credit or Tax attribute which could reduce Taxes.

               (v) There are no liens for Taxes upon the assets of Company or its Subsidiaries except for liens for current Taxes not yet due.

               (vi) To the knowledge of Company, neither Company nor any of its Subsidiaries is party to or has any obligation under any tax sharing, tax indemnity or tax allocation agreement or arrangement that could result in any material Tax liability for Company or any of its Subsidiaries.

               (vii) To the knowledge of Company, the consummation of the transactions contemplated hereby will not in and of themselves (i) cause any Tax to become payable by the Company or any of its Subsidiaries or (ii) have any adverse effect on the continued validity and effectiveness of any material Tax exemption, Tax holiday or other Tax reduction agreement or order applying to the Company or any of its Subsidiaries.

               (viii) Parent has been furnished by Company with true and complete copies of (i) income tax audit reports, statements of deficiencies, closing or other agreements received by or on behalf of the Company or any of its Subsidiaries relating to material amounts of Taxes for the periods commencing on or after January 1, 1998 or any prior periods for which the applicable statutes of limitations for imposition of Taxes may be open as a result of Company or a Subsidiary having entered into an agreement to extent the statute of limitations, (ii) all material income tax Returns of Company and its Subsidiaries for all Tax periods commencing on or after January 1, 1998, and
(iii) any correspondence to or from any Governmental Entity with respect to all material amounts of Taxes for periods commencing on or after January 1, 1998 or any prior periods for which the applicable statutes of limitations for imposition of Taxes may be open as a result of Company or a Subsidiary having entered into an agreement to extend the statute of limitations. The Company has not entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a material nondeductible expense pursuant to Section 280G of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code.

     3.17 Environmental Matters.
          ---------------------

          (a) Except as would not be reasonably expected to result, individually or in the aggregate, in a Material Adverse Effect on Company:

               (i) No Hazardous Substance has been discharged, disposed of, dumped, pumped, deposited, spilled, leaked, emitted or released (or otherwise exists in the soil or groundwater) at, on, under or from any property now or previously owned, leased or operated by Company or any of its Subsidiaries ("Company Property") in such manner or quantity that exceeds remediation criteria or standards under Environmental Law or otherwise as would require remediation (either by the Company or its Subsidiaries, or for which Company or Subsidiaries would otherwise be liable) under Environmental Laws. With respect to Company Properties located in Canada, there are no liabilities for Claims or for clean-up or related control obligations of the

Company or any of its Subsidiaries arising out of the presence of any Hazardous Substance in excess of the criteria specified in the Contaminated Sites Regulations (British Columbia) promulgated under the Waste Management Act
(British Columbia). There are no liabilities of Company or any of its Subsidiaries (A) arising out of any Environmental Law or any agreement with a third party and (B) relating to the presence of Hazardous Substances at, on, under or about any property other than a Company Property. For the purposes of this Agreement, "Environmental Laws" shall mean all applicable and enforceable international, provincial, federal, state and local laws, legislation, statutes, regulations, orders, directives, treaties, codes, rules, guidelines and ordinances binding on Company or any of its Subsidiaries and relating to the environment or exposure to Hazardous Substances, including the U.S. Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the U.S. Resource Conservation and Recovery Act of 1976, the U.S. Federal Water Pollution Control Act, the U.S. Clean Air Act, the U.S. Hazardous Materials Transportation Act, the Occupational Safety and Health Act (to the extent relating to exposure to Hazardous Substances), and similar applicable foreign environmental laws.

               (ii) The operations of Company and each of its Subsidiaries are in compliance with the terms of applicable Environmental Laws.

               (iii) Company and its Subsidiaries currently hold all environmental approvals, certificates, authorizations, agreements, permits, licenses, certificates, clearances and consents (the "Company Environmental Permits") necessary for the conduct of Company's and its Subsidiaries' business and all such Company Environmental Permits are valid and in full force and effect and Company and its Subsidiaries have complied, in all material respects, with all terms and conditions of such Company Environmental Permits.

               (iv) No order, investigation, evaluation, Claim, notice of violation, proceeding, revocation proceeding, amendment procedure, writ or injunction is pending, and to Company's knowledge, no action, proceeding, revocation proceeding, amendment procedure, writ or injunction has been threatened by any Governmental Entity or third party against Company or any of its Subsidiaries in a writing delivered to Company or any of its Subsidiaries concerning any Company Environmental Permit or alleged violation by Company or any of its Subsidiaries of any Environmental Law.

               (v) No individual has been exposed to any Hazardous Substance existing at or originating from any Company Property in a manner that would be reasonably likely to result in liability to the Company or any of its Subsidiaries.

          (b) All material environmental studies, internal reports created for senior management or Company's board of directors or any committee thereof, assessments, audits and other environmental analyses that relate to the current or prior business of Company or any of its Subsidiaries (in each case in the possession or control of the Company or any of its Subsidiaries) have been delivered or made available to the Parent or its authorized representatives.

     3.18 Intellectual Property.
          ---------------------

          (a) Section 3.17(a) of the Company Schedule accurately identifies all Company Registered Intellectual Property and all unregistered trademarks currently used by Company or any Subsidiary, indicating for each item thereof the beneficial owner thereof and, if different, the record owner thereof, the applicable registration, issuance or other identifying number and the date of registration, issuance or filing, as applicable. In the case of any Company Registered Intellectual Property in which a person other than the Company or any Subsidiary holds any ownership interest or right, including but not limited to a right to exploit any Company Registered Intellectual Property that is in the form of a copyright registration, Section 3.17(a) of the Company Schedule identifies such person and accurately describes the extent of such interest.

          (b) Section 3.17(b) of the Company Schedule accurately (i) identifies all Company Licensed Intellectual Property (A) that is incorporated in products of the Company or any Subsidiary provided to customers or provided to customers in connection with products or services of the Company or any Subsidiary; (B) is "resold" or sublicensed to customers by the Company or any Subsidiary; (C) that is used by Company or any Subsidiary as a development tool, excluding Shrinkwrap Software, or (D) is material to the business of Company or any Subsidiary and is not covered under (A), (B) or (C); and (ii) identifies the license or other agreement or understanding pursuant to which such Company Licensed Intellectual Property is being licensed to or used by Company or any Subsidiary (each, a "License-In Agreement"). The rights licensed under each License-In Agreement shall be exercisable by Company, Parent or any subsidiary of Parent on and after the consummation of the Amalgamation to the same extent and at the same cost as Company or such Subsidiary, as applicable, prior to the consummation of the Amalgamation and no party granting such rights has given formal written notice to Company or, to Company's knowledge, threatened, that it intends to terminate such License-In Agreement prior to the expiration thereof in accordance with its terms or not extend or renew or allow Company or any Subsidiary to extend or renew such License-In Agreement.

          (c) Except for the agreements set forth in Section 3.17(c)(i) of the Company Schedule, which subject the Company Intellectual Property to security interests obtained in the ordinary course of business, (i) Company or one of its Subsidiaries is the exclusive owner of the entire right, title and interest in and to each item of the Company Owned Intellectual Property, including without limitation all Company Registered Intellectual Property identified in Section 3.17(a) of the Company Schedule, free and clear of any mortgages, pledges, liens, security interests, conditional and installment sale agreements, encumbrances, charges or other Claims of third parties of any kind, including, without limitation, any easement, right of way or other encumbrance to title, or any option, right of first refusal, or right of first offer, (ii) each item of Company Registered Intellectual Property is subsisting, valid, enforceable or pending, and has not been adjudged invalid or unenforceable in whole or in part,
(iii) to Company's knowledge, (A) Company has the right to enforce the Company Owned Intellectual Property against third parties to the extent enforcement is available under law, and (B) to the knowledge of the Company, each item of the Company Licensed Intellectual Property that is in the form of Registered Intellectual Property is subsisting, valid, enforceable or pending, and has not been adjudged invalid or unenforceable in whole or in part. Except for applications listed as "abandoned" in Section 3.17(a) of the Company Schedule, neither Company nor any of its Subsidiaries has done, or failed to do, any act or thing which may, after the

Effective Time, prejudice the validity or enforceability of any Company Owned Intellectual Property. Except as set forth in Subsection 3.17(c)(iii) of the Company Schedule, to the knowledge of Company, no actions have been threatened against Company or any of its Subsidiaries seeking to restrict Company's or any such Subsidiary's use of the Company Intellectual Property or impair the validity or enforceability of the Company Intellectual Property. Except as set forth in Subsection 3.17(c)(iii) of the Company Schedule, no Company Owned Intellectual Property, and to the knowledge of Company, no Company Licensed
Intellectual Property, is subject to any outstanding consent, settlement, decree, order, injunction, judgment or ruling restricting the use of such Intellectual Property or that would impair the validity or enforceability of such Intellectual Property. Neither Company nor any of its Subsidiaries is obligated to make any payment to any person in connection with the manufacture, use, sale, importation, distribution, display, modification or other exploitation of any Company Owned Intellectual Property or any of the products or services of Company or any such Subsidiary. Company or one of its Subsidiaries, as applicable, is free to make, use, modify, copy, distribute, sell, license, import, export and otherwise exploit all Company Owned Intellectual Property on an exclusive basis subject to any nonexclusive (w) end-user licenses granted to customers; (x) distribution rights granted to resellers or distributors in the ordinary course of business; (y) nondisclosure or confidentiality agreements pursuant to which any person has been granted access to Company Owned Intellectual Property but not the right to exploit such Company Owned Intellectual Property; or (z) partner agreements based on Company's standard form of partner agreement. Company or one of its
Subsidiaries,  as  applicable,  is  free  to  use,  manufacture,  sell,  import,
distribute,   display   modify  or  otherwise   exploit  the  Company   Licensed
Intellectual Property, including but not limited to all development tools, library functions, compilers and other third party software that are required to operate or modify the products of Company or any such Subsidiary, in the ordinary course of its business as presently conducted pursuant to and subject only to the terms of the License-In Agreements. No current or former employee, officer, director, shareholder, consultant or independent contractor of Company or any of its Subsidiaries has any valid right, claim or interest in or with respect to any Company Intellectual Property which would impair or which could give rise to the impairment of the use, distribution, license or other exploitation of the Company Intellectual Property by Company or any such Subsidiary.

          (d) Company Owned Intellectual Property set forth in Section 3.17(a) of the Company Schedule and Company Licensed Intellectual Property set forth in
Section 3.17(b) of the Company Schedule includes all of the Intellectual Property used in the conduct of the business of Company and its Subsidiaries as currently conducted and as currently expected by Company to be conducted, including, without limitation, in respect of all products and services of Company and its Subsidiaries.

          (e) Company and each of its Subsidiaries have taken reasonable measures and precautions necessary to protect, preserve and maintain the confidentiality and secrecy of all trade secrets and other confidential information used in the business of Company and such Subsidiaries and otherwise to maintain and protect the value of all Company Owned Intellectual Property. Neither Company nor any of its Subsidiaries has disclosed or delivered or permitted to be disclosed or delivered to any person, and no person (other than employees or consultants of Company and its Subsidiaries which need such information in the course of their employment) has access to or has any rights with respect to, trade secrets and other confidential information used in the business of Company or any such Subsidiary, the source code or any portion or aspect of the source code used in the business of Company or any such Subsidiary, or any proprietary information or algorithm contained in any source code of any software used in the business of Company or any such Subsidiary that comprises Company Owned Intellectual Property, other than instances where such trade secrets, confidential information and source code has been disclosed subject to an agreement with any person pursuant to which such person is required to maintain the confidentiality thereof. Without limiting the generality of the foregoing, except as set forth in Section 3.17(e) of the Company Schedule, Company has, and since its initial incorporation has had, a policy of requiring each employee of Company or any such Subsidiary, and each independent contractor, who is involved in, or who contributes to, the creation or development of any of the products of Company or any such Subsidiary or Intellectual Property to execute and deliver an agreement, substantially similar to the forms of agreement delivered by Company to Parent, assigning to Company full right, title and interest in and to what they create or develop in the scope of their employment or assignment, as applicable. Company complies, and during the time period referenced above has complied, with such policy. No event has occurred, and no circumstance or condition exists, that with or without notice or lapse of time will, or would be reasonably expected to, result in the disclosure or delivery to any person of source code, or any portion or aspect of source code, currently maintained in escrow.

          (f) (i) The use of the Company Owned Intellectual Property and the operation of the business of Company and its Subsidiaries as currently conducted and as currently anticipated to be conducted, does not infringe, misappropriate, violate, dilute or constitute the unauthorized use of any Intellectual Property of any third party and, except as set forth in Section 3.17(f) of the Company Schedule, neither Company nor any such Subsidiary has received any notice or claim either oral or written asserting or suggesting that any such infringement, misappropriation, violation, dilution or unauthorized use is or may be occurring or has or may have occurred. No Action is pending or, to Company's knowledge, threatened, nor is there any pending claim or demand, which challenges the ownership, legality, validity, enforceability, use, exploitation or modification by Company or any of its Subsidiaries of such Company Owned Intellectual Property. No Company Owned Intellectual Property and to the knowledge of Company, no Company Licensed Intellectual Property, is subject to any outstanding order, judgment, decree, or stipulation restricting the use thereof by Company or any of its Subsidiaries or, in the case of any Intellectual Property licensed to others, restricting the sale, transfer, assignment or licensing thereof by Company or such Subsidiary to any person.

               (ii) To Company's knowledge, the use of the Company Licensed Intellectual Property does not infringe, misappropriate, violate, dilute or constitute the unauthorized use of any Intellectual Property of any third party.

               (iii) Company has the right to grant the licenses it grants in the course of its business.

               (iv) Company has the right to conduct its business as it is currently conducted.

          (g) No trademark included in the Company Registered Intellectual Property is now involved in any opposition or cancellation proceeding and no trademark that is currently used by Company has been involved in any opposition or cancellation proceeding. No patent or patent application included in the Company Registered Intellectual Property is now involved in any interference, reissue or reexamination proceeding.

          (h) To the knowledge of Company, no person is infringing or misappropriating any Company Owned Intellectual Property in any respect or making any unlawful use of any products of the Company or any of its Subsidiaries. Neither Company nor any of its Subsidiaries has initiated and is maintaining before a court or in an arbitration proceeding Claims against other persons for infringement by such persons of Company Owned Intellectual Property (including Claims for past infringement of Intellectual Property). Except as listed in Section 3.17(h) of the Company Schedule, neither Company nor any of its Subsidiaries has, during the twelve (12) month period prior to the date hereof, threatened in a writing sent by Company's legal department or outside counsel to initiate such proceeding.

          (i) No Company Owned Intellectual Property and, to Company's knowledge, no Company Licensed Intellectual Property, incorporated into or used in conjunction with any product, system, program or software module that is or was used in (or that relates to) the assets of Company or any of its Subsidiaries, including but not limited to the products of Company and any such Subsidiary, contains any "back door," "time bomb," "Trojan horse," "worm," "drop dead device," "virus" or other software routines or hardware components designed to permit unauthorized access or to disable or erase software, hardware or data or otherwise adversely impact the operation of the Company Owned Intellectual Property or Company Licensed Intellectual Property or other software programs or operating systems without the consent of the user. Company has obtained all approvals necessary for exporting the products of Company and its Subsidiaries outside the United States and importing Company's products into any country in which Company's products are now sold or licensed for use, and all such export and import approvals in the United States and throughout the world are valid, current, outstanding and in full force and effect.

          (j) None of the products of Company or any of its Subsidiaries is, in whole or in part, subject to the provisions of any open source or other source code license agreement that (i) requires the distribution of source code in connection with the distribution of the licensed software in object code form other than a source code escrow agreement entered into in the ordinary course of business; (ii) prohibits or limits Company or any such Subsidiary from charging a fee or receiving consideration in connection with sublicensing or distributing such licensed software (whether in source code or object code form); or (iii) allows a customer or requires that a customer have the right to decompile, disassemble or otherwise reverse engineer the software by its terms and not by operation of law.

          (k) The consummation of the Arrangement will not result in Parent being bound by any non-compete or other restrictions on the operations of any business of Parent or the granting by Parent of any rights or licenses to any Company Intellectual Property to a third party (including, without limitation, a covenant not to sue).

          (l) Except as listed in Subsection 3.17(l) of the Company Schedule, each of Company and its Subsidiaries has a policy requiring each employee and independent contractor to execute a proprietary information/confidentiality agreement substantially in the form provided to Parent and each such employee and independent contractor, whether currently or formerly employed by Company or any such Subsidiary, has signed a proprietary information/confidentiality agreement.

     3.19 Agreements,  Contracts and Commitments. Except as set forth in Section
3.18 of the Company Schedule, neither Company nor any of its Subsidiaries is a party to or is bound by:

          (a) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

          (b) any agreement, contract or commitment (i) containing noncompetition restrictions or any other covenant limiting in any respect the right of Company or any of its Subsidiaries or, upon consummation of the Arrangement, Parent and its Subsidiaries, to engage in any line of business or to compete with any Person, including any geographic limitations, (ii) granting any exclusive distribution rights, (iii) with any of the Company's twenty (20) largest customers or any other Person who is not a customer, granting "most favored customer" pricing to any other Person, or (iv) requiring the Company or any of its Subsidiaries to implement any plan or policy with respect to employee hiring practices, affirmative action policies, employee demographics or similar requirements (the "Affirmative Action Plans");

          (c) any agreement, contract or commitment currently in force relating to the disposition or acquisition by Company or any of its Subsidiaries after the date of this Agreement of a material amount of assets (other than the sale or purchase of goods or services in the ordinary course of business or pursuant to a customer contract) or pursuant to which Company or any of its Subsidiaries has any material ownership interest in any corporation, partnership, joint venture or other business enterprise other than Company's Subsidiaries, in each case, with a value exceeding $150,000;

          (d) (i) any dealer, distributor, re-seller, partner, value added re-seller, original equipment manufacturer, joint marketing or development agreement currently in force under which Company or any of its Subsidiaries has continuing material obligations to jointly market, re-sell or purchase for re-sale any product, technology or service with a value exceeding $150,000 or
(ii) any material agreement pursuant to which Company or any of its Subsidiaries have continuing material obligations to jointly develop any intellectual property that will not be owned, in whole or in part, by Company or any of its Subsidiaries, in each case, which may not be canceled without penalty upon notice of ninety (90) days or less;

          (e) any material mortgages, indentures, guarantees, loans or credit agreements, security agreements or other material agreements or instruments relating to the borrowing of money or extension of credit;

          (f) any other agreement, contract or commitment not subject to Sections 3.18(a), (b), (c), (d) or (e) that has an annual commitment of $150,000 or more by Company or its Subsidiaries (other than with respect to the sale or purchase of goods or services in the ordinary course of business).

     Neither Company nor any of its Subsidiaries, nor to Company's knowledge any other party to a Company Contract (as defined below), is in breach, violation or default under, or has delayed in the performance required under, and neither Company nor any of its Subsidiaries has received written notice that it has breached, violated or defaulted under, any of the material terms or conditions of, any of the agreements, contracts or commitments to which Company or any of its Subsidiaries is a party or by which it is bound that are required to be disclosed in the Company Schedule (any such agreement, contract or commitment, a "Company Contract") in such a manner as would permit any other party to cancel or terminate any such Company Contract, or would permit any other party to seek material damages or other remedies (for any or all of such breaches, violations or defaults, in the aggregate). During the last 24 months, neither Company nor any Subsidiary has received any written notices of termination or written threats of termination from any of the 15 largest suppliers or the 15 largest customers of Company and its Subsidiaries, taken as a whole. The Company and each of its Subsidiaries has implemented all Affirmative Action Plans in accordance with the provisions of each agreement, contract or commitment identified on the Company Schedule pursuant to Section 3.18(b)(iv) of this Agreement.

     3.20 Insurance. Company maintains insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of Company and its Subsidiaries (collectively, the "Insurance Policies") which are of the type and in amounts which it believes are reasonably appropriate to conduct its business and are in amounts sufficient to meet the requirements under the terms of the Leases and the Company Contracts. To Company's knowledge, there is no material claim by Company or any of its Subsidiaries pending under any of the material Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds.

     3.21 Product Warranties. There are no written product warranties or guarantees other than those set forth in Company's customer contracts, true, complete and accurate copies of which have been delivered or made available to Parent.

     3.22 Certain Business Practices. None of Company, any Subsidiary or, to Company's knowledge, any directors or officers, agents or employees of Company or any Subsidiary, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iii) made any payment in the nature of criminal bribery.

     3.23 Interested Party Transactions. No director, officer or other affiliate of Company has or has had, directly or indirectly, (i) an economic interest in any person that has furnished or sold, or furnishes or sells, services or products in an aggregate amount of more than $60,000 per annum that

Company or any  Subsidiary  furnishes or sells,  or proposes to furnish or sell;
(ii) an economic interest in any person that purchases from or sells or furnishes to, Company or any Subsidiary, any goods or services in an aggregate amount of more than $60,000 per annum; (iii) a beneficial interest in any Company Contract in an aggregate amount of more than $60,000 per annum; or (iv) any material contractual or other arrangement with Company or any Subsidiary; provided, however, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "economic interest in any person" for purposes of this Section 3.22. Company has not, since July 30, 2002, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form or a personal loan to any director or officer of Company.

     3.24 Board Approval. The board of directors of Company has, as of the date of this Agreement unanimously (i) approved this Agreement and the transactions contemplated hereby, (ii) determined that the transactions contemplated by this Agreement are in the best interests of Company and its shareholders and are on terms that are fair to such shareholders, (iii) determined to recommend that the shareholders of Company vote in favor of the Arrangement, (iv) defer the "Separation Time" under the Rights Agreement until after the Effective Date and
(v) suspend or terminate the 2002 Employee Stock Purchase Plan effective as of the date hereof.

     3.25 Vote Required. Subject to any requirement of the Interim Order, the affirmative vote of holders of the outstanding Company Common Shares and holders of Company Stock Options, voting together as a class, as described in Section 2.2(b) is the only vote of the holders of any class or series of Company's capital stock or other securities necessary to approve this Agreement and the transactions contemplated hereby.

     3.26 Company Rights Agreement. Company has (A) taken all necessary action under the Rights Agreement to ensure that the execution and delivery of this Agreement and the Voting Agreement, and (B) taken all necessary action under the Rights Agreement to ensure that the consummation of the transactions contemplated hereby and thereby, do not and will not on or prior to the Effective Date (i) result in the ability of any Person to exercise any "Rights" (as defined in the Rights Agreement) under the Rights Agreement; (ii) enable or require the Rights to separate from the Company Common Shares to which they are attached or to be triggered or become exercisable; or (iii) enable Company to exchange any Rights pursuant to Section 3.2 of the Rights Agreement or otherwise. No "Separation Time" (as such term is defined in the Rights Agreement) has occurred or will occur on or prior to the Effective Date as a result of the execution or delivery of this Agreement or the Voting Agreement. True, correct and complete copies of the Rights Agreement, and all amendments thereto, have previously been delivered or made available to Parent.

     3.27 Brokers. Except pursuant to engagement letters with each of Bear, Stearns & Co. Inc. and RBC Dominion Securities Inc., a copy of which has been provided to Parent, Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders fees or agent's commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     3.28 Opinion of Financial Advisor. The board of directors of Company has received an opinion on the date hereof from each of Company's financial advisors, Bear, Stearns & Co. Inc. and RBC Dominion Securities Inc., that, as of the date hereof, the consideration under the Arrangement is fair, from a financial point of view, to the shareholders of Company. A written copy of such opinion shall be delivered to Parent as soon as practicable following the date hereof.

                                   ARTICLE IV
              REPRESENTATIONS AND WARRANTIES OF THE PARENT PARTIES

     The Parent Parties jointly and severally represent and warrant to Company, subject to such exceptions as are specifically disclosed in writing in the disclosure letter supplied by the Parent Parties to Company dated as of the date hereof (the "Parent Schedule") (it being acknowledged that disclosure with respect to any one Section of this Article IV shall be deemed disclosure with respect to any other Section of this Article IV if the applicability of such disclosure to the subject matter of such Section is clear on its face without reference to an independent document), as follows:

     4.1 Organization and Qualification; Subsidiaries. Each of Parent and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except where the failure to do so would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on Parent. Each of Parent and its Subsidiaries is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on Parent. Each of Parent and its Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on Parent.

     4.2 Certificate of Incorporation and Bylaws. Parent has previously furnished to Company complete and correct copies of its Certificate of
Incorporation and Bylaws as amended to date (together the "Parent Charter Documents"). Such Parent Charter Documents and equivalent organizational documents of each of its Subsidiaries are in full force and effect. Parent is not in violation of any of the provisions of the Parent Charter Documents, and no Subsidiary of Parent is in violation of any of its equivalent organizational documents.

     4.3 Capitalization.
         --------------

          (a) The authorized capital stock of Parent consists of (i) 250,000,000 Parent Common Shares, and (ii) 10,000,000 shares of Preferred Stock, par value $0.0001 per share ("Parent Preferred Stock"). At the close of business on April 8, 2004, (i) 53,879,907 Parent Common Shares were issued and outstanding, and
(ii) outstanding options ("Parent Options") to
purchase 7,384,907 Parent Common Shares were issued and outstanding. As of the date hereof, no shares of Parent Preferred Stock were issued or outstanding. The authorized capital stock of Exchangeco consists of an unlimited number of common shares, one of which, as of the date hereof, is issued and outstanding. All of the outstanding shares of Parent's and Exchangeco's respective capital stock have been duly authorized and validly issued and are fully paid and nonassessable and not subject to preemptive rights created by any Parent Charter Document. All Parent Common Shares subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall, and the Parent Common Shares to be issued pursuant to the Arrangement will be, duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock (other than directors' qualifying shares) of each of Parent's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and all such shares (other than directors' qualifying shares) are owned by Parent or another Subsidiary free and clear of all security interests, liens, Claims, pledges, agreements, limitations in Parent's voting rights, charges or other encumbrances of any nature whatsoever.

          (b) The Exchangeable Shares to be issued at the Effective Time in connection with the Arrangement will be duly and validly issued by Exchangeco and fully paid and non-assessable.

          (c) The Parent Common Shares to be issued pursuant to the Arrangement or upon the exchange from time to time of the Exchangeable Shares will, in all cases, be duly and validly issued by Parent, fully paid and non-assessable and free of preemptive rights, encumbrances, charges and liens on their respective dates of issue.

     4.4 Authority Relative to this Agreement.
         ------------------------------------

          (a) Each of Parent and Exchangeco has all necessary corporate power and authority to execute and deliver this Agreement, the Exchangeable Share Support Agreement and the Voting and Exchange Trust Agreement to which it is a party and to perform its obligations hereunder and thereunder and, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by Parent and Exchangeco and the consummation by Parent and Exchangeco of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Exchangeco, and no other corporate proceedings on the part of Parent or Exchangeco are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Parent and Exchangeco and, assuming the due authorization, execution and delivery by Company, constitutes a legal and binding obligation of Parent and Exchangeco, enforceable against Parent and Exchangeco in accordance with its respective terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally, (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought and (iii) the Currency Act (Canada) precludes a court in Canada from rendering judgment in any currency other than Canadian currency.

(b) The  execution and delivery of the  Exchangeable  Share
Support Agreement and the Voting and Exchange Trust Agreement by Parent, Callco and Exchangeco, to the extent it is a party, when executed, and the consummation by Parent, Callco and Exchangeco of the transactions contemplated thereby will have been duly and validly authorized by all necessary corporate action on the part of Parent, Callco and Exchangeco, and no other corporate proceedings on the part of Parent, Callco or Exchangeco will be necessary to authorize the Exchangeable Share Support Agreement and the Voting and Exchange Trust Agreement or to consummate the transactions contemplated thereby. The Exchangeable Share Support Agreement and the Voting and Exchange Trust Agreement, when executed and delivered, shall have been duly and validly executed and delivered by Parent, Callco and Exchangeco and, assuming the due authorization, execution and delivery of the counterparties thereto, shall constitute legal and binding obligations of Parent, Callco and Exchangeco, enforceable against Parent, Callco and Exchangeco in accordance with their respective terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally, (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought and (iii) the Currency Act (Canada) precludes a court in Canada from rendering judgment in any currency other than Canadian currency.

     4.5 No Conflict; Required Filings and Consents.
         ------------------------------------------

          (a) The execution and delivery of this Agreement, and when executed and delivered, the Exchangeable Share Support Agreement and the Voting and Exchange Trust Agreement by Parent and Exchangeco do not, and the performance of this Agreement, the Exchangeable Share Support Agreement and the Voting and Exchange Trust Agreement by Parent and Exchangeco shall not, (i) conflict with or violate the Parent Charter Documents or equivalent organizational documents of Parent or any of Parent's Subsidiaries, (ii) subject to compliance with the requirements set forth in Section 4.5(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or any of its Subsidiaries or by which it or their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Parent's or any such Subsidiary's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Parent or any of its Subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries or its or any of their respective properties are bound or affected, except in the case of clauses (ii) or (iii), to the extent such conflict, violation, breach, default, impairment or other effect would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

          (b) The execution and delivery of this Agreement, and when executed and delivered, the Exchangeable Share Support Agreement and the Voting and Exchange Trust Agreement by Parent and Exchangeco do not, and the performance of this Agreement, the Exchangeable Share

Support Agreement and the Voting and Exchange Trust Agreement by Parent and Exchangeco shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity to be made or obtained by Parent or Exchangeco, except pursuant to applicable requirements, if any, of the Securities Laws, including without limitation, exemption orders from the Canadian Securities Regulatory Authorities from the registration and prospectus requirements with respect to the Arrangement and the Exchangeable Share structure, and the requirements of the U.S. state securities laws and the pre-merger notification requirements of foreign Governmental Entities, the rules and regulations of Nasdaq, any approvals required by the Interim Order, the Final Order, filings with the Director under the CBCA, and the Regulatory Approvals relating to Parent.

     4.6 Compliance; Permits. Neither Parent nor any of its Subsidiaries is in conflict with, or in default or violation of, (i) any Law (including, without limitation, Environmental Laws), order, judgment or decree applicable to Parent or any of its Subsidiaries or by which its or any of their respective properties is bound or affected, or (ii) any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries or its or any of their respective properties is bound or affected; except, in each case, for any conflicts, defaults or violations that individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect on Parent. To the knowledge of the Parent, as of the date hereof no investigation or review by any Governmental Entity is pending or threatened against Parent or its Subsidiaries.

     4.7 SEC Filings; Financial Statements.
         ---------------------------------

          (a) Parent has furnished or made available to Company true and complete copies of all forms, reports, schedules, prospectuses, circulars, statements and other documents (together with any amendments thereto) filed by it with any of the SEC and Nasdaq since September 28, 2000 and any correspondence related thereto and, prior to the Effective Time, Parent will have furnished or made available to Company true and complete copies of any additional documents (or any amendments thereto) filed with any of the SEC and Nasdaq by Parent prior to the Effective Time and any correspondence related thereto (such forms, reports, schedules, prospectuses, circulars, statements and other documents, including any financial statements or other documents, including any schedules included therein, are referred to as the "Parent Documents"). Parent Documents, at the time filed (and if amended or superseded by a filing prior to the date of this Agreement then, on the date of such filing), (i) did not contain any misrepresentation (as defined in the 1933 Act), did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the requirements of applicable Securities Laws. Parent has not filed any confidential material change report with the SEC or any other securities authority or regulator or any stock exchange or other self-regulatory authority which as of the date hereof remains confidential. None of Parent's Subsidiaries is required to file any reports or other documents with any of the SEC or Nasdaq.

          (b) The annual audited consolidated financial statements and the quarterly unaudited consolidated financial statements of Parent, including the notes thereto, included in Parent Documents (the "Parent Financial Statements") complied as to form in all material respects with applicable accounting requirements in the U.S. and with the published rules and regulations of applicable Governmental Entities, the SEC and Nasdaq with respect thereto as of their respective dates, and have been prepared in accordance with US GAAP. The Parent Financial Statements present fairly, in all material respects, the consolidated financial position, results of operations and cash flows of Parent and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments and the absence of notes thereto) and reflect appropriate and adequate reserves in respect of contingent liabilities, if any, of Parent and its subsidiaries on a consolidated basis. There has been no change in Parent's accounting policies, except as described in the notes to Parent Financial Statements.

          (c) The books and records of Parent and its Subsidiaries, in all material respects, (i) have been maintained in accordance with good business practices on a basis consistent with prior years, (ii) state in reasonable detail the material transactions and dispositions of the assets of Parent and its subsidiaries and (iii) accurately and fairly reflect the basis for the Parent Financial Statements. Parent has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that
(i) transactions are executed in accordance with management's general or specific authorization; and (ii) transactions are recorded as necessary (A) to permit preparation of consolidated financial statements in conformity with US GAAP and (B) to maintain accountability of the assets of Parent and its subsidiaries.

          (d) Each Parent Document containing financial statements that has been filed with or submitted to the SEC since July 31, 2002, was accompanied by the certifications required to be filed or submitted by Parent's chief executive officer and chief financial officer pursuant to the Sarbanes-Oxley Act; at the time of filing or submission of each such certification, such certification was true and accurate and complied with the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder; such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither the Parent nor any of its officers has received notice from any Governmental Entity questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications.

          (e) To the knowledge of Parent, no employee of Parent or any of its Subsidiaries has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any Laws or is or has been the subject of any investigation, litigation, suit or proceeding with respect to any criminal or civil matter. Neither Parent nor any Subsidiary of Parent nor any officer, employee, contractor, subcontractor or agent of Parent or any such Subsidiary has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against an employee of Parent or such Subsidiary in the terms and conditions of employment because of any act of such employee described in 18 U.S.C. ss. 1514A(a).

     4.8 Absence of Certain Changes or Events. Since December 31, 2003, there has not been (i) any event or circumstance which would be reasonably expected to have a Material Adverse Effect on Parent, (ii) any split, combination or reclassification of any of Parent's or any material Subsidiaries' capital stock, or (iii) any material change by Parent in its accounting methods, principles or practices, except as required by concurrent changes in US GAAP or applicable Law.

     4.9 Absence of Litigation. (a) There is no claim, action, proceeding, litigation, investigation or inquiry that has been commenced or, to the knowledge of Parent, threatened against Parent or any Subsidiary before any Governmental Entity which, if determined adversely to Parent or such Subsidiary, would, individually or in the aggregate, be reasonably expected to have either a Material Adverse Effect on Parent or to prevent or materially delay consummation of the Arrangement; (b) neither Parent nor any Subsidiary, nor any of their respective assets and properties, is subject to any outstanding judgment, order, writ, injunction or decree that involves or may involve, or restricts or may restrict or requires or may require, an expenditure of a material amount of money as a condition to or a necessity for the right or ability of Parent or a Subsidiary, as the case may be, to conduct its business in a manner in which it currently carries on such business that would be reasonably expected to (i) have, individually or in the aggregate, a Material Adverse Effect on Parent or
(ii) prevent or materially delay consummation of the Arrangement; and (c) neither Parent nor any Subsidiary is subject to any pending or, to the knowledge of Parent, threatened warranty, negligence, performance or other Claims or disputes or potential Claims or disputes in respect of products or services currently being delivered or previously delivered that would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

     4.10 Taxes.
          -----

          (a) All material Returns required to be filed with any taxing authority by or on behalf of Parent or any of its Subsidiaries were filed when due (including any applicable extension periods) in accordance with all applicable Laws and were correct and complete in all material respects.

          (b) Parent and each of its Subsidiaries have timely paid, or withheld and remitted to the appropriate taxing authority, all material Taxes due and payable, or required to be withheld, by any of them under any applicable Law.

          (c) The charges, accruals and reserves for material amounts of Taxes with respect to Parent and its Subsidiaries reflected on the Parent Financial Statements of Parent and its Subsidiaries (whether or not due and whether or not shown on any Return but excluding any provision for deferred income Taxes) are adequate to cover such Taxes, other than any liability for unpaid Taxes that may have accrued since the date of such Parent Financial Statements in connection with the operation of its business in the ordinary course or unpaid Taxes that are not material in amount.

          (d) There is no material claim (including under any indemnification or Tax-sharing agreement), audit, action, suit, proceeding, investigation, inquiry or request for information or cooperation by any Governmental Entity or party to a Tax-sharing agreement now pending or threatened against or in respect of any Tax of Parent or any of its Subsidiaries.

          (e) To the knowledge of Parent, the consummation of the transactions contemplated hereby will not in and of themselves for Canadian Tax purposes (i) cause any Tax to become payable by the Parent or any of its Subsidiaries or (ii) have any adverse effect on the continued validity and effectiveness of any material Tax exemption, Tax holiday or other Tax reduction agreement or order applying to Parent or any of its Subsidiaries.

     4.11 Brokers. Except pursuant to an engagement letter with Piper Jaffray & Co., Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders fees or agent's commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     4.12 Intellectual Property.
          ---------------------

          (a) Parent or one of its Subsidiaries owns and has good title to, or has license sufficient for the conduct of its business as currently conducted, each material item of Parent Intellectual Property used in connection with the conduct of its business as currently conducted free and clear of any lien or encumbrance, other than a Permitted Encumbrance and licenses and related restrictions).

          (b) Parent and each of its Subsidiaries have taken reasonable measures and precautions necessary to protect, preserve and maintain the confidentiality and secrecy of all trade secrets and other confidential information used in the business of Parent and such Subsidiaries and otherwise to maintain and protect the value of all Parent Owned Intellectual Property.

          (c) Parent has the right to grant the licenses it grants in the course of its business.

     Insurance. Parent maintains Insurance Policies which are of the type and in amounts which it believes are reasonably appropriate to conduct its business. To Parent's knowledge, there is no material claim by Parent or any of its Subsidiaries pending under any of the material Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds.

                                   ARTICLE V
                       CONDUCT PRIOR TO THE EFFECTIVE TIME

     5.1 Conduct of Business by Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Company and each of its Subsidiaries shall, except to the extent that Parent shall otherwise consent in writing or as otherwise contemplated by this Agreement, carry on its business, in the ordinary course, consistent with past practice and in compliance in all material respects with applicable Laws, pay or perform its material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization, (ii) keep available the services of its present officers, employees and consultants and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has significant business dealings.

     In addition, except as provided in Section 5.1 of the Company Schedule, without the prior written consent of Parent, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Company shall not do any of the following and shall not permit its Subsidiaries to do any of the following:

          (a) Waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans, except that may otherwise be required pursuant to agreements existing on the date hereof and identified on the Company Schedule;

          (b) (i) Hire or make any offers to hire any new employees or consultants, or (ii) grant any severance or termination pay to any officer or employee except (A) as required by applicable Law, or (B) pursuant to written agreements outstanding, or policies existing, on the date hereof and set forth on the Company Schedule, or (iii) adopt any new severance plan, or (iv) amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof, in each case without the express written consent of Parent, which shall not be unreasonably withheld;

          (c) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

          (d) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of Company or its Subsidiaries, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

          (e) Issue, deliver, sell, authorize, pledge or otherwise encumber or propose any of the foregoing with respect to, any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than the issuance of Company Common Shares pursuant to the exercise of stock options outstanding as of the date of this Agreement and the issuance of Company Common Shares pursuant to Company's 2002 Stock Purchase Plan;

          (f) Cause, permit or propose any amendments to Company Charter Documents (or similar governing instruments of any of its Subsidiaries), except as may otherwise be contemplated by this Agreement;

          (g) Reorganize, amalgamate or merge Company or any Subsidiary with any other Person (other than pursuant to this Agreement);

          (h) Acquire or agree to acquire by merging, amalgamating, reorganizing or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or agree to enter into any joint ventures, strategic partnerships or alliances;

          (i) (i) Sell, lease, license, encumber or otherwise dispose of any properties or assets (other than the sale or purchase of goods or services in the ordinary course of business consistent with past practices), except for the sale, lease or disposition (other than through the non-exclusive license of the Company's products to customers in the ordinary course of business consistent with past practices) of property or assets which are not material, individually or in the aggregate, to the business of Company and its Subsidiaries; (ii) sell, license, transfer, encumber or otherwise dispose of any Intellectual Property other than sales of its products in object code format only and without a source code escrow and other non-exclusive licenses in object code format only and without a source code escrow that are in the ordinary course of business consistent with past practice; or (iii) grant "most favored nation" pricing to any Person;

          (j) Make any loan, advance or capital contribution to, or investment in, any other Person, or purchase any equity interest in, or any securities of, any Person, other than (i) by Company or any of its Subsidiaries to or in Company or any of its Subsidiaries or (ii) with respect to Persons other than officers and directors of Company, in the ordinary course of business consistent with past practice;

          (k) Incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Company, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing, in each case without the express written consent of Parent, which consent shall not be unreasonably withheld;

          (l) Except as required by Law or the terms of any existing Employee Plan or other agreement, adopt, amend or enter into any employee benefit plan, policy or arrangement, any employee stock purchase or employee stock option plan, or enter into any Employment Contract or Collective Agreement, pay any special bonus or special remuneration to any director, officer, employee or consultant, or materially increase the salaries or compensation wage rates or fringe benefits (including rights to severance, termination pay or indemnification) of its directors, officers, employees or consultants or make any loan or provide any other financial assistance to such persons;

          (m) (i) Pay, discharge, settle or satisfy any Claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or litigation (whether or not commenced prior to the date of this Agreement) other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, or liabilities recognized or disclosed in the most recent consolidated financial statements (or the notes thereto) of Company included in Company Documents or incurred since the date of such financial statements in the ordinary course of business consistent with past practice, or (ii) waive the benefits of, agree to modify in any manner, terminate, release any person from or fail to enforce any material confidentiality or similar agreement to which Company or any of its Subsidiaries is a party or of which Company or any of its Subsidiaries is a beneficiary;

          (n) Modify, amend or terminate any material contract or agreement to which Company or any Subsidiary is a party or waive, delay the exercise of, release or assign any material rights or Claims thereunder, in each case without the express written consent of Parent, which consent shall not be unreasonably withheld;

          (o) Except as required by Canadian GAAP or US GAAP, revalue any of its assets or make any change in accounting methods, principles or practices;

          (p) Commence or settle any material litigation, or any litigation related to the transactions contemplated hereby;

          (q) Make any tax election or any tax accounting method change that is reasonably likely to adversely affect in any material respect the Tax liability or Tax attributes of Company or any of its Subsidiaries, settle or compromise any material Tax liability, or consent to any extension or waiver of any limitation period with respect to Taxes;

          (r) Except for expenses incurred in contemplation or furtherance of this Agreement and identified on the letter delivered to Parent by Company on the date hereof, enter into any contract, agreement or obligation which may not be canceled without penalty by Company or its Subsidiaries upon notice of 30 days or less or which provide for payments by or to Company or its Subsidiaries in an amount in excess of $100,000 individually or $250,000 in the aggregate, over the term of such contracts, agreements or obligations, except as incurred in the ordinary course of business or pursuant to customer contracts;

          (s) Fail to make in a timely manner any filings with (i) the SEC required under the 1933 Act or 1934 Act or the rules and regulations promulgated thereunder, (ii) the Canadian Securities Regulatory Authorities, (iii) the TSX or (iv) Nasdaq; or

          (t) Agree in writing or otherwise to take any of the actions described in Section 5.1 (a) through (s) above.

     5.2 Conduct of Business of Parent
         -----------------------------

     During the period form the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms of the Effective Time, Parent and each of its Subsidiaries shall, except to the extent that Company shall otherwise consent in writing, carry on its business, in the ordinary course, consistent with past practice and in compliance in all material respects with applicable Laws, pay or perform its material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to
(i) preserve intact its present business organization, (ii) keep available the services of its present officers, employees and consultants and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has significant business dealings.

     In addition, without the prior written consent of Company, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Parent shall not to any of the following and shall not permit its Subsidiaries to do any of the following:

          (a) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

          (b) Except as required by US GAAP, revalue any of its assets or make any change in accounting methods, principles or practices;

          (c) Fail to make in a timely manner any filings with (i) the SEC required under the 1933 Act or 1934 Act or the rules and regulations promulgated thereunder, or (ii) Nasdaq; or

          (d) Agree in writing or otherwise to take any of the actions described in Section 5.2(a) through (c) above.

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

     6.1 Confidentiality; Access to Information.
         --------------------------------------

          (a) Confidentiality. The parties acknowledge that Company and Parent have previously executed a Mutual Non-Disclosure Agreement, dated as of June 17, 2002 (the "Confidentiality Agreement"), which Confidentiality Agreement will continue in full force and effect in accordance with its terms.

          (b) Access to Information. Company will (and will cause each of its Subsidiaries to) afford Parent and its accountants, counsel and other representatives reasonable access during normal business hours to its properties, books, records, contracts and personnel during the period prior to the Effective Time to obtain all information concerning its business, including the status of product development efforts, properties, results of operations and personnel, as may be reasonably requested, including access to the properties and personnel for the purpose of conducting an environmental audit or assessment that may include the need to obtain samples or conduct intrusive testing in instances where Parent reasonably believes such work is necessary to identify the presence or absence of Hazardous Material; provided, however, that such intrusive testing shall be subject to the consent of the Company (which consent shall not be unreasonably withheld) and shall be subject to such conditions as the Company shall reasonably impose (such as requiring the presence of a Company representative for all such activities, the provision of split samples to the Company and the minimization of interference with any ongoing operations at a Company Property). Company will provide, and will cause its Subsidiaries and will use its reasonable best efforts to cause its and their respective officers, employees, advisers and representatives to provide Parent reasonable access to the employees of Company and its Subsidiaries for purposes of discussing continuing employments arrangement following the Effective Time. Further, Parent will have the authority, cooperation and consent of Company and its Subsidiaries to contact, on a no-names basis, Governmental Entities having jurisdiction over environmental matters in order to discuss issues known to such regulators that relate to the properties. In addition, Company shall permit Parent and its accountants, counsel and other representatives to meet with the Chief Financial Officer and other employees or representatives of Company and its Subsidiaries responsible for the Financial Statements, the internal controls of Company and each Subsidiary and the disclosure controls and procedures of Company and each Subsidiary to discuss such matters as Parent may deem reasonably necessary or appropriate for Parent to satisfy its obligations under Sections 302 and 906 of the Sarbanes-Oxley Act and any rules and regulations relating thereto. No information or knowledge obtained by Parent in any investigation pursuant to this Section 6.1 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Arrangement. Parent will hold any information obtained pursuant to this Section 6.1(b) in confidence in accordance with, and otherwise subject to, the provisions of the Confidentiality Agreement.

          (c) Change in Tax Law. If a change in tax law is enacted and becomes effective on a date which is on or prior to the Effective Time pursuant to which beneficial owners of Company Common Shares who are Canadian residents and who hold their shares as capital property for purposes of the ITA (and any applicable equivalent provincial legislation) may exchange their Company Common Shares for Parent Common Shares on a tax-deferred basis for purposes of the ITA and any applicable equivalent provincial legislation and such federal and provincial legislation does not require such shareholders to enter into gain recognition agreements or contain other provisions which are adverse to such shareholders, then, at the option of Parent, no Exchangeable Shares will be issued and the Plan of Arrangement will be amended accordingly.

     6.2 No Solicitation.
         ---------------

          (a) From the date hereof until the Effective Time or, if earlier, the termination of this Agreement, Company shall immediately cease and cause to be terminated any existing discussions with any Person that relate to any Acquisition Proposal, and Company shall not, nor shall it permit or authorize its Subsidiaries, or any of their respective officers, directors or employees, or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly: (i) solicit, initiate, encourage or otherwise knowingly facilitate any Acquisition Proposal or any inquiries or proposals relating thereto; or (ii) engage in discussions or negotiations with, or disclose any non-public information relating to Company or its Subsidiaries or afford access to the properties, books or records of Company or its Subsidiaries to, any Person (other than Parent or any designees of Parent) concerning or in connection with an Acquisition Proposal; provided, however, that in each case, if (A) after the date of this Agreement and prior to the date of any securityholder approval of the Arrangement, an unsolicited, bona fide written Acquisition Proposal is made to Company and is not withdrawn; (B) Company's Board of Directors reasonably believes in good faith, after consultation with Company's financial advisor, that such Acquisition Proposal constitutes (if consummated as proposed) a Superior Proposal; (C) Company's Board of Directors reasonably believes in good faith, after consultation with Company's outside legal counsel, that the failure to engage in such negotiations or discussions, to provide such information would be inconsistent with the duties of the Board of Directors of Company set out in section 122 of the CBCA; (D) prior to furnishing any such nonpublic information to, entering into discussions or negotiations with, any Person, Company receives from such Person an executed confidentiality agreement (including "standstill" provisions) no less favorable to Company than the Confidentiality Agreement; and
(E) at the time of or prior to furnishing any such nonpublic information to such Person, Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished by Company to Parent), then Company may (1) furnish information with respect to Company and its Subsidiaries to such Person, (2) participate with such Person in negotiations regarding such Acquisition Proposal, or (3) enter into discussions or negotiations with, such Person.

          (b) Neither Company's Board of Directors nor any committee thereof shall (i) withhold, withdraw or modify, or propose publicly to withhold, withdraw or modify, in a manner adverse to Parent, the approval, recommendation or declaration of advisability by Company's Board of Directors or any such committee of the Arrangement or this Agreement, (ii) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any Acquisition Proposal or Superior Proposal or (iii) approve or recommend, or propose publicly to approve or recommend, or allow Company or any of its Subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, combination agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement (each an "Acquisition Agreement") constituting or related to any Acquisition Proposal or Superior Proposal (any action described in the foregoing clauses (i), (ii) or (iii) of this Section 6.2(b) being referred to as a "Company Adverse Recommendation Change"). Notwithstanding the foregoing, at any time prior to the approval of the Arrangement at the Company Meeting by at least 66 2/3% of the holders of Company Common Shares, Company's Board of Directors may make a Company Adverse Recommendation Change, if, prior to taking such action, Company's Board of Directors received advice of Company's outside legal counsel that such action is required in order to discharge properly the fiduciary duties of Company's Board of Directors; provided, however, that no Company Adverse Recommendation Change may be made in response to a Superior Proposal, until after 72 hours following Parent's receipt of written notice (a "Notice of Adverse Recommendation") from Company advising Parent that Company's Board of Directors intends to make such a Company Adverse Recommendation Change and specifying the terms and conditions of such Superior Proposal (it being understood and agreed that any amendment to the financial terms or any other material term of such Superior Proposal shall require a new Notice of Adverse Recommendation and a new 72 hour period). Following receipt of a Notice of
Adverse Recommendation, Parent shall have the opportunity to present to Company's Board of Directors revised terms for the consummation of the Arrangement, including any proposed amendments or modifications to this Agreement in respect of such revised terms. The Company Board of Directors shall consider in good faith any such revised terms and amendments and modifications submitted to it by Parent. In determining whether to make a Company Adverse Recommendation Change in response to a Superior Proposal, Company's Board of Directors shall take into account Parent's revised terms and any proposed changes to the terms of this Agreement proposed by Parent in response to a Notice of Adverse Recommendation or otherwise. Before making any Company Adverse Recommendation Change, Company's Board of Directors shall consider whether the revised terms offered by Parent are reasonably equivalent or superior from the financial point of view of Company and its shareholders to the terms of the Superior Proposal and, if such terms are determined by a vote of a majority of Company's Board of Directors to be reasonably equivalent or superior from the financial point of view of Company and its shareholders to the terms of the Superior Proposal, Company's Board of Directors shall accept at a meeting duly called and held, duly adopted resolutions (x) approving and declaring advisable the terms of any such revised proposal by Parent and any definitive agreement proposed in connection therewith, (y) directing that the adoption of the terms of any such revised proposal by Parent and any definitive agreement proposed in connection therewith be submitted to a vote at a meeting of the shareholders of Company and (z) recommending that the shareholders of Company approve and adopt the terms of any such revised proposal by Parent and any definitive agreement proposed in connection therewith. If Company has elected to make a Company Adverse Recommendation Change following receipt of a Superior Proposal and complying with the procedures set forth in this Section 6.2(b) and after determining by a vote of the full Company Board of Directors that any revised terms and proposed changes of Parent are not reasonably equivalent or superior from the financial point of view of Company and its shareholders to terms of the Superior Proposal, Company shall terminate this agreement by delivering to Parent (i) a written notice of termination of this Agreement pursuant to this Section 6.2(b), (ii) a wire transfer of immediately available funds in the amount of the Termination Fee and (iii) a written acknowledgement that Company and Company's Board of Directors have complied with all of their covenants and obligations pursuant to this Section 6.2(b) and that Company is obligated to pay the Termination Fee.

          (c) In addition to the  obligations of Company set forth in paragraphs
(a) and (b) of this Section 6.2, Company shall promptly, and in any event within twenty-four (24) hours, advise Parent orally and in writing of any bona fide Acquisition Proposal or Superior Proposal or any inquiry with respect to or that could reasonably be expected to lead to any Acquisition Proposal or Superior Proposal and the material terms and conditions of any such Acquisition Proposal or Superior Proposal (including any changes thereto). Company shall keep Parent informed of any material change to the terms of any such Acquisition Proposal or Superior Proposal.

          (d) Company shall not release or permit the release of any Person from, or waive or permit the waiver of any provision of, any confidentiality, "standstill" or similar agreement (other than as required pursuant to the terms thereof as in effect on the date hereof) under which Company or any of its Subsidiaries has any rights, or fail to use reasonable best efforts to enforce or cause to be enforced each such agreement at the request of Parent. Company shall use its reasonable best efforts to ensure that its Subsidiaries and any of their respective officers, directors or employees or any investment banker, attorney or other advisor or representative retained by any of them are aware of the provisions of this Section 6.2, and shall be responsible for any breach of this Section 6.2 by it and its Subsidiaries and any of their respective officers, directors or employees or any investment banker, attorney or other advisor or representative retained by any of them.

          (e) Nothing contained in this Agreement shall prohibit Company or Company's Board of Directors from taking and disclosing to Company's shareholders a position with respect to a tender or exchange offer or take-over bid by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the 1934 Act or Section 99 under the Securities Act (Ontario).

     6.3 Public Disclosure. Parent and Company will consult with each other, and to the extent practicable, agree, before issuing any press release or otherwise making any public statement with respect to the Arrangement, this Agreement or an Acquisition Proposal and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange. The parties have agreed to the text of the joint press release announcing the signing of this Agreement.

     6.4 Reasonable Best Efforts; Notification.
         -------------------------------------

          (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Arrangement and the other transactions contemplated by this Agreement.

          (b) Company shall, and shall cause its Subsidiaries to, perform all obligations required or desirable to be performed by Company or any of its Subsidiaries under this Agreement, cooperate with Parent in connection therewith, and do all such other acts and things as may be necessary or desirable in order to consummate and make effective, as soon as reasonably practicable, the transactions contemplated in this Agreement and, without limiting the generality of the foregoing, Company shall and where appropriate shall cause its Subsidiaries to:

               (i) use its reasonable best efforts to obtain the requisite approvals of Company Shareholders and the holders of Company Stock Options with respect to the Arrangement and, if required, the waiver of the application of
Section 3.1 of the Rights Agreement to the transactions contemplated by this Agreement, all in accordance with the terms of Section 5.1(e) of the Rights Agreement;

               (ii) advise Parent as reasonably requested, as to the aggregate tally of the proxies and votes received in respect of the Company Meeting and all matters to be considered at such meeting;

               (iii) apply for and use its reasonable best efforts to obtain all Regulatory Approvals relating to Company or any of its Subsidiaries and, in doing so, to keep Parent informed as to the status of the proceedings related to obtaining the Regulatory Approvals, including, but not limited to, providing Parent with copies of all related applications and notifications, in draft form, in order for Parent to provide its reasonable comments and providing Parent with copies of all material correspondence;

               (iv) use its reasonable best efforts to effect all necessary registrations, filings and submissions of information required by Governmental Entities from Company or any of its Subsidiaries relating to the Arrangement;

               (v) use its reasonable best efforts to obtain all necessary waivers, consents and approvals required to be obtained by Company or a Subsidiary in connection with the Arrangement from other parties to any material loan agreements, leases or other material contracts;

               (vi) carry out the terms of the Interim Order and the Final Order applicable to it and use its reasonable best efforts to comply promptly with all requirements which applicable Laws may impose on Company or its Subsidiaries with respect to the transactions contemplated by this Agreement;

               (vii) provide Parent with a copy of any purported exercise of the Dissent Rights and written communications with such Company Shareholder purportedly exercising the Dissent Rights; and not settle or compromise any claim brought by any present, former or purported holder of any of its securities in connection with the Arrangement; and

               (viii) promptly advise Parent orally and, if then requested, in writing:

                    (A) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of Company contained in this Agreement (except any such representation or warranty which speaks solely as of a date prior to the occurrence of such event), if made on or as of the date of such event or the Effective Time, untrue or inaccurate in any material respect;

                    (B) of any event or circumstance which would be reasonably expected to have a Material Adverse Effect on Company; and

                    (C) of any material breach by Company of any covenant or agreement contained in this Agreement;

               (ix) reasonably cooperate and assist Parent in connection with Parent's efforts following the date of this Agreement to discuss and enter into continuing employment arrangements with those Company employees and employees of its Subsidiaries designated by Parent; and

               (x) use its reasonable best efforts to cause those of its executive officers who did not execute the Voting Agreement concurrently with the execution of this Agreement to execute the Voting Agreement as soon as practicable following the date of this Agreement.

          (c) Parent Parties shall perform all obligations required or desirable to be performed by them under this Agreement, to cooperate with Company in connection therewith, and to do all such other acts and things as may be necessary or desirable in order to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by this Agreement and, without limiting the generality of the foregoing:

               (i) to apply for and use its reasonable best efforts to obtain all Regulatory Approvals relating to Parent and, in doing so, to keep Company informed as to the status of the proceedings related to obtaining the Regulatory Approvals, including, but not limited to, providing Company with copies of all related applications and notifications, in draft form, in order for Company to provide its reasonable comments and providing Company with copies of all material correspondence;

               (ii) use its reasonable best efforts to effect all necessary registrations, filings and submissions of information required by Governmental Entities from Parent or its Subsidiaries relating to the Arrangement;

               (iii) to carry out the terms of the Interim Order and Final Order applicable to it and use its reasonable best efforts to comply promptly with all requirements which applicable Laws may impose on Parent or its Subsidiaries with respect to the transactions contemplated by this Agreement; and

               (iv) to promptly advise Company orally and, if then requested, in writing:

                    (A) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of Parent contained in this Agreement (except any such representation or warranty which speaks solely as of a date prior to the occurrence of such event), if made on or as of the date of such event or the Effective Time, untrue or inaccurate in any material respect;

                    (B) of any event or circumstance which would be reasonably expected to have a Material Adverse Effect on Parent; and

                    (C) of any material breach by Parent Parties of any covenant or agreement contained in this Agreement.

          (d) Parent shall use its reasonable best efforts to (i) cause the Exchangeable Shares to be listed on the TSX, such listings to be effective prior to or at the Effective Time, and to maintain the listing of the Exchangeable Shares, if permitted under the rules of the TSX, for so long as there are Exchangeable Shares outstanding (other than those Exchangeable Shares held by Parent or any of its affiliates), and (ii) cause the listing on Nasdaq of the Parent Common Shares to be issued at the Effective Time and from time to time upon exchange of the Exchangeable Shares.

          (e) Parent Parties shall not take any action not contemplated by this Agreement and the terms of the Arrangement which would reasonably be expected to prevent the exchange of the

Company Common Shares by holders of the Company Common Shares resident in Canada for purposes of the ITA from being treated as a tax-deferred transaction for holders who are otherwise eligible for such treatment.

          (f) As soon as practicable following the execution of this Agreement, Company shall facilitate and cooperate with Parent and its representatives in setting up telephone calls and meetings with those customers of Company as reasonably requested by Parent.

          (g) Company shall cause the "Termination Fee", as defined in the Lease dated May 14, 1999 between Company and National Office Partners Limited Partnership, successor to California Public Employee's Retirement System, to be paid in full in accordance with the terms of such lease on or before May 31, 2004.

          (h) Company agrees to provide, and will cause its Subsidiaries and will use its reasonable best efforts to cause its and their respective officers, employees, advisers and representatives to provide, all necessary cooperation in connection with taking the actions set forth on Schedule 6.4(h) to this Agreement and any other actions beneficial to Parent as may be mutually agreed between Parent and Company, in each case at such time prior to the Effective Time as may be requested by the Parent Parties.

     6.5 Indemnification. From and after the Effective Time, to the fullest extent permitted under applicable Laws and the Sarbanes-Oxley Act, Parent will cause Company to fulfill its obligations pursuant to any indemnification agreements between Company and its directors and officers in effect immediately prior to the Effective Time (the "Indemnified Parties") and any indemnification provisions under Company Charter Documents as in effect on the date hereof. The Articles of Incorporation and Bylaws of Company will contain provisions with respect to exculpation and indemnification that are at least as favorable to the Indemnified Parties as those contained in Company Charter Documents as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, prior to the Effective Time, were directors or officers of Company, unless such modification is required by law. For a period of six years after the Effective Time, Parent will cause Company to maintain in effect, if available, directors' and officers' liability insurance covering those persons who are currently covered by Company's directors' and officers' liability insurance policy with respect to Claims arising from facts or events that occurred on or before the Effective Time on terms equivalent to those applicable to the current directors and officers of Company; provided, however, that in no event will Parent or Company be required to expend in excess of $1,438,250 to acquire a six-year tail insurance policy at the time of Closing to satisfy this requirement.

     6.6 Company  Affiliate  Agreement.  Set forth in Section 6.6 of the Company
Schedule is a list of those persons who may be deemed to be, in Company's reasonable judgment, affiliates of Company within the meaning of Rule 145 promulgated under the 1933 Act (each, a "Company Affiliate"). Company will provide Parent with such information and documents as Parent reasonably requests for purposes of reviewing such list. Company shall use its reasonable best efforts to cause each Company Affiliate to enter into an Affiliate Agreement in substantially the form attached hereto as Exhibit F as promptly as practicable following the date hereof.

     6.7 Regulatory Filings; Reasonable Best Efforts. As soon as may be reasonably practicable following the date hereof, Company and Parent each shall file merger notification forms required by the merger notification or control laws and regulations of any applicable jurisdiction which Parent reasonably determines to be necessary or advisable. Company and Parent each shall promptly
(a) supply the other with any information which may be required in order to effectuate such filings and (b) supply any additional information which reasonably may be required by the competition or merger control authorities of any applicable jurisdiction. Each of Parent and Company shall promptly inform the other party of any material communication received by such party from any Person in connection with such filings, and shall use its reasonable best efforts to give the other party the opportunity to participate in any meetings or conferences with such Governmental Entity.

     6.8 Company Stock Transfer Agreement. Company hereby acknowledges the restrictions on transfer of the Shares (as defined in the Voting Agreement) contained in Section 3.1 of the Voting Agreement. Company agrees not to register the transfer (book-entry or otherwise) or any certificated or uncertificated interest representing any Shares. Company further agrees to instruct its transfer agent not to transfer any certificated or uncertificated interest representing any Shares, until (i) the transfer agent has received Parent's consent to such a transfer, or (ii) the Voting Agreement has been terminated pursuant to Section 4.1 thereof.

     6.9 Employee Stock Purchase Plan. Company shall immediately suspend and shall not accept any further payroll contributions under its 2002 Employee Stock Purchase Plan ("ESPP") after the date of this Agreement. Company will take all necessary actions to cause the termination of the ESPP and all rights thereunder, in each case, no later than the Effective Time.

     6.10 Company Options.
          ---------------

          (a) The Arrangement shall provide that each Company Stock Option that becomes exercisable as a result of the Arrangement, notwithstanding any contingent vesting provisions to which it might otherwise have been subject, shall be deemed to be conditionally vested and exercisable only as part of the Arrangement unless otherwise agreed to by the option holder and Parent.

          (b) Each holder of a Company Stock Option (including, without limitation, Company Stock Options referred to in subparagraph (a)) may elect to conditionally exercise one or more Company Stock Options as part of the Arrangement by delivering to the Depositary (as defined in the Plan of Arrangement) on or prior to the Election Deadline (as defined in the Plan of Arrangement) (i) a notice of the conditional exercise of such holder's Company Stock Options indicating whether the holder elects a "Cash Exercise" or a "Cashless Exercise" and (ii) a validly completed Letter of Transmittal and Election Form, electing whether such holder wishes to receive Parent Shares, Exchangeable Shares or Per Share Cash Consideration pursuant to Sections 2.2(1)(c),

(d) or (e), respectively, under the Plan of Arrangement in exchange for the Company Common Shares issued to or received by the holder pursuant to the exercise of such holder's Company Stock Options.

          (c) Each "Cash Exercise" shall be accompanied by a certified check or bank draft in an amount equal to the product obtained by multiplying the number of Common Shares in respect of which the Company Stock Option is conditionally exercised (the "Number of Options Exercised") by the exercise price per Company Stock Option (the "Exercise Price"). In the event of a "Cashless Exercise", the holder shall transfer the Company Stock Option to the Company immediately prior to the Effective Time in exchange for Company Common Shares using the following formula:

         X = Y(A-B)
             ------
                A

   Where: X  = The number of shares of Company Common Shares to be issued to the
               Company Stock Option holder.

          Y  = The number of Company  Common  Shares under the holder's  Company
               Stock Option with respect to which such option is exercised.

          A = The product of 0.75 multiplied by the weighted average closing trading price of the Parent Common Shares on NASDAQ for the last ten trading days preceding the Election Deadline.

          B  = The Exercise  Price (in  Canadian  dollars,  converted  into U.S.
               Dollars based on the noon buying rates in New York City for cable transfers payable in Canadian dollars, as certified for customs purposes by the Federal Reserve Bank of New York on the Election
               Date).

     All fractional Company Common Shares issuable pursuant to Company Stock Options shall be rounded down to the next whole share.

          (d) Any holder of an "in the money" option who fails to elect shall be deemed to have elected for a 'Cashless Exercise' and to receive in exchange for the Company Common Share issued or received pursuant to the transfer of each Company Stock Option to the Company, Exchangeable Shares (if a Canadian resident) or Parent Common Shares (if not a Canadian resident).

          (e) At the Effective Time, every Company Stock Option which has not been exercised or deemed to have been exercised shall be deemed cancelled and each of the Company Stock Option Plans shall be deemed to have been terminated. In the event that this Agreement is terminated prior to the Effective Time, all Company Stock Options which have been conditionally exercised or deemed to have been conditionally exercised shall be return to their status as unexercised (and, if the Company Stock Options have been exercised for cash, the cash consideration therefor shall be returned to the option holder) and, to the extent that such Company Stock Options were unvested, but have been deemed to be vested, such Company Stock Options shall also be returned to their status as unvested. To the extent that any amendments to the Company Stock Option Plans are required to implement the Cashless Exercise Right, Company shall submit such amendment to the Company Shareholders for approval at the Company Meeting, and the implementation of such right shall be contingent upon receipt of the requisite approval of the Company Shareholders.

     6.11 Employee Benefits. Employees of Company or any of its Subsidiaries who shall continue their employment with Parent or Company or one of their respective Subsidiaries following the Effective Time shall receive credit for purposes of eligibility to participate and vesting (but not for benefit accruals) under any employee benefit plan, program or arrangement established or maintained by Parent or any of its Subsidiaries for service accrued or deemed accrued prior to the Effective Time with the Company or any Subsidiary; provided, however, that such crediting of service shall not operate to duplicate any benefit of the funding or any such benefit.

     6.12 Closing Date Balance Sheet. Company shall prepare and deliver to Parent prior to the Effective Time (i) an unaudited consolidated balance sheet of Company as of the last business day of the most recently completed full month ending immediately preceding the Effective Time (or, if the Effective Time is before the 15th day of the month, as of the last business day of the month immediately preceding the most recently completed full month ending immediately preceding the Effective Time), which balance sheet shall be prepared in accordance with U.S. GAAP (the application of which shall be reviewed and approved by Parent's independent auditors) and on a basis consistent with the unaudited balance sheets of Company included in the Company Documents and shall fairly present in all material respects the consolidated financial position of Company and its consolidated subsidiaries as of the date thereof, and (ii) Company's best estimate (using actual data through at least the end of the third business day immediately preceding the Effective Time) of closing account information for all line items that would appear on a consolidated balance sheet of Company as of the business day immediately preceding the date on which the Effective Time shall occur (the "Closing Date Balance Sheet"). Company shall provide to Parent any information and back-up materials (including bank account information) reasonably requested by Parent with respect thereto.

                                  ARTICLE VII
                            CONDITIONS TO THE MERGER

     7.1 Conditions to Obligations of Each Party to Effect the Arrangement. The respective obligations of each party to this Agreement to effect the Arrangement shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) Company Shareholder Approval. The Arrangement shall have been approved at the Company Meeting by at least 66 2/3% and, if required, the waiver of the application of Section 3.1 of the Rights Agreement to the transactions contemplated by this Agreement, all in accordance with the terms of Section 5.1(e) of the Rights Agreement shall have been approved by at least 50%, in each case of the votes cast by the holders of Company Common Shares who are represented at the Company Meeting and the holders of Company Stock Options to purchase Company Common Shares, voting together as a class, and in accordance with any other conditions which may be imposed by the Interim Order;

          (b) Interim Order; Final Order. The Interim Order and the Final Order shall each have been obtained in form and terms satisfactory to each of Parent and Company, acting reasonably, and shall not have been set aside or modified in a manner unacceptable to such parties, acting reasonably, on appeal or otherwise;

          (c) Orders of Canadian Securities Regulatory Authorities. The orders referenced in Section 2.5(a) shall have been obtained;

          (d) No Orders. No judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction preventing the consummation of the Arrangement or making the Arrangement illegal shall be in effect;

          (e) Regulatory Approvals.

               (i) Parent and Company and their respective Subsidiaries shall have obtained from each Governmental Entity all approvals, waivers and consents, required for deemed advisable by Parent in its reasonable discretion or the consummation of the Arrangement and the several transactions contemplated hereby;

               (ii) All applicable waiting periods under foreign merger Laws shall have expired or been terminated; and

               (iii) The Form S-3 shall have become effective under the 1933 Act and shall not be the subject of any stop order or proceedings seeking a stop order (unless it is reasonably determined by the parties hereto and their respective counsel that such registration is not necessary in connection with the issuance of the Parent Common Shares to be issued from time to time after the Effective Time upon exchange of the Exchangeable Shares) and Parent shall have received all United States state securities or "blue sky" authorizations necessary to issue the Parent Common Shares.

          (f) Listing of Shares. Parent shall have filed, if required, with Nasdaq a Notification Form: Listing of Additional Shares for the listing of the Parent Common Shares to be issued in connection with the transactions contemplated by this Agreement. If permitted under the rules of the TSX, the Exchangeable Shares issuable pursuant to the Arrangement shall have been conditionally approved for listing on the TSX, subject to the filing of required documentation.

     7.2 Additional Conditions to Obligations of Company. The obligation of Company to consummate and effect the Arrangement shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Company:

          (a) Representations and Warranties. The representations and warranties of the Parent Parties contained in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of the Parent Parties contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Effective Time with the same effect as though made as of the Effective Time except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date. Company shall have received a certificate with respect to the foregoing signed on behalf of Parent by an authorized officer of Parent.

          (b) Agreements and Covenants. Parent and Exchangeco shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and Company shall have received a certificate to such effect signed on behalf of Parent by an authorized officer of Parent.

          (c) Arrangement. The Boards of Directors of the Parent and Exchangeco shall have adopted all necessary resolutions, and all other necessary corporate action shall have been taken by the Parent and Exchangeco to permit the consummation of the Arrangement and the issue of the Exchangeable Shares contemplated thereby and the issue of Parent Common Shares pursuant to the Arrangement and upon the exchange from time to time of the Exchangeable Shares.

     7.3 Additional Conditions to the Obligations of Parent Parties. The obligations of the Parent Parties to complete the Arrangement shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

          (a) Representations and Warranties. The representations and warranties of Company contained in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of Company contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Effective Time with the same effect as though made as of the Effective Time except that the accuracy of the representations and warranties that by their terms speak as of a specified date will be determined as of such date. Parent shall have received a certificate with respect to the foregoing signed on behalf of Company by the Chief Executive Officer and the Chief Financial Officer of Company.

          (b) Agreements and Covenants. Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Effective Time, and Parent shall have received a certificate to such effect signed on behalf of Company by the Chief Executive Officer and the Chief Financial Officer of Company.

          (c) Arrangement. The Board of Directors of Company shall have adopted all necessary resolutions, and all other necessary corporate action shall have been taken by Company and its Subsidiaries, to permit the consummation of the Arrangement; the Board of Directors of Company shall have made and shall not have modified or amended, in any material respect, prior to the Company Meeting, an affirmative recommendation that the holders of Company Common Shares approve the Arrangement and the termination of the Rights Agreement.

          (d) Dissent Rights. The holders of no more than 5% of the issued and outstanding Company Common Shares shall have exercised their Dissent Rights (and shall not have lost or withdrawn such rights) or shall have given notice of their intent to exercise their Dissent Rights in respect of the Arrangement.

          (e) Third Party Consents. All authorizations, consents, approvals of, or notifications to any third party (i) identified on Schedule 7.3(e) attached hereto shall have been obtained, and (ii) all such other required authorizations, consents, approvals of, or notifications to any other third party, the absence of which would be reasonably likely to have a Material Adverse Effect on Company, shall have been obtained, in each case in form and substance reasonably satisfactory to Parent.

          (f) Net Working Capital. Company shall have net working capital at the Effective Time, as reflected on such Closing Date Balance Sheet, of at least $6,500,000. For purposes of this Section 7.3(f), "net working capital" shall be calculated as of the Effective Time in accordance with US generally accepted accounting principles as Company's current assets (cash and cash equivalents, net accounts receivable, prepaid expenses and other current assets) less Company's current liabilities (accounts payable, accrued liabilities, current obligations under capital leases and other current liabilities).

          (g) No Order. No judgment or order shall have been issued by any Governmental Entity and no action, suit, filing, inquiry, request for information, application or proceeding shall be pending, shall have been threatened or taken by any Person in any jurisdiction, that in the reasonable opinion of Parent, would be reasonably likely to (i) have the effect of enjoining or prohibiting the consummation of the Arrangement or subjecting the Arrangement to any restriction, qualification or modification that is material to Parent, including but not limited to a divestiture or hold separate order; or
(ii) materially and adversely affect Parent's right to conduct the business of Company as currently conducted, or to own, use or exploit Company's assets, in each case taking into account the activities reflected in the Arrangement or Parent's or Company's performance of their respective obligations pursuant to this Agreement.

                                  ARTICLE VIII
                       TERMINATION, AMENDMENT AND WAIVER

     8.1 Termination.  This Agreement may be terminated at any time prior to the
Effective  Time,   whether  before  or  after  the  requisite  approval  of  the shareholders  of Company:

          (a) by mutual written consent duly authorized by the Boards of Directors of Parent and Company;

          (b) by either Company or Parent, if the Arrangement shall not have been consummated by August 31, 2004 for any reason (the "Termination Date"); provided, however, that if on the Termination Date the only condition to effecting the Arrangement remaining to be satisfied is the effectiveness of the Form S-3 as contemplated by Section 7.1(e)(iv), then the Termination Date shall automatically be extended to October 31, 2004; provided further, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Arrangement to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

          (c) by either Company or Parent, if there shall be passed any Law that makes the consummation of the Arrangement illegal or otherwise prohibited, or if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Arrangement, which order, decree, ruling or other action is final and nonappealable;

          (d) by either Company or Parent, if the required approvals of the shareholders and optionholders of Company contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a meeting of Company securityholders duly convened therefor or at any adjournment thereof; provided, however, that the right to terminate this Agreement under this Section 8.1(d) shall not be available to Company where the failure to obtain the approval of the securityholders of Company shall have been caused by the action or failure to act of Company and such action or failure to act constitutes a breach by Company of this Agreement;

          (e) by Company, upon a breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, in either case such that the conditions set forth in Section 7.2(a) or Section 7.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided that if such inaccuracy in Parent's representations and warranties or breach by Parent is curable by Parent through the exercise of its commercially reasonable efforts, then Company may not terminate this Agreement under this Section 8.1(e) for thirty (30) days after delivery of written notice from Company to Parent of such breach, provided Parent continues to exercise commercially reasonable efforts to cure such breach (it being understood that Company may not terminate this Agreement pursuant to this paragraph (e) if such breach by Parent is cured during such thirty-day period);

          (f) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of Company set forth in this Agreement, or if any representation or warranty of Company shall have become untrue, in either case such that the conditions set forth in Section 7.3(a) or Section 7.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided that if such inaccuracy in Company's representations and warranties or breach by Company is curable by Company through the exercise of its commercially reasonable efforts, then Parent may not terminate this Agreement under this Section 8.1(f) for thirty (30) days after delivery of written notice from Parent to Company of such breach, provided Company continues to exercise commercially reasonable efforts to cure such breach (it being understood that Parent may not terminate this Agreement pursuant to this paragraph (f) if such breach by Company is cured during such thirty-day period);

          (g) by Parent, if a Triggering Event shall have occurred; or

          (h) by Company in accordance with Section 6.2(b); provided, however, in order for the termination of this Agreement pursuant to this Section 8.1(h) to be deemed effective, Company shall have complied in all respects with all provisions contained in Sections 6.2(a), 6.2(b) and 6.2(c), including the notice provisions therein, and with applicable requirements of Sections 8.2 and 8.3, including the payment of the Termination Fee.

     8.2 Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 8.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto (except with respect to a termination pursuant to Sections 8.1(e) and (f), which shall be effective upon satisfaction of the terms contained therein). In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect, except (i) as set forth in
Section 6.1(a), Section 8.2, Section 8.3 and Article IX (General Provisions), each of which shall survive the termination of this Agreement and (ii) nothing herein shall relieve any party from liability for any willful or intentional breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

     8.3 Fees and Expenses.
         -----------------

          (a) General. Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Arrangement is consummated.

          (b) Company Payments.
              ----------------

               (i) Company shall pay to Parent in immediately available funds, within one (1) business day after demand by Parent, an amount equal to $4,000,000 (the "Termination Fee") if this Agreement is terminated by Parent pursuant to Section 8.1(g).

               (ii) In the event that:

                    (A) this Agreement is terminated by Parent or Company, as applicable, pursuant to Sections 8.1(d),

                    (B) following the date hereof and prior to the termination of this Agreement, an Acquisition Proposal shall have been publicly announced or generally disclosed by Company or the party making such Acquisition Proposal to the shareholders of Company, and

                    (C) within twelve (12) months following the termination of this Agreement, a Company Acquisition is consummated or Company enters into an agreement or letter of intent providing for a Company Acquisition, in either case, which constitutes a Superior Proposal (as compared to the transactions contemplated by this Agreement on the date of the termination of this Agreement), with any party, then

Company shall pay Parent in immediately available funds an amount equal to the $3,100,000 upon the earlier to occur of (x) the consummation of such a Company Acquisition or (y) the execution by Company of an agreement or letter of intent providing for such a Company Acquisition.

               (iii) Company shall pay to Parent in immediately available funds an amount equal to the Termination Fee if this Agreement is terminated by Company pursuant to Section 8.1(h).

               (iv) Company  acknowledges that the agreements  contained in this
Section 8.3(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if Company fails to pay in a timely manner the amounts due pursuant to this Section 8.3(b) and, in order to obtain such payment, Parent makes a claim that results in a judgment against Company for the amounts set forth in this Section 8.3(b), Company shall pay to Parent its reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 8.3(b) at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made. Payment of the fees described in this Section 8.3(b) shall not be in lieu of damages incurred in the event of intentional or willful breach of this Agreement. In no event will more than one fee be payable in connection with the termination of the Agreement.

     8.4 Amendment. Subject to applicable law and the Interim Order, this Agreement may be amended, not later than the Effective Time, by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Parent and Company. Company agrees to make such amendments to this Agreement, the Plan of Arrangement and the other agreements referred to herein as may be reasonably required to ensure that the proposed effect of such agreements are maintained following any assignment of the rights, interests and obligations of Exchangeco in accordance with Section 9.10 of this Agreement.

     8.5 Extension; Waiver. At any time prior to the Effective Time, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                                   ARTICLE IX
                               GENERAL PROVISIONS

     9.1 Non-Survival of Representations and Warranties. The representations and warranties of Company, Parent and Exchangeco contained in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time shall survive the Effective Time.

     9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

          (a) if to Parent or Exchangeco, to:

                 At Road, Inc.
                 477200 Bayside Parkway
                 Fremont, California 94538
                 USA
                 Attention: Chairman, President and Chief Executive Officer Telecopy No.: (510) 353-6021

                 with copies to:


                 Heller Ehrman White & McAuliffe LLP
                 2775 Sand Hill Road
                 Menlo Park, California 94025
                 Attention:  Steven J. Tonsfeldt, Esq.
                 Telecopy No.: (650) 233-8386

                 and

                 Stikeman Elliott LLP
                 1155 Rene-Levesque Blvd. West, 40th Floor
                 Montreal, Quebec H3B 3V2
                 Attention:  John W. Leopold, Esq.
                             Christine Desaulniers, Esq.
                 Telecopy No.: (514) 397-3222

          (b) if to Company, to:

                 MDSI Mobile Data Solutions Inc.
                 10271 Shellbridge Way
                 Richmond, BC
                 Canada V6X 2W8
                 Attention: Chairman, President and Chief Executive Officer Telecopy No.: (604) 207-6060

                 with copies to:

                 Dorsey & Whitney LLP
                 1420 Fifth Avenue, Suite 3400
                 Seattle, WA  98101
                 Attention:  Randal R. Jones, Esq.
                 Telecopy No.: (206) 903-8820

                 and

                 Davis & Company
                 2800 - 666 Burrard St.
                 Vancouver, B.C. V6C 2Z7
                 Attention:  David R. Reid, Esq.
                             Al Hudec, Esq.
                 Telecopy No.: (604) 687-1612

     9.3 Counterparts. This Agreement may be executed in one or more counterparts, which may be delivered by facsimile transmission, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     9.4 Entire Agreement; Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including Company Disclosure Schedule:
(a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; and (b) are not intended to confer upon any other person any rights or remedies hereunder, except as specifically provided in Section 6.5.

     9.5 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     9.6 Other Remedies;  Specific Performance.  Except as otherwise provided in
Section 8.3(b), neither Company nor Parent Parties shall be entitled to monetary damages in the event this Agreement is terminated under Section 8.1 regardless of the circumstances giving rise to such termination; provided however, that the foregoing shall not apply to any willful breach of this Agreement or any willful misrepresentation hereunder giving rise to such termination. Notwithstanding the foregoing, the parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, including but not limited to the completion of the transaction contemplated hereby, in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent mandatorily governed by the law of another jurisdiction. Each of the parties hereto (i) irrevocably consents to the exclusive jurisdiction and venue of the Delaware Court of Chancery, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, except as has otherwise been agreed to with respect to the consideration and approval of the Arrangement by the Court pursuant to Article II hereof, (ii) agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and (iii) waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

     9.8 English/French Language. The parties confirm that it is their wish that this Agreement as well as any other documents relating hereto, including notices, have been and shall be drawn up in English only. Les parties aux presents confirment leur volonte que cette convention de meme tous les documents, y compris tous avis s'y rattachant soient rediges en anglais seulement.

     9.9 No Personal Liability.
         ---------------------

          (a) No director or officer of any Parent Party shall have any personal liability whatsoever to Company under this Agreement, or any other document delivered in connection with the Arrangement on behalf of a Parent Party.

          (b) No director or officer of Company shall have any personal liability whatsoever to any Parent Party under this Agreement, or any other document delivered in connection with the Arrangement on behalf of Company.

     9.10 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties, except that either Parent or Exchangeco may assign this Agreement and any of its rights, interests and obligations hereunder to any Subsidiary of Parent without the approval of any other party, provided that (a) the tax treatment of the Company Shareholders is not detrimentally affected and
(b) no assignment shall relieve a party of any liability hereunder. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     9.11 WAIVER OF JURY TRIAL. EACH OF PARENT, COMPANY AND EXCHANGECO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, COMPANY OR EXCHANGECO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

     9.12 Attorneys' Fees. Unless otherwise agreed, the prevailing party will be entitled to its costs and attorneys' fees incurred in any litigation or dispute relating to the interpretation or enforcement of this Agreement and the other agreements and transaction contemplated hereby.

     9.13 Currency. Unless otherwise specifically indicated, all sums of money referred to in this Agreement are expressed in U.S. Dollars.

                                     *****

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

                                        AT ROAD, INC.

                                        By:  /s/ Krish Panu

                                        Name:  Krish Panu

                                        Title: President

                                        ORION EXCHANGECO, LTD.

                                        By:  /s/ James D. Fay

                                        Name:  James D. Fay

                                        Title: Secretary

                                        MDSI MOBILE DATA SOLUTIONS INC.

                                        By:  /s/ Erik Dysthe

                                        Name:  Erik Dysthe

                                        Title: President, CEO and Chairman








                    SIGNATURE PAGE TO COMBINATION AGREEMENT

                                   EXHIBIT A


                                VOTING AGREEMENT

                                 BY AND BETWEEN

                                  AT ROAD, INC.

                                     AND THE

                 SHAREHOLDERS OF MDSI MOBILE DATA SOLUTIONS INC.

                    IDENTIFIED ON THE SIGNATURE PAGES HERETO


                           Dated as of April 12, 2004

                                VOTING AGREEMENT


     This VOTING AGREEMENT is made and entered into effective as of April 12, 2004 (this "Agreement") by and between At Road, Inc., a Delaware corporation
("Parent") and the shareholders (each a "Shareholder") of MDSI Mobile Data Solutions Inc., a corporation organized and existing under the laws of Canada ("Company"), identified on the signature pages hereto.

                                    RECITALS
                                    --------

     A. Parent, Orion Exchangeco, Ltd., a corporation organized and existing under the Business Corporations Act (British Columbia) and Company are entering into a Combination Agreement dated as of the date hereof (as amended from time to time, the "Combination Agreement"), pursuant to which Parent will acquire all of the outstanding share capital of Company (the "Arrangement"). Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Combination Agreement;

     B. As of the date hereof, each Shareholder is the record and/or beneficial owner of the number of Shares (as defined below) set forth opposite each Shareholder's name in Exhibit A hereto (the "Existing Shares" and, together with any Company Common Shares acquired of record and/or beneficially by Shareholders after the date hereof, whether upon the exercise of warrants, options, conversion of convertible securities, or by means of purchase, dividend, distribution, split-up, recapitalization, combination, exchange of shares, gift, bequest, inheritance or as a successor in interest in any capacity or otherwise and any shares into which or for which any or all of the Existing Shares and additional shares may be changed or exchanged, the "Shares"); and

     C. As a condition and inducement to Parent's willingness to enter into the Combination Agreement and incurring the obligations set forth therein, Parent has required that the Shareholders agree to enter into this Agreement.

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficient of which are hereby acknowledged, the parties agree as follows:


                                    ARTICLE I

                                VOTING AGREEMENT

     1.1 Voting Agreement. (a) Each Shareholder hereby agrees that, from and after the date hereof and until the earlier to occur of the Effective Time and the termination of this Agreement in accordance with its terms, at every meeting of the shareholders of Company, however called, and at every adjournment thereof, and in every action by written consent of the shareholders of Company, such Shareholder shall, provided that such Shareholder has not received notice from Parent (which notice may be delivered at any such meeting) stating Parent's intention to exercise the Proxy at such meeting (as defined below), appear at any such meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum, and shall vote or consent (or cause to be voted or consented) such Shareholder's Shares: (i) in favor of the approval and adoption of the Combination Agreement, the Arrangement and all the transactions contemplated by the Combination Agreement and otherwise in such manner as may be necessary to consummate the Arrangement; (ii) except as otherwise agreed to in writing in advance by Parent, against any action, proposal, agreement or transaction that is intended or could reasonably be expected to result in a breach of any covenant, obligation, agreement, representation or warranty of Company contained in the Combination Agreement or of such Shareholder contained in this Agreement; and (iii) against any action, proposal, agreement or transaction, including, but not limited to, any Acquisition Proposal (other than the Arrangement, the Combination Agreement or the transactions contemplated thereby), that could be reasonably expected to result in any of the conditions to Company's obligations under the Combination Agreement (whether or not theretofore terminated) not being fulfilled or that could reasonably be expected to impede, interfere with or prevent, delay, postpone, discourage or adversely affect the Combination Agreement, the Arrangement or this Agreement.

     (b) If a Shareholder fails for any reason to vote his, her or its Shares as required by Section 1.1(a), the holder of the Proxy (as defined below) shall have the right to vote such Shareholder's Shares at any meeting of Company's shareholders and in any action by written consent of Company's shareholders in accordance with Section 1.1(a) and the Proxy.

     (c) Each Shareholder hereby agrees that such Shareholder shall not enter into any agreement or understanding with any person the effect of which would be inconsistent with or violative of any provision contained in Section 1.1(a) or
(b).

     (d) No provision of this Agreement shall limit or otherwise restrict any Shareholder with respect to any act or omission that such Shareholder may undertake or authorize in such Shareholder's capacity as a director or officer of Company.

     1.2 Proxy. Each Shareholder hereby agrees that, not less than one (1) business day following request by the Parent, such Shareholder shall deliver to Parent a proxy with respect to the Shares in the form attached as Exhibit B hereto (the "Proxy").

                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

     Each Shareholder hereby severally represents and warrants to Parent as follows:

     2.1 Organization, Qualification. (a) Such Shareholder, if it is an individual, has all legal capacity to enter into this Agreement and to deliver the Proxy, to carry out his or her obligations hereunder and to consummate the transactions contemplated hereby.

     (b) Such Shareholder, if it is a corporation or other legal entity, is duly organized, validly existing and, if applicable, in good standing under the Laws of the jurisdiction of its incorporation or formation.

     (c) Such Shareholder, if it is a corporation or other legal entity, is not in violation of any of the provisions of its certificate of incorporation, by-laws or equivalent organizational documents.

     2.2 Authority Relative to this Agreement. Such Shareholder has all necessary power and authority to execute and deliver this Agreement and the Proxy, to perform such Shareholder's obligations hereunder and to consummate the transactions contemplated hereby. This Agreement and the Proxy have been duly and validly executed and delivered by such Shareholder and, assuming the due authorization, execution and delivery of this Agreement by Parent, constitute legal, valid and binding obligations of such Shareholder, enforceable against such Shareholder in accordance with their terms, except that the granting of equitable remedies such as specific performance and injunctive relief is within the discretion of a court of competent jurisdiction.

     2.3 No Conflict. (a) The execution and delivery of this Agreement and the Proxy by such Shareholder do not, and the performance of this Agreement and the Proxy by such Shareholder shall not, (i) conflict with or violate the certificate of incorporation or by-laws or equivalent organizational documents of such Shareholder (if such Shareholder is a corporation or other legal entity), (ii) assuming satisfaction of the requirements set forth in Section 2.3(b) below, conflict with or violate the terms of any trust agreements or equivalent organizational documents of such Shareholder (if such Shareholder is a trust), (iii) conflict with or violate any Law applicable to such Shareholder or by which the Shares owned by such Shareholder are bound or affected or (iv) result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Shares owned by such Shareholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Shareholder is a party or by which such Shareholder or the Shares owned by such Shareholder are bound or affected, except for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, prevent or materially delay consummation of the transactions contemplated by this Agreement and the Proxy or otherwise prevent or materially delay such Shareholder from performing its obligations under this Agreement and the Proxy.

     (b) The execution and delivery of this Agreement and the Proxy by such Shareholder does not, and the performance of this Agreement and the Proxy by such Shareholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity on the part of such Shareholder, except (i) for applicable requirements, if any, of any Securities Laws, the U.S state securities laws, state takeover laws and any requirements of foreign Governmental Entities and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent or materially delay consummation of the transactions contemplated by this Agreement and the Proxy or otherwise prevent such Shareholder from performing its material obligations under this Agreement and the Proxy.

     2.4 Title to the Shares. As of the date hereof, such Shareholder is the record and/or beneficial owner of the number of Shares set forth opposite such Shareholder's name in Exhibit A hereto with full power to vote or direct the voting of such Shares owned of record as indicated in Exhibit A, without restriction, for and on behalf of all beneficial owners of such Shares. Except as set forth on Exhibit A, such Shares are all the Company Common Shares owned of record and/or beneficially by such Shareholder. The Shares owned by such Shareholder are now and, at all times during the term hereof will be, owned free and clear of all liens, other than any liens created by this Agreement. Except as provided in this Agreement, such Shareholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Shares owned by such Shareholder.

                                  ARTICLE III

                            COVENANTS OF SHAREHOLDERS

     3.1 No Disposition or Encumbrance of Shares. Each Shareholder hereby agrees that, except as contemplated by this Agreement and the Combination Agreement, such Shareholder shall not (a) sell, transfer, tender, assign, pledge, encumber, contribute to the capital of any entity, hypothecate, give or otherwise dispose of, enter into any put, call, forward purchase contract or forward sale contract or any other contract, agreement or arrangement having the effect of decreasing or eliminating the risk of ownership with respect to, grant a proxy or power of attorney with respect to, deposit into any voting trust or enter into a voting arrangement or agreement, or create or permit to exist any Liens of any nature whatsoever with respect to, any of such Shareholder's Shares or any interest therein, including any voting interest (or agree or consent to, or offer to do, any of the foregoing), (b) take any action that would make any representation or warranty of such Shareholder herein untrue or incorrect in any material respect or have the effect of preventing or adversely affecting such Shareholder from performing such Shareholder's obligations hereunder or (c) directly or indirectly, initiate, solicit or encourage any person to take actions that could reasonably be expected to lead to the occurrence of any of the foregoing.

     3.2 No Solicitation of Transactions. Each Shareholder agrees that between the date of this Agreement and the date of termination of the Combination Agreement in accordance with its terms, such Shareholder will not, directly or indirectly, through any officer, director, employee, agent or advisor or other representative, solicit, initiate or encourage, or take any other action to facilitate, any inquiries or the making of any proposal or offer that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Acquisition Proposal, or agree to or endorse any Acquisition Proposal, or authorize or permit any of the officers, directors or employees of such Shareholder, or any investment banker, financial advisor, attorney, accountant or other representative retained by such Shareholder in such Shareholder's capacity as a Shareholder, to take any such action except, if applicable, for action taken in such persons' respective capacities as directors or officers of the Company and in accordance with the provisions of Section 6.2 of the Combination Agreement. Each Shareholder shall notify Parent promptly (and in any event within one (1) day after such Shareholder attains knowledge thereof) if any proposal or offer, or any inquiry or contact with any person with respect thereto, regarding an Acquisition Proposal is made, specifying the material terms and conditions thereof and the identity of the party making such proposal or offer or inquiry or contact. Each Shareholder immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to an Acquisition Proposal.

     3.3 Further Action; Reasonable Best Efforts. Upon the terms and subject to the conditions hereof, each of the parties shall use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective this Agreement, including, without limitation, using its reasonable best efforts to obtain all permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and parties to contracts with Company and the Subsidiaries as are necessary for the consummation of this Agreement.

     3.4 Disclosure. Each Shareholder hereby agrees to permit Parent and Company to publish and disclose in the Form S-3 (including all documents and schedules filed with the SEC) and the Company Circular, and in any press release or other disclosure document in which Parent reasonably determines in its good faith judgment that such disclosure is required by law, including the rules and regulations of the SEC, the Canadian Securities Regulatory Authorities or appropriate, in connection with the Arrangement and any transactions related thereto, such Shareholder's identity and ownership of Company Common Shares and the nature of such Shareholder's commitments, arrangements and understandings under this Agreement.

     3.5 Public Announcement. Each Shareholder agrees to not make any public announcement in opposition to, or in competition with, the Combination Agreement or the consummation of the Arrangement.

                                   ARTICLE IV

                                   TERMINATION

     4.1 Termination. This Agreement, and all rights and obligations of the parties hereunder shall terminate upon the earliest of (a) the Effective Time and (b) the termination of the Combination Agreement pursuant to Section 8.1 of the Combination Agreement. Nothing in this Section 4.1 shall relieve any party of liability for any breach of this Agreement.

                                   ARTICLE V

                                  MISCELLANEOUS

     5.1 Amendment. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of all the parties hereto.

     5.2 Extension; Waiver. Any party to this Agreement may, to the extent legally allowed, (i) extend the time for the performance of any obligation or other acts of any other party hereto, (ii) waive any inaccuracies in the representations and warranties of another party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any agreement or conditions contained herein for its benefit. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

     5.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt) confirmed to the parties at the following addresses or telecopy numbers (or at such other address for a party as shall be specified in a notice given in accordance with this Section 5.3):

     (a) if to a Shareholder, to the address set forth after such Shareholder's name on the signature pages;

     (b) if to Parent:

            At Road, Inc.
            47200 Bayside Parkway
            Fremont, California 94538
            Attention: Chairman, President and Chief Executive Officer Telecopy No.: (510) 353-6021
            with a copy to:

            Heller Ehrman White & McAuliffe LLP
            2775 Sand Hill Road
            Menlo Park, CA  94025
            Facsimile No.  (650) 838-3699
            Attention:  Steven J. Tonsfeldt, Esq.

     5.4 Counterparts. This Agreement may be executed in one or more counterparts, which may be delivered by facsimile transmission, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     5.5 Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     5.6 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties thereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     5.7 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     5.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent mandatorily governed by the law of another jurisdiction. Each of the parties hereto (i) irrevocably consents to the exclusive jurisdiction and venue of the Delaware Court of Chancery, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, except as has otherwise been agreed to with respect to the consideration and approval of the Arrangement by the Court pursuant to Article II of the Combination Agreement , (ii) agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and
(iii) waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

     5.9 English/French Language. The parties confirm that it is their wish that this Agreement as well as any other documents relating hereto, including notices, have been and shall be drawn up in English only. Les parties aux presents confirment leur volonte que cette convention de meme tous les documents, y compris tous avis s'y rattachant soient rediges en anglais seulement.

     5.10 Further Assurances. The Shareholders and Parent will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

     5.11 Assignment. No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties, except that Parent may assign this Agreement and any of its rights, interests and obligations hereunder to any Subsidiary of Parent without the approval of any other party. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     5.12 Expenses. All costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

     5.13 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     5.14 Beneficial Owner. In this Agreement, "beneficial owner" has the meaning ascribed to that term in Rule 13d-3(a) of the Exchange Act, and "beneficially owned" has a consequent meaning.

     5.15 WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY TO THIS AGREEMENT IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.



                                       ***

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                  PARENT

                                  AT ROAD, INC.


                                  By:
                                       ----------------------------------------
                                  Name:
                                  Title:



                                  SHAREHOLDERS*

                                  ERIK DYSTHE


                                  ----------------------------------------
                                  Address:


                                  ERIK DYSTHE HOLDINGS CO.


                                  By:
                                       ----------------------------------------
                                  Name:
                                  Title:
                                  Address:


                                  GLENN KUMOI


                                  ----------------------------------------
                                  Address:


                                  ROBERT C. HARRIS, JR.


                                  ----------------------------------------
                                  Address:



--------
*    Spousal consents will be required for all married shareholders.

                                  DAVID R. VAN VALKENBURG


                                  ----------------------------------------
                                  Address:



                                  PETER CICERI


                                  ----------------------------------------
                                  Address:



                                  MARC ROCHEFORT


                                  ----------------------------------------
                                  Address:

                                  PETER HILL RANKIN


                                  ----------------------------------------
                                  Address:

                                  NEIL MCDONNELL


                                  ----------------------------------------
                                  Address:

                                  WARREN CREE


                                  ----------------------------------------
                                  Address:

                                  CY TORDIFFE


                                  ----------------------------------------
                                  Address:

                                  PAUL LUI


                                  ----------------------------------------
                                  Address:

                                CONSENT OF SPOUSE

     The undersigned is the spouse of [________________], a Shareholder (as such term is defined therein) in the foregoing Voting Agreement (the "Voting Agreement") dated as of April 12, 2004, among At Road, Inc., and the shareholders of MDSI Mobile Data Solutions Inc. (the "Company") party thereto. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in the Voting Agreement.

     I hereby acknowledge that I have carefully reviewed the Voting Agreement and such other documents as I have deemed appropriate. I have discussed the contents of the Voting Agreement, to the extent I felt necessary, with my legal counsel. I understand fully the transactions described in the Voting Agreement, and I hereby approve of and consent to all such transactions. I am aware that by the provisions of the Voting Agreement, my spouse agrees, among other things, to vote all of the outstanding shares of common stock of Company that he now owns or hereafter acquires (the "Company Common Shares"), including my community property interest therein, if any, in accordance with the Voting Agreement, and that my spouse agrees, among other things, to certain matters related to the control and disposition of Company Common Shares. I hereby agree, on behalf of myself and all persons who may claim on my behalf, that upon any legal separation from or dissolution of my marriage to my present spouse, or upon the death of my spouse, neither I nor anyone claiming on my behalf will seek to partition my or my spouse's community property interest in Company Common Shares and that in any such event I shall be entitled only to the value of my interest in such Company Common Shares, if any, and that I shall have no claim or right to Company Common Shares themselves.


                                  EXECUTED this 12th day of April, 2004.


                                  ----------------------------------------

                                                                       EXHIBIT A
                                                                       ---------


                              LIST OF SHAREHOLDERS


                                                        Number of Company       Number of Company Common
                                                      Common Shares Owned of            Shares
          Name of Shareholder                               Record                  Beneficially Owned
          -------------------                               ------                  ------------------
Erik Dysthe                                                  47,996                    213,496 (1)
Erik Dysthe Holdings Co.                                    326,898                    326,898
Peter Hill Rankin                                            45,765                    115,765 (2)
Glenn Kumoi                                                   2,367                     34,867 (3)
Tommy Lee                                                     7,101                     55,101 (4)
Robert C. Harris, Jr.                                        62,330                    113,330 (5)
David R. Van Valkenburg                                      15,000                     51,000 (6)
Peter Ciceri                                                     --                     21,000 (7)
Marc Rochefort                                                1,430                     23,805 (8)
Neil McDonnell                                                   --                     25,000 (9)
Warren Cree                                                      --                     19,000 (10)
Cy Tordiffe                                                   5,010                     29,260 (11)
Paul Liu                                                      4,592                     29,592 (12)


(1)   Options exercisable to acquire 165,500 common shares.
(2)   Includes options exercisable to acquire 70,000 common shares.
(3)   Includes options exercisable to acquire 32,500 common shares.
(4)   Includes options exercisable to acquire 48,000 common shares.
(5)   Includes options exercisable to acquire 51,000 common shares.
(6)   Includes options exercisable to acquire 36,000 common shares.
(7)   Options exercisable to acquire 21,000 common shares.
(8)   Includes options exercisable to acquire 22,375 common shares.
(9)   Options exercisable to acquire 25,000 common shares.
(10)  Options exercisable to acquire 19,000 common shares.
(11)  Includes options exercisable to acquire 24,250 common shares.
(12)  Includes options exercisable to acquire 25,000 common shares.

                                                                       EXHIBIT B



                                      PROXY


     The undersigned shareholder of MDSI Mobile Data Solutions Inc., a corporation organized and existing under the laws of Canada ("Company"), hereby irrevocably (to the fullest extent permitted by law) appoints the directors on the Board of Directors of At Road, Inc., a Delaware corporation ("Parent"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the Shares (as defined in that certain Voting Agreement of even date herewith by and between Parent and the shareholders of Company party thereto, including the undersigned (the "Voting Agreement")) that now are or hereafter may be owned of record and/or beneficially in accordance with the terms of this Proxy. The Shares owned of record and/or beneficially by the undersigned shareholder of Company as of the date of this Proxy are listed on the final page of this Proxy. Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares and the matters in clauses (a), (b) and
(c) of the third paragraph of this Proxy are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below). Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Voting Agreement.

     This Proxy is coupled with an interest and is granted pursuant to the Voting Agreement and is granted in consideration of Parent entering into that certain Combination Agreement (the "Combination Agreement"), among Parent, Orion Exchangeco, Ltd. and Company pursuant to which Parent will acquire all of the outstanding share capital of Company (the "Arrangement"). As used herein, the term "Expiration Date" shall mean the earlier to occur of (a) the Effective Time, (b) after the date that Parent is no longer potentially entitled to receive any payments upon termination of the Combination Agreement pursuant to
Section 8.3 of the Combination Agreement, (c) after payment of a termination fee pursuant to Section 8.3(b) of the Combination Agreement and (d) as between Parent and the undersigned, agreement of Parent and the undersigned to terminate the Voting Agreement with respect to the undersigned.

     The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every meeting of the shareholders of Company, however called, and in every action by written consent by the shareholders of Company:
(a) in favor of the approval and adoption of the Combination Agreement, the Arrangement and all the transactions contemplated by the Combination Agreement and otherwise in such manner as may be necessary to consummate the Arrangement;
(b) except as otherwise agreed to in writing in advance by Parent, against any action, proposal, agreement or transaction that is intended or could reasonably be expected to result in a breach of any covenant, obligation, agreement, representation or warranty of Company contained in the Combination Agreement or of the undersigned contained in the Voting Agreement; and (c) against any action, proposal, agreement or transaction, including, but not limited to, any Acquisition Proposal (other than the Arrangement, the Combination Agreement or the transactions contemplated thereby), that could be reasonably expected to result in any of the conditions to Company's obligations under the Combination Agreement (whether or not theretofore terminated) not being fulfilled or that could reasonably be expected to impede, interfere with or prevent, delay, postpone, discourage or adversely affect the Combination Agreement, the Arrangement or the Voting Agreement.

     The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided above. The undersigned Shareholder may vote the Shares on all other matters.

     Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

     This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.


Dated:  __________ __, 2004



                          Signature of Shareholder:
                                                    ---------------------------

                          Print Name of Shareholder:
                                                     --------------------------

                          Number of Company Common Shares owned of record:

                                         -----------      Company Common Shares

                          Number of Company Common Shares beneficially owned:

                                         -----------      Company Common Shares



                            [Signature Page to Proxy]

                                    EXHIBIT B

                           FORM OF COMPANY RESOLUTION


                          RESOLUTION FOR CONSIDERATION
                    AT THE SPECIAL MEETING OF SHAREHOLDERS OF
                                   METEOR INC.



BE IT RESOLVED THAT:

1. The arrangement (the "Arrangement") under Section 192 of the Canada Business Corporations Act (the "CBCA") involving Meteor Inc. ("Meteor"), as more particularly described and set forth in the management proxy circular (the "Circular") of Meteor accompanying the notice of this meeting (as the Arrangement may be or may have been modified or amended) is hereby authorized, approved and adopted.

2. The plan of arrangement (the "Plan of Arrangement") involving Meteor, the full text of which is set out in Annex C to the Circular (as the Plan of Arrangement may be or may have been modified or amended) is hereby authorized, approved and adopted.

3. The Combination Agreement dated April 12, 2004 between Asteroid, Inc., Orion Exchangeco, Ltd. and Meteor (the "Combination Agreement"), the actions of the directors of Meteor in approving the Arrangement and the actions of the directors and officers of Meteor in executing and delivering the Combination Agreement are hereby ratified, authorized, approved and adopted.

4. Notwithstanding that this resolution has been passed (and the Arrangement adopted) by the shareholders of Meteor or that the Arrangement has been approved by the Supreme Court of British Columbia, the directors of Meteor are hereby authorized and empowered (i) to amend the Combination Agreement or the Plan of Arrangement to the extent permitted thereby, and (ii) not to proceed with the Arrangement without further approval of the shareholders of Meteor, but only if the Combination Agreement is terminated in accordance with Article VIII thereof.

5. Any officer or director of Meteor is hereby authorized and directed for and on behalf of Meteor to execute, under the seal of Meteor or otherwise, and to deliver articles of arrangement and such other documents as are necessary or desirable to the Director under the CBCA in accordance with the Combination Agreement for filing.

6. Any officer or director of Meteor is hereby authorized and directed for and on behalf of Meteor to execute or cause to be executed, under the seal of Meteor or otherwise, and to deliver or cause to be delivered, all such documents, agreements and instruments and to perform or cause to be performed all such other acts and things as in such person's opinion may be necessary or desirable to give full effect to the foregoing resolutions and the matters authorized hereby, such determination to be conclusively evidenced by the execution and delivery of any such documents, agreements or instruments and the taking of any such actions.

                                    EXHIBIT C

                           FORM OF PLAN OF ARRANGEMENT
                                UNDER SECTION 192
                     OF THE CANADA BUSINESS CORPORATIONS ACT



                                   ARTICLE 1
                                 INTERPRETATION

1.1  Definitions

In this Plan of Arrangement, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

     "Affiliate" has the meaning ascribed thereto in the CBCA.

     "Arrangement" means an arrangement under section 192 of the CBCA on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments or variations thereto made in accordance with the Combination Agreement, this Plan of Arrangement, or made at the direction of the Court in the Final Order.

     "Arrangement Resolution" means the special resolution of the Company Securityholders, to be substantially in the form and content of Exhibit B to the Combination Agreement.

     "Articles of Arrangement" means the articles of arrangement of Company in respect of the Arrangement that are required by the CBCA to be sent to the Director after the Final Order is made.

     "Business Day" means any day on which commercial banks are open for business in Vancouver, British Columbia and San Francisco, California, other than a Saturday, a Sunday or a day observed as a holiday in Vancouver, British Columbia under applicable laws or in San Francisco, California under applicable laws.

     "CBCA" means the Canada Business Corporations Act, as now in effect and as it may be amended from time to time prior to the Effective Date.

     "Callco" means 3087761 Nova Scotia Company, an unlimited liability company existing under the laws of Nova Scotia, and being a wholly-owned subsidiary of Parent.

     "Canadian Resident" means a resident of Canada for purposes of the ITA.

     "Cash Exercise" has the meaning ascribed thereto in the section 2.2(2)(b).

     "Cash Payment " has the meaning ascribed thereto in the section 2.2(1)(g).

     "Cashless Exercise " has the meaning ascribed thereto in the section 2.2(2)(b).

     "Certificate" means the certificate of arrangement giving effect to the Arrangement, issued pursuant to subsection 192(7) of the CBCA after the Articles of Arrangement have been filed.

     "Change in Law Exchange Date" has the meaning ascribed thereto in section 5.3(2).

     "Combination Agreement" means the combination agreement dated as of April 12, 2004 by and among Parent, Exchangeco and Company, as amended, supplemented and/or restated in accordance therewith prior to the Effective Date, providing for, among other things, the Arrangement.

     "Company" means MDSI Mobile Data Solutions Inc., a corporation existing under the laws of Canada.

     "Company Circular" means the notice of the Company Meeting and accompanying management information circular, including all appendices thereto, to be sent to Company Securityholders in connection with the Company Meeting.

     "Company Common Shares" means the outstanding common shares in the capital of Company.

     "Company Meeting" means the special meeting of Company Securityholders, including any adjournment or postponement thereof, to be called and held in accordance with the Interim Order to consider the Arrangement.

     "Company Meeting Date" means the date of the Company Meeting.

     "Company Purchase Plan" means the Company 2002 Stock Purchase Plan.

     "Company Securityholders" means Company Shareholders and holders of Company Options.

     "Company Shareholders" means Holders of Company Common Shares.

     "Company Stock Options" means the options to purchase Company Common Shares granted under the Company Stock Option Plans.

     "Company Stock Option Plans" means, collectively, the Company's 1995 Stock Option Plan, the Company's 1996 Stock Option Plan, the Company's 1997 Stock Option Plan, the Company's 1998 Stock Option Plan, the Company's 1999 Stock Option Plan, the Company's 2000 Stock Option Plan, as amended, supplemented, restated or replaced from time to time, and the 1998 Stock Option Plan for Connectria Corporation (formerly Catalyst Solutions, Inc.).

     "Court" means the Supreme Court of British Columbia.

     "Current Market Price" has the meaning ascribed thereto in the Exchangeable Share Provisions.

     "Depositary" means Computershare Trust Company of Canada at its offices set out in the Letter of Transmittal and Election Form.

     "Director" means the Director appointed pursuant to section 260 of the CBCA.

     "Dissent Rights" has the meaning ascribed thereto in section 3.1.

     "Dissenting Shareholder" means a holder of Company Common Shares who dissents in respect of the Arrangement in strict compliance with the Dissent Rights.

     "Dividend Amount" means an amount equal to the full amount of all declared and unpaid dividends on an Exchangeable Share held by a holder on any dividend record date which occurred prior to the date of purchase of such share by Callco or Parent from such holder.

     "Effective Date" means the date shown on the Certificate.

     "Effective Time" means 12:01 a.m. (Vancouver time) on the Effective Date.

     "Election Deadline" means 5:00 p.m. (Vancouver time) at the place of deposit on the date which is five Business Days after the Company Meeting Date.

     "Electing   Shareholder"  has  the  meaning  ascribed  thereto  in  Section
     2.2(1)(g).

     "Excess Amount" means with respect to a Company Shareholder the difference between (i) the amount of cash such Company Shareholder would have received if the Total Cash Amount had not exceeded the Maximum Cash Consideration, and (ii) the amount in cash effectively payable to such Company Shareholder pursuant to section 2.2(1).

     "Exchange Ratio" means, subject to adjustment, if any, as provided herein, 0.75.

     "Exchangeable Shares" means the non-voting exchangeable shares in the capital of Exchangeco, having the rights, privileges, restrictions and conditions set out in the Exchangeable Share Provisions.

     "Exchangeable Share Provisions" means the rights, privileges,  restrictions
     and  conditions   attaching  to  the  Exchangeable  Shares,  which  rights,
     privileges, restrictions and conditions shall be as set out in Appendix 1.

     "Exchangeable Share Voting Event" has the meaning ascribed thereto in the Exchangeable Share Provisions.

     "Exchangeco" means Orion Exchangeco, Ltd., a corporation existing under the laws of British Columbia and being an indirect subsidiary of Parent and a corporation for U.S. federal income tax purposes.

     "Exempt Exchangeable Share Voting Event" has the meaning ascribed thereto in the Exchangeable Share Provisions.

     "Exercise Price" has the meaning ascribed thereto in the section 2.2(2)(c).

     "Final Order" means the final order of the Court approving the Arrangement as such order may be amended or varied at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or amended on appeal.

     "Governmental Entity" means any court, administrative agency, tribunal, bureau, board, commission, public authority, governmental or regulatory authority, agency, ministry, crown corporation or other law, rule-or regulation-making entity, domestic or foreign, or any quasi-governmental body, self-regulatory organization or stock exchange, including without limitation the Toronto Stock Exchange or the NASDAQ.

     "Holders" means, (a) when used with reference to any shares, the holders of such shares shown from time to time in the register maintained by or on behalf of the applicable corporation in respect thereof and (b) when used with reference to Company Options means the holders thereof from time to time.

     "Interim Order" means the interim order of the Court, as the same may be amended, in respect of the Arrangement as contemplated by section 2.2 of the Combination Agreement.

     "ITA" means the Income Tax Act (Canada), as amended.

     "Letter of Transmittal and Election Form" means the letter of transmittal and election form for use by Company Shareholders in the form accompanying the Company Circular.

     "Liquidation Amount" has the meaning ascribed thereto in the Exchangeable Share Provisions.

     "Liquidation  Call  Purchase  Price" has the  meaning  ascribed  thereto in section 5.1(1).

     "Liquidation  Call  Right"  has the  meaning  ascribed  thereto  in section
     5.1(1).

     "Liquidation Date" has the meaning ascribed thereto in the Exchangeable Share Provisions.

     "Maximum Cash Consideration" means $19,500,000.

     "NASDAQ" means the Nasdaq National Market or other market or exchange on which Parent Common Shares are traded.

     "Parent" means At Road, Inc., a corporation existing under the laws of Delaware.

     "Parent Call Right" has the meaning ascribed thereto in section 5.3(1).

     "Parent Call Purchase Price" has the meaning ascribed thereto in section 5.3(1).

     "Parent Common Shares" means the shares of common stock in the capital of Parent with par value of $0.0001 per share.

     "Parent Control Transaction" has the meaning ascribed thereto in the Exchangeable Share Provisions.

     "Per Share Cash Consideration" means $9.00.

     "Person" means any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

     "Plan of Arrangement", "hereof", "hereunder" and similar expressions means this Plan of Arrangement, including the appendices hereto and includes any agreement or instrument supplementary or ancillary hereto.

     "Redemption  Call  Purchase  Price"  has the  meaning  ascribed  thereto in section 5.2(1).

     "Redemption Call Right" has the meaning ascribed thereto in section 5.2(1).

     "Redemption Date" has the meaning ascribed thereto in the Exchangeable Share Provisions.

     "Redemption Price" has the meaning ascribed thereto in the Exchangeable Share Provisions.

     "Retraction   Call  Right"  has  the  meaning   ascribed   thereto  in  the
     Exchangeable Share Provisions.

     "Share Payment" has the meaning ascribed thereto in section 2.2(1)(g).

     "Special Voting Share" has the meaning ascribed thereto in the Voting and Exchange Trust Agreement.

     "Stamp Taxes" means all stamp, registration and transfer taxes and duties or their equivalents plus interest and penalties in respect thereof in all jurisdictions where such taxes and duties are payable as a result of any of the transactions contemplated by this Plan of Arrangement.

     "Support Agreement" means the Exchangeable Share Support Agreement to be made among Parent and Exchangeco in connection with the Plan of Arrangement substantially in the form and content of Exhibit D to the Combination
     Agreement, with such changes thereto as the parties to the Combination Agreement, acting reasonably, may agree.

     "Total Cash Amount" has the meaning ascribed thereto in section 2.2(1)(g).

     "Total Transaction Consideration" means the sum of the number of Company Common Shares at the Time of Closing multiplied by the Per Share Cash Consideration.

     "Transfer Agent" has the meaning ascribed thereto in section 5.1(2).

     "Trustee" means the trustee to be chosen by Parent, acting reasonably, to act as trustee under the Voting and Exchange Trust Agreement, being a corporation organized and existing under the laws of Canada and authorized to carry on the business of a trust company in all the provinces of Canada, and any successor trustee appointed under the Voting and Exchange Trust Agreement.

     "Voting and Exchange Trust Agreement" means an agreement to be made among Parent, Exchangeco and the Trustee in connection with the Plan of Arrangement substantially in the form and content of Exhibit E to the Combination Agreement, with such changes thereto as the parties to the Combination Agreement, acting reasonably, may agree.

1.2  Sections and Headings

The division of this Plan of Arrangement into articles and sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this Plan of Arrangement. Unless otherwise indicated, any reference in this Plan of Arrangement to an article, a section or an exhibit refers to the specified article or section of or exhibit to this Plan of Arrangement.

1.3  Number, Gender and Persons

In this Plan of Arrangement, unless the context otherwise requires, words importing the singular number include the plural and vice versa and words importing any gender include all genders.

1.4  Date for any Action

In the event that any date on which any action is required to be taken hereunder by any Person is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

                                   ARTICLE 2
                                   ARRANGEMENT

2.1  Binding Effect

This Plan of Arrangement will become effective at, and be binding at and after, the Effective Time on (i) Company, Parent, Callco and Exchangeco; (ii) all Holders and all beneficial owners of Company Common Shares and Company Stock Options; (iii) all Holders and all beneficial owners of Exchangeable Shares from time to time; (iv) all Holders and beneficial owners of Parent Common Shares received in exchange for Company Common Shares; and (v) all Persons who receive cash pursuant to section 2.2(1).

2.2  Arrangement

Commencing at the Effective Time, the following shall occur and shall be deemed to occur in the following order (except that the issuance of Exchangeable Shares pursuant to section 2.2(1)(e) and the entering into of the Support Agreement and the Voting and Exchange Trust Agreement pursuant to section 2.2(4) shall occur and shall be deemed to occur simultaneously) without any further act or formality:

(1) All of outstanding Company Common Shares held by each Company Shareholder other than

     (a) Company Common Shares held by a Holder which has exercised its Dissent Rights and is ultimately entitled to be paid the fair value of its Company Common Shares, and

     (b)  Company Common Shares held by Parent or any Affiliate thereof shall be transferred by the Holder thereof to Exchangeco, free and clear of all liens, claims and encumbrances,

     (c) for that number of fully paid and non-assessable Parent Common Shares equal to the product of the total number of such Company Common Shares held by that Company Shareholder multiplied by the Exchange Ratio, or

     (d) for an amount in cash payable by Exchangeco equal to the product of the total number of such Company Common Shares held by that Company Shareholder multiplied by the Per Share Cash Consideration (subject to adjustment as provided in (g)), or

     (e) for that number of fully paid and non-assessable Exchangeable Shares (and certain ancillary rights) equal to the product of the total number of such Company Common Shares held by that Company Shareholder multiplied by the Exchange Ratio, the whole as set forth in the Company Shareholder's validly completed and delivered Letter of Transmittal and Election Form delivered prior to the Election Deadline; provided that:

     (f) notwithstanding the foregoing, only Company Shareholders who are either (i) Canadian Residents who hold such Company Common Shares on their own behalf, or (ii) Persons who hold such Company Common Shares on behalf of one or more Canadian Residents, shall be entitled to elect to receive Exchangeable Shares in respect of any such Company Common Shares as set out in (e) above, and any elections to receive Exchangeable Shares made by any other Company Shareholder shall be invalid and the Company Common Shares of any invalidly electing holders shall be deemed to have been transferred to Exchangeco solely in consideration for Parent Common Shares pursuant to (c) above; and

     (g) if the total amount (the "Total Cash Amount") which would be payable in cash by Exchangeco to Holders of Company Common Shares that have validly completed and delivered Letters of Transmittal and Election Forms to elect to receive cash as set forth in (d) above (each an "Electing Shareholder") exceeds the Maximum Cash Consideration, each Electing Shareholder shall receive, in lieu of the consideration set out in section (d) above, a combination of cash (the "Cash Payment") equal to such Electing Shareholder's pro rata share of the Maximum Cash Consideration and a number of either Parent Common Shares (for Holders who are not Canadian Residents) or Exchangeable Shares (for Holders who are Canadian Residents) (the "Share Payment") calculated according to the following formula:

     (i)  The Cash Payment shall be calculated based on the following formula:

                        A    =    B(C)
                                 -----
                                   D

                    Where:         A =   The cash payment payable to the
                                         Electing Shareholder making the Cash
                                         Election

                                   B =   The number of Company Common Shares
                                         held by the Electing Shareholder
                                         making the Cash Election

                                   C =   Maximum Cash Consideration

                                   D =   Total number of Company Common
                                         Shares held by all of the Electing
                                         Shareholders making the Cash Election

     (ii) The Share Payment shall be calculated based on the following formula:

                        W    =    X-Y
                                 -----
                                   Z

                    Where:         W =   The number of Parent Common Shares (for
                                         Electing Shareholders who are not
                                         Canadian Residents) or Exchangeable
                                         Shares (for Electing Shareholders who
                                         are Canadian Residents) issuable to the
                                         Electing Shareholder making the Cash
                                         Election

                                   X =   The number of Company Common Shares
                                         held by the Electing Shareholder making
                                         the Cash Election multiplied by $9.00

                                   Y -   Cash Payment payable to the Electing
                                         Shareholder making the Cash Election

                                   Z =   $12.00

Any Company Shareholder may elect for any one (but only one) of the elections referred to in section (c), (d) or (e) above at any time until the Election Deadline by executing and delivering a Letter of Transmittal and Election Form. Any Company Shareholder who is not a resident of Canada who has not made such an election prior to the Election Deadline shall be deemed to have elected to receive Parent Common Shares pursuant to section (c) above. Any Company Shareholder who is a resident of Canada who has not made such an election prior to the Election Deadline shall be deemed to have elected to receive Exchangeable Shares pursuant to (e) above.

(2) (a) Each Company Stock Option that becomes exercisable as a result of the Arrangement, notwithstanding any contingent vesting provisions to which it might otherwise have been subject, shall be deemed to be conditionally vested and exercisable only as part of the Arrangement unless otherwise agreed to by the holder of the Company Stock Option and the Parent.

     (b) Each holder of a Company Stock Option (including, without limitation, Company Stock Options referred to in subparagraph (a)) may elect to conditionally exercise one or more Company Stock Options as part of the Arrangement by delivering to the Depositary on or prior to the Election Deadline (i) a notice of the conditional exercise of such holder's Company Stock Options indicating whether the holder elects a "Cash Exercise" or a "Cashless Exercise" and (ii) a validly completed Letter of Transmittal and Election Form electing whether such holder wishes to receive Parent Shares, Exchangeable Shares or Per Share Cash Consideration pursuant to Sections 2.2(1)(c), (d) or (e), respectively, hereof in exchange for the Company Common Shares issued to or received by the holder pursuant to the exercise of such holder's Company Stock Options.

     (c) Each "Cash Exercise" shall be accompanied by a certified check or bank draft in an amount equal to the product obtained by multiplying the number of Common Shares in respect of which the Company Stock Option is conditionally exercised (the "Number of Options Exercised") by the exercise price per Company Stock Option (the "Exercise Price"). In the event of a "Cashless Exercise", the holder shall transfer the Company Stock Option to the Company in exchange for Company Common Shares using the following formula:

                        X    =    Y(A-B)
                                  -----
                                    A

                    Where:         X =   The number of shares of Company Common
                                         Shares to be issued to the Company
                                         Stock Option holder

                                   Y =   The number of Company Common Shares
                                         under the holder's Company Stock Option
                                         with respect to which such option is
                                         exercised

                                   A =   The product of 0.75 multiplied by the
                                         weighted average closing trading price
                                         of the Parent Shares
                                         on NASDAQ for the last ten trading days
                                         preceding the Election Deadline

                                   B =   The Exercise Price (if in Canadian
                                         dollars, converted into U.S. Dollars
                                         based on the noon buying rates in New
                                         York City for cable transfers payable
                                         in Canadian dollars, as certified for
                                         customs purposes by the Federal Reserve
                                         Bank of New York) as of the Election
                                         Deadline.

All fractional Company Common Shares issuable pursuant to the exercise of Company Stock Options shall be rounded down to the next whole share, and no consideration shall be paid in respect of such fraction.

     (d) Any holder of an "in the money" option who fails to elect shall be deemed to have elected for a "Cashless Exercise" and to receive, in exchange for the Company Common Shares issued or received pursuant to the transfer of each Company Stock Option to the Company, Exchangeable Shares (if a Canadian resident) or Parent Shares (if not a Canadian resident).

     (e) At the Effective Time, every Company Stock Option which has not been exercised or deemed to have been exercised shall be deemed cancelled and each of the Company Stock Option Plans shall be deemed to have been terminated.

(3) The names of the Holders of the Company Common Shares transferred to Parentco or Exchangeco pursuant to sections 2.2(1)(c), 2.2(1)(d) and 2.2(1)(e) shall be removed from the applicable register of Holders of Company Common Shares and added to the applicable register of holders of Parent Common Shares and/or Exchangeable Shares, as the case may be, and Exchangeco shall be recorded as the registered Holder of the Company Common Shares so exchanged and shall be deemed to be the legal and beneficial owner thereof.

(4) Coincident with the share exchanges set out in sections 2.2(1)(c) and 2.2(1)(e), Parent and Exchangeco shall execute the Support Agreement and Parent, Exchangeco and the Trustee shall execute the Voting and Exchange Trust Agreement and Parent shall issue to and deposit with the Trustee the Special Voting Share, in consideration of the payment to Parent of US$1.00, to be thereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the holders of the Exchangeable Shares in accordance with the Voting and Exchange Trust Agreement. All rights of holders of Exchangeable Shares under the Voting and Exchange Trust Agreement shall be received by them as part of the property receivable by them under section 2.2(1)(e), in exchange for the Company Common Shares for which they were exchanged.

2.3  Tax Election

Each beneficial owner of Company Common Shares who is a Canadian Resident (other than any such owner who is exempt from tax under Part I of the ITA), and who has validly elected or deemed to have elected (or for whom the holder has validly elected on such beneficial owner's behalf) to receive consideration that includes Exchangeable Shares shall be entitled to make an income tax election pursuant to subsection 85(1) of the ITA or, if such beneficial owner is a partnership, subsection 85(2) of the ITA (and in each case, where applicable, the corresponding provisions of any applicable provincial income tax legislation) with respect to the transfer of its Company Common Shares to Exchangeco by providing two signed copies of the necessary prescribed election form(s) to the Depositary within 90 days following the Effective Date, duly completed with the details of the number of Company Common Shares transferred and the applicable agreed amounts for the purposes of such elections. Thereafter, subject to the election forms being correct and complete and complying with the provisions of the ITA (or the corresponding provisions of any applicable provincial income tax legislation), the forms will be signed by Exchangeco and returned to such beneficial owner of Company Common Shares, as applicable, within 30 days after the receipt thereof by the Depositary for filing with the Canada Revenue Agency (or the applicable provincial taxing authority) by such beneficial owner. Exchangeco will not be responsible for the proper completion of any election form and, except for Exchangeco's obligation to return duly completed election forms which are received by the Depositary within 90 days of the Effective Date, within 30 days after the receipt thereof by the Depositary, Exchangeco will not be responsible for any taxes, interest or penalties resulting from the failure by a beneficial owner of Company Common Shares to properly complete or file the election forms in the form and manner and within the time prescribed by the ITA (or any applicable provincial income tax legislation). In its sole discretion, Exchangeco may choose to sign and return an election form received by the Depositary more than 90 days following the Effective Date, but Exchangeco will have no obligation to do so.

2.4  Adjustments to Exchange Ratio

The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Shares or Company Common Shares, other than stock dividends paid in lieu of ordinary course dividends), consolidation, reorganization, recapitalization or other like change with respect to Parent Common Shares or Company Common Shares occurring after the date of the Combination Agreement and prior to the Effective Time.

                                   ARTICLE 3
                                RIGHTS OF DISSENT

3.1  Rights of Dissent

Holders of Company Common Shares may exercise rights of dissent with respect to such shares pursuant to and in the manner set forth in section 190 of the CBCA and this section 3.1 (the "Dissent Rights") in connection with the Arrangement; provided that, notwithstanding subsection 190(5) of the CBCA, the written objection to the Arrangement Resolution referred to in subsection 190(5) of the CBCA must be received by Company not later than 5:00 p.m. (Vancouver time) on the Business Day preceding the Company Meeting. Holders of Company Common Shares who duly exercise such rights of dissent and who:

     (a) are ultimately determined to be entitled to be paid fair value for their Company Common Shares, shall be deemed to have transferred such Company Common

          Shares to Exchangeco immediately prior to the Effective Time, without any further act or formality, and free and clear of any lien, claim and encumbrance, and such shares shall be cancelled as of the Effective Time, or

     (b) are ultimately determined not to be entitled, for any reason, to be paid fair value for their Company Common Shares, shall be deemed to have participated in the Arrangement on the same basis as a non-dissenting holder of Company Common Shares who did not make a valid election to receive Exchangeable Shares and shall receive Parent Common Shares in exchange for their Company Common Shares on the basis determined in accordance with section 2.2(1)(c) above;

but in no case shall Parent, Callco, Exchangeco, the Depositary or any other Person be required to recognize such Dissenting Shareholders as holders of Company Common Shares after the Effective Time, and the names of such Dissenting Shareholders shall be deleted from the registers of holders of Company Common Shares at the Effective Time.

                                   ARTICLE 4

                   CERTIFICATES, CHEQUES AND FRACTIONAL SHARES

4.1  Issuance of Certificates Representing Exchangeable Shares

At or promptly after the Effective Time, Exchangeco shall deposit with the Depositary, for the benefit of the Holders of Company Common Shares who will receive Exchangeable Shares in connection with the Arrangement, certificates representing that number of whole Exchangeable Shares to be delivered pursuant to section 2.2(1)(e). Upon surrender to the Depositary for cancellation of a certificate which immediately prior to the Effective Time represented Company Common Shares which were exchanged for Exchangeable Shares under the Arrangement, together with such other documents and instruments as would have been required to effect the transfer of the Company Common Shares under the CBCA and the bylaws of Exchangeco and such other documents and instruments as the Depositary may reasonably require, the Holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such Holder, a certificate representing that number (rounded down to the nearest whole number) of Exchangeable Shares which such Holder has the right to receive (together with any dividends or distributions with respect thereto pursuant to section 4.3 and any cash in lieu of fractional Exchangeable Shares pursuant to section 4.4, in each case, less any amounts withheld pursuant to section 4.8), and the certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Company Common Shares which was not registered in the transfer records of Company, a certificate representing the proper number of Exchangeable Shares may, subject to section 2.2, be issued to the transferee if the certificate which immediately prior to the Effective Time represented Company Common Shares which Company Common Shares were exchanged for Exchangeable Shares under the Arrangement, is presented to the Depositary accompanied by all documents required to evidence and effect such transfer. Until surrendered as contemplated by this section 4.1, each certificate which immediately prior to the Effective Time represented one or more outstanding Company Common Shares which Company Common Shares were exchanged for Exchangeable Shares under the Arrangement, shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender
(i) the certificate representing Exchangeable Shares as contemplated by this section

4.1, (ii) a cash payment in lieu of any fractional Exchangeable Shares as contemplated by section 4.4 and (iii) any dividends or distributions with a record date after the Effective Time theretofore paid or payable with respect to Exchangeable Shares as contemplated by section 4.3, in each case, less any amounts withheld pursuant to section 4.8.

4.2  Exchange of Certificates for Parent Common Shares

At or promptly after the Effective Time, Exchangeco shall deposit or cause the deposit with the Depositary, for the benefit of the Holders of Company Common Shares who will receive Parent Common Shares on the Arrangement, certificates representing that number of whole Parent Common Shares to be delivered pursuant to section 2.2(1)(c) or section 2.2(1)(g), in the event the Total Cash Amount exceeds the Maximum Cash Consideration, as the case may be, upon the exchange of Company Common Shares. Upon surrender to the Depositary for cancellation of a certificate which immediately prior to the Effective Time represented one or more Company Common Shares which were exchanged for Parent Common Shares under the Arrangement, together with such other documents and instruments as would have been required to effect the transfer of the Company Common Shares under the CBCA and the bylaws of Exchangeco and such other documents and instruments as the Depositary may reasonably require, the Holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such holder, a certificate representing that number (rounded down to the nearest whole number) of Parent Common Shares which such Holder has the right to receive (together with any dividends or distributions with respect thereto pursuant to section 4.3 and any cash in lieu of fractional Parent Common Shares pursuant to section 4.4 or otherwise pursuant to section 2.2(1), less any amounts withheld pursuant to section 4.8), and the certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Company Common Shares which was not registered in the transfer records of Company, a certificate representing the proper number of Parent Common Shares may, subject to section 2.2, be issued to the transferee if the certificate which immediately prior to the Effective Time represented Company Common Shares which Company Common Shares were exchanged for Parent Common Shares under the Arrangement, is presented to the Depositary, accompanied by all documents reasonably required to evidence and effect such transfer. Until surrendered as contemplated by this section 4.2, each certificate which immediately prior to the Effective Time represented one or more outstanding Company Common Shares which Company Common Shares were exchanged for Parent Common Shares under the Arrangement, shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender (i) a certificate representing the Parent Common Shares as contemplated by this section 4.2, (ii) a cash payment in lieu of fractional Parent Common Shares as contemplated by section 4.4 or otherwise pursuant to section 2.2(1), and (iii) any dividends or distributions with a record date after the Effective Time theretofore paid or payable with respect to Parent Common Shares as contemplated by section 4.3, in each case, less any amounts withheld pursuant to section 4.8.

4.3  Distributions with Respect to Unsurrendered Certificates

No dividends or other distributions declared or made after the Effective Time with respect to Exchangeable Shares or Parent Common Shares with a record date after the Effective Time shall by paid to the Holder of any unsurrendered certificate which immediately prior to the Effective Time represented outstanding Company Common Shares which were exchanged pursuant to section 2.2(1)(c), 2.2(1)(e) or 2.2(1)(g), as the case may be, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to section 4.4, unless and until the holder of such certificate shall surrender such certificate in accordance with section 4.1 or 4.2, as the case may be. Subject to applicable law, at the time of such surrender of any such certificate (or, in the case of clause (iii) below, at the appropriate payment date), there shall be paid to the Holder of the certificates representing Company Common Shares without interest, (i) the amount of any cash payable in lieu of a fractional share to which such holder is entitled pursuant to section 4.4, (ii) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to the Exchangeable Shares or Parent Common Shares, as the case may be, to which such holder is entitled pursuant hereto and (iii) to the extent not paid under clause (ii), on the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and the payment date subsequent to surrender payable with respect to such Exchangeable Shares or Parent Common Shares.

4.4  No Fractional Shares

No certificates representing fractional Exchangeable Shares or fractional Parent Common Shares shall be issued upon the surrender for exchange of certificates pursuant to section 4.1 or 4.2 and no dividend, stock split or other change in the capital structure of Exchangeco or Parent shall relate to any such fractional security and such fractional interests shall not entitle the owner thereof to exercise any rights as a security holder of Exchangeco or Parent. In lieu of any such fractional securities, each Person otherwise entitled to a fractional interest in an Exchangeable Share or Parent Common Share will be entitled to receive a cash payment equal to such Person's pro rata portion of the net proceeds after expenses received by the Depositary upon the sale of whole shares representing an accumulation of all fractional interests in Exchangeable Shares or Parent Common Shares, as the case may be, to which all such Persons would otherwise be entitled. The Depositary will sell such Exchangeable Shares by private sale (including by way of sale through the facilities of any stock exchange upon which the Exchangeable Shares are then listed) as soon as reasonably practicable following the Effective Date. The aggregate net proceeds after expenses of such sale will be distributed by the Depositary, pro rata in relation to the respective fractions, among Persons otherwise entitled to receive fractional interests in Exchangeable Shares. The Depositary will sell such Parent Common Shares on the NASDAQ as soon as reasonably practicable following the Effective Date. The aggregate net proceeds after expenses of such sale will be distributed by the Depositary, pro rata in relation to the respective fractions, among Persons otherwise entitled to receive fractional interests in Parent Common Shares.

A holder of an Exchangeable Share shall not be entitled to any fraction of a Parent Common Share upon the exercise by Callco of the Liquidation Call Right or the Redemption Call Right or upon the exercise by Parent of the Parent Call
Right and no certificates representing any such fractional interest shall be issued and such holder otherwise entitled to a fractional interest will receive for such fractional interest from Callco or Parent, as the case may be, on the designated payment date to the extent not paid by Exchangeco a cash payment equal to such fractional interest multiplied by the Current Market Price.

4.5  Lost Certificates

In the event any certificate which immediately prior to the Effective Time represented one or more outstanding Company Common Shares which Company Common Shares were then subsequently exchanged pursuant to section 2.2 shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed, the Depositary will issue in exchange for such lost, stolen or destroyed certificate, certificates representing Exchangeable Shares or Parent Common Shares (and a cheque for any dividends or distributions with respect thereto and any cash pursuant to section 4.4) deliverable in accordance with section 2.2 and such holder's Letter of Transmittal and Election Form. When authorizing such payment in exchange for any lost, stolen or destroyed certificate, the Person to whom cash and/or certificates representing Exchangeable Shares or Parent Common Shares are to be issued shall, as a condition precedent to the issuance thereof, give a bond satisfactory to Company, Exchangeco, Callco, Parent and their respective transfer agents in such sum as Company, Exchangeco, Callco or Parent may direct or otherwise indemnify Company, Exchangeco, Callco and Parent and the Depositary in a manner satisfactory to Company, Exchangeco, Callco and Parent against any claim that may be made against Company, Exchangeco, Callco or Parent with respect to the certificate alleged to have been lost, stolen or destroyed.

4.6  Cheques

At or promptly after the Effective Time, Exchangeco shall deliver to the Depositary, for the benefit of holders of Company Common Shares who will receive cash on the Arrangement, an amount of cash sufficient to pay the amounts payable in cash by Exchangeco pursuant to section 2.2(1)(d). Upon surrender to the Depositary for cancellation of a certificate for one or more Company Common Shares, the Depositary shall pay to such holder the amount to such Company Shareholder pursuant to section 2.2(1)(d) (less any amounts withheld pursuant to section 4.8).

4.7  Extinction of Rights

Any certificate which immediately prior to the Effective Time represented outstanding Company Common Shares and which Company Common Shares were then exchanged pursuant to section 2.2(1)(c), 2.2(1)(d), or 2.2(1)(e), as the case may be, that is not deposited with all other instruments required by section 4.1 or 4.2, as the case may be, on or prior to the fifth anniversary of the Effective Date shall cease to represent a claim or interest of any kind or nature as a shareholder of Company, Exchangeco, Callco or Parent or a right to receive any other amount pursuant to this Arrangement. On such date, the Exchangeable Shares or Parent Common Shares (or cash in lieu of fractional interests therein or otherwise, as provided in section 4.4 or cash not paid by the Depositary pursuant to section 4.6) to which the former holder of the certificate referred to in the preceding sentence was ultimately entitled shall be deemed to have been surrendered for no consideration to Parent or Callco. None of Parent, Company, Callco, Exchangeco or the Depositary shall be liable to any person in respect of any Exchangeable Shares or Parent Common Shares (or dividends, distributions and interest in respect thereof or cash not paid by the Depositary pursuant to section 4.6) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

4.8  Withholding Rights

Exchangeco, Callco, Parent and the Depositary shall be entitled to deduct and withhold from any dividend or consideration otherwise payable to any holder of Company Common Shares, Parent Common Shares or Exchangeable Shares such amounts as Company, Exchangeco, Callco, Parent or the Depositary is required to deduct and withhold with respect to such payment under the ITA, the United States Internal Revenue Code of 1986 or any provision of federal, provincial, territorial, state, local or foreign tax law, in each case, as amended or succeeded, or entitled to withhold under section 116 of the ITA or any corresponding provisions of provincial law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or entitled to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, Exchangeco, Callco, Parent and the Depositary are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to Exchangeco, Callco, Parent or the Depositary, as the case may be, to enable it to comply with such deduction or withholding requirement or entitlement and Exchangeco, Callco, Parent or the Depositary shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale.

4.9  Termination of Depositary

Any Exchangeable Shares or Parent Shares, together with any funds held by the Depositary, that remain undistributed to former holders of Company Common Shares nine months after the Effective Date shall be delivered to Exchangeco upon demand therefor, and holders of certificates previously representing Company Common Shares who have not theretofore complied with Sections 4.1, 4.2 or 4.6 shall thereafter look only to Exchangeco for payment of any claim to cash, Exchangeable Shares, Parent Shares, can in lieu of fractional shares thereof, dividends or distributions, if any, in respect thereof.

                                   ARTICLE 5

             CERTAIN RIGHTS OF CALLCO TO ACQUIRE EXCHANGEABLE SHARES

5.1  Callco Liquidation Call Right

In addition to Callco's rights contained in the Exchangeable Share Provisions, including, without limitation, the Retraction Call Right, Callco shall have the following rights in respect of the Exchangeable Shares:

(1) Callco shall have the overriding right (the "Liquidation Call Right"), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of Exchangeco pursuant to Article 5 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders of Exchangeable Shares (other than any holder of Exchangeable Shares which is Parent or an Affiliate of Parent) on the Liquidation Date all but not less than all of the Exchangeable Shares held by each such holder on payment by Callco to each such holder of an amount per Exchangeable Share (the "Liquidation

     Call Purchase Price") equal to the sum of (i) the Current Market Price of a Parent Common Share on the last Business Day prior to the Liquidation Date, which shall be satisfied in full by Callco delivering or causing to be delivered to such holder one Parent Common Share, plus (ii) any Dividend Amount. In the event of the exercise of the Liquidation Call Right by Callco, each holder (other than Parent and its Affiliates) shall be obligated to sell all the Exchangeable Shares held by the holder to Callco on the Liquidation Date on payment by Callco to the holder of the Liquidation Call Purchase Price for each such share, and Exchangeco shall have no obligation to pay any Liquidation Amount to the holders of such shares so purchased by Callco.

(2) To exercise the Liquidation Call Right, Callco must notify Exchangeco's transfer agent (the "Transfer Agent"), as agent for the Holders of Exchangeable Shares, and Exchangeco of Callco's intention to exercise such right at least 45 days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding-up of Exchangeco and at least five Business Days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding-up of Exchangeco. The Transfer Agent will notify the holders of Exchangeable Shares as to whether or not Callco has exercised the Liquidation Call Right forthwith after the expiry of the period during which the same may be exercised by Callco. If Callco exercises the Liquidation Call Right, then on the Liquidation Date, Callco will purchase and all of the Holders (other than Parent and its Affiliates) will sell all of the Exchangeable Shares held by each such Holder then outstanding for a price per Exchangeable Share equal to the Liquidation Call Purchase Price.

(3) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Liquidation Call Right, Callco shall deposit or cause to be deposited with the Transfer Agent, on or before the Liquidation Date, certificates representing the aggregate number of Parent Common Shares deliverable by Callco and a cheque or cheques of Callco payable at par at any branch of the bankers of Callco representing the aggregate Dividend Amount, if any, in payment of the total Liquidation Call Purchase Price for all Holders of Exchangeable Shares (other than Parent and its Affiliates), less any amounts withheld pursuant to section 4.8. Provided that Callco has complied with the immediately preceding sentence, on and after the Liquidation Date, each Holder of Exchangeable Shares (other than Parent and its Affiliates) shall cease to be a Holder of Exchangeable Shares and shall not be entitled to exercise any of the rights of a Holder of Exchangeable Shares (including, without limitation, any rights under the Voting and
     Exchange Trust Agreement), other than the right to receive, without interest, its proportionate part of the total Liquidation Call Purchase Price payable by Callco upon presentation and surrender by such Holder of certificates representing the Exchangeable Shares held by such Holder and the Holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of the Parent Common Shares to which it is entitled. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the CBCA and the by-laws of Exchangeco and such additional documents, instruments and payments (including, without limitation, any applicable Stamp Taxes) as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Callco shall deliver to such holder certificates representing the Parent Common Shares to which the holder is entitled and a cheque or cheques of Callco payable at par at any branch of the bankers of Callco in payment of the remaining portion, if any, of the total Liquidation Call Purchase Price, less any amounts withheld pursuant to section 4.8. If Callco does not exercise the Liquidation Call Right in the manner described above, on the Liquidation Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the Liquidation Amount otherwise payable by Exchangeco in connection with the liquidation, dissolution or winding-up of Exchangeco pursuant to Article 5 of the Exchangeable Share Provisions.

5.2  Callco Redemption Call Right

In addition to Callco's rights contained in the Exchangeable Share Provisions, including, without limitation, the Retraction Call Right, Callco shall have the following rights in respect of the Exchangeable Shares:

(1) Callco shall have the overriding right (the "Redemption Call Right"), notwithstanding the proposed redemption of the Exchangeable Shares by Exchangeco pursuant to Article 7 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders of Exchangeable Shares (other than any Holder of Exchangeable Shares which is Parent or an Affiliate of Parent) on the Redemption Date all but not less than all of the Exchangeable Shares held by each such Holder on payment by Callco to each Holder of an amount per Exchangeable Share (the "Redemption Call Purchase Price") equal to the sum of (i) the Current Market Price of a Parent Common Share on the last Business Day prior to the Redemption Date, which shall be satisfied in full by Callco delivering or causing to be delivered to such holder one Parent Common Share, plus (ii) any Dividend Amount. In the event of the exercise of the Redemption Call Right by Callco, each holder shall be obligated to sell all the Exchangeable Shares held by the Holder to Callco on the Redemption Date on payment by Callco to the Holder of the Redemption Call Purchase Price for each such share, and Exchangeco shall have no obligation to redeem, or to pay any Dividend Amount in respect of, such shares so purchased by Callco.

(2) To exercise the Redemption Call Right, Callco must notify the Transfer Agent, as agent for the holders of Exchangeable Shares, and Exchangeco of Callco's intention to exercise such right at least 60 days before the Redemption Date, except in the case of a redemption occurring as a result of a Parent Control Transaction, an Exchangeable Share Voting Event or an Exempt Exchangeable Share Voting Event, in which case Callco shall so notify the Transfer Agent and Exchangeco on or before the Redemption Date. The Transfer Agent will notify the Holders of the Exchangeable Shares as to whether or not Callco has exercised the Redemption Call Right forthwith after the expiry of the period during which the same may be exercised by Callco. If Callco exercises the Redemption Call Right, on the Redemption Date, Callco will purchase and all of the Holders (other than Parent and its Affiliates) will sell all of the Exchangeable Shares held by each such Holder then outstanding for a price per Exchangeable Share equal to the Redemption Call Purchase Price.

(3) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Redemption Call Right, Callco shall deposit or cause to be deposited with the Transfer Agent, on or before the Redemption Date, certificates representing the aggregate number of Parent Common Shares deliverable by Callco and a cheque or cheques of Callco payable at par at any branch of the bankers of Callco representing the aggregate Dividend Amount, if any, in payment of the total Redemption Call Purchase Price for all Holders of Exchangeable Shares (other than Parent and its Affiliates), less any amounts withheld pursuant to section 4.8. Provided that Callco has complied with the immediately preceding sentence, on and after the Redemption Date each Holder of Exchangeable Shares (other than Parent and its Affiliates) shall cease to be a Holder of the Exchangeable Shares and shall not be entitled to exercise any of the rights of Holders of Exchangeable Shares (including, without limitation, any rights under the Voting and Exchange Trust Agreement), other than the right to receive, without interest, its proportionate part of the total Redemption Call Purchase Price payable by Callco upon presentation and surrender by such Holder of certificates representing the Exchangeable Shares held by such holder and the Holder shall on and after the Redemption Date be considered and deemed for all purposes to be the holder of the Parent Common Shares to which it is entitled. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the CBCA and the by-laws of Exchangeco and such additional documents, instruments and payments (including, without limitation, any applicable Stamp Taxes) as the Transfer Agent may reasonably require, the Holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Callco shall deliver to such Holder certificates representing the Parent Common Shares to which the holder is entitled and a cheque or cheques of Callco payable at par at any branch of the bankers of Callco in payment of the remaining portion, if any, of the total Redemption Call Purchase Price, less any amounts withheld pursuant to section 4.8. If Callco does not exercise the Redemption Call Right in the manner described above, on the Redemption Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the Redemption Price otherwise payable by Exchangeco in connection with the redemption of the Exchangeable Shares pursuant to Article 7 of the Exchangeable Share Provisions, together with accrued and unpaid dividends on such Exchangeable Shares held by the holder on any dividend record date prior to the Redemption Date.

5.3  Parent Call Right

(1) Parent will have the right (the "Parent Call Right") to purchase, or to cause Callco to purchase, from all but not less than all of the holders of Exchangeable Shares (other than Parent and its Affiliates) on the Change in Law Exchange Date all but not less than all of the Exchangeable Shares held by each such holder on payment by Parent or Callco, as the case may be, of an amount per Exchangeable Share (the "Parent Call Purchase Price") equal to the sum of (i) the Current Market Price of a Parent Common Share on the last Business Day prior to the Change in Law Exchange Date, which shall be satisfied in full by Parent delivering or causing to be delivered, or Callco causing to be delivered, to such holder one Parent Common Share, plus, (ii) any Dividend Amount. In the event of the exercise of the Parent Call Right by Parent each Holder (other than Parent and its

     Affiliates) shall be obligated to sell all of the Exchangeable Shares held by such Holder to Parent or Callco, as the case may be, on the Change in Law Exchange Date on payment by Parent or Callco, as the case may be, to the holder of the Parent Call Purchase Price for each such share.

(2) To exercise the Parent Call Right, (i) Parent must notify the Transfer Agent, as agent for the holders of Exchangeable Shares, and Exchangeco of Parent's intention to exercise or cause Callco to exercise such right at least 45 days before the Business Day on which the purchase of such Exchangeable Shares shall occur (the "Change in Law Exchange Date") and such notice shall specify whether Parent or Callco will effect such purchase, and (ii) Parent must deliver to the Trustee an opinion in writing signed by Canadian counsel to Parent (which counsel must be reasonably acceptable to the Trustee) stating that since the Effective Date there has been a change to the ITA and any applicable provincial income tax legislation to the effect that the sale by beneficial owners of Exchangeable Shares (other than Parent and its Affiliates) who are Canadian Residents and who hold their Exchangeable Shares as capital property for the purposes of the ITA and any applicable provincial income tax legislation of Exchangeable Shares to Parent or Callco, as the case may be, pursuant to the Parent Call Right will qualify as a tax deferred transaction for purposes of the ITA and any applicable provincial income tax legislation. The Transfer Agent will notify the holders of Exchangeable Shares that the Parent Call Right has been exercised by Parent or Callco. If Parent exercises the Parent Call Right, then on the Change in Law Exchange Date Parent or Callco, as the case may be, will purchase and all of the Holders (other than Parent and its Affiliates) will sell all of the Exchangeable Shares held by such Holders then outstanding for a price per share equal to the Parent Call Purchase Price.

(3) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Parent Call Right, Parent or Callco, as the case may be, shall deposit or cause to be deposited with the Transfer Agent, on or before the Change in Law Exchange Date, certificates representing the aggregate number of Parent Common Shares deliverable by Parent or Callco, as the case may be, and a cheque or cheques of Parent or Callco, as the case may be, payable at par at any branch of the bankers of Parent or Callco, as the case may be, representing the aggregate Dividend Amount, if any, in payment of the total Parent Call Purchase Price for all Holders of Exchangeable Shares (other than Parent and its Affiliates) less any amounts withheld pursuant to section 4.8. Provided that Parent or Callco, as the case may be, has complied with the immediately preceding sentence, on and after the Change in Law Exchange Date, each Holder of Exchangeable Shares (other than Parent and its Affiliates) shall cease to be a Holder of Exchangeable Shares and shall not be entitled to exercise any of the rights of a Holder of Exchangeable Shares (including, without limitation, any rights under the Voting and Exchange Trust Agreement) other than the right to receive, without interest, its proportionate part of the total Parent Call Purchase Price payable by Parent or Callco, as the case may be, upon presentation and surrender by such Holder of certificates representing the Exchangeable Shares held by such holder and the Holder shall on and after the Change in Law Exchange Date be considered and deemed for all purposes to be the Holder of the Parent Common Shares to which it is entitled. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other

                                      -21



     documents and instruments as may be required to effect a transfer of Exchangeable Shares under the CBCA and the by-laws of Exchangeco and such additional documents, instruments and payments (including, without limitation, any applicable Stamp Taxes) as the Transfer Agent may reasonably require, the Holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Parent or Callco, as the case may be, shall deliver to such holder, certificates representing the Parent Common Shares to which the holder is entitled and a cheque or cheques of Parent or Callco, as the case may be, payable at par at any branch of the bankers of Parent or Callco, as the case may be, in payment of the remaining portion, if any, of the Parent Call Purchase Price less any amounts withheld pursuant to section 4.8 hereof.

5.4  Exchange Put Right

Upon and subject to the terms and conditions contained in the Exchangeable Share Provisions and the Voting Trust and Exchange Trust Agreement, a Holder of Exchangeable Shares shall have the Exchange Put Right.

                                   ARTICLE 6
                                   AMENDMENTS

6.1  Amendments to Plan of Arrangement

(1) Company reserves the right to amend, modify or supplement this Plan of Arrangement at any time and from time to time prior to the Effective Date, provided that each such amendment, modification or supplement must be (i) set out in writing, (ii) approved by Parent, (iii) filed with the Court and, if made following the Company Meeting, approved by the Court, and (iv) communicated to holders of Company Common Shares if and as required by the Court.

(2) Any amendment, modification or supplement to this Plan of Arrangement may be proposed by Company at any time prior to the Company Meeting (provided that Parent shall have consented thereto) with or without any other prior notice or communication, and if so proposed and accepted by the Persons voting at the Company Meeting (subject to the requirements of the Interim Order), shall become part of this Plan of Arrangement for all purposes.

(3) Any amendment, modification or supplement to this Plan of Arrangement that is approved or directed by the Court following the Company Meeting shall be effective only (i) if it is consented to by each of Company, Exchangeco, Callco and Parent and (ii) if required by the Court, it is consented to by holders of the Company Common Shares. Any amendment, modification or supplement to this Plan of Arrangement may be made following the Effective Date unilaterally by Parent, provided that it concerns a matter which, in the reasonable opinion of Parent, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the financial or economic interests of any holder of Exchangeable Shares.

                                   ARTICLE 7
                               FURTHER ASSURANCES

7.1  Further Assurances

Each of the parties to the Combination Agreement shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order further to document or evidence any of the transactions or events set out herein.

                                   APPENDIX 1
                           TO THE PLAN OF ARRANGEMENT


                           PROVISIONS ATTACHING TO THE
                               EXCHANGEABLE SHARES


The   Exchangeable   Shares  shall  have  the  following   rights,   privileges,
restrictions and conditions:

                                   ARTICLE 1
                                 INTERPRETATION

1.1  For the purposes of these share provisions:

     "Affiliate" has the meaning ascribed thereto in the CBCA.

     "Arrangement" means an arrangement under Section 192 of the CBCA on the terms and subject to the conditions set out in the Plan of Arrangement, to which plan these share provisions are attached as Appendix 1 and which Plan of Arrangement (other than Appendix 1 thereto) is attached to these share provisions as Exhibit A.

     "Articles" means the Notice of Articles and Articles of the Corporation.

     "BCA" means the Business Corporation Act (British Columbia).

     "Board of Directors" means the Board of Directors of the Corporation.

     "Business Day" means any day on which commercial banks are open for business in Vancouver, British Columbia and San Francisco, California other than a Saturday, a Sunday or a day observed as a holiday in Vancouver, British Columbia and San Francisco, California under applicable laws.

     "Callco" means 3087761 Nova Scotia Company, an unlimited liability company existing under the laws of Nova Scotia, and being a wholly-owned subsidiary of Parent.

     "Callco Call Notice" has the meaning ascribed thereto in Section 6.3 of these share provisions.

     "CBCA" means the Canada Business Corporations Act, as amended.

     "Combination Agreement" means the combination agreement dated as of April 12, 2004 by and among Parent, Corporation and MDSI Mobile Data Solutions Inc., as amended, supplemented and/or restated in accordance with its terms prior to the Effective Date, providing for, among other things, the Arrangement.

     "Canadian Dollar Equivalent" means in respect of an amount expressed in a currency other than Canadian dollars (the "Foreign Currency Amount") at any date the product obtained by multiplying:

     (a)  the Foreign Currency Amount; by

     (b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such spot exchange rate on such date for such foreign currency expressed in Canadian dollars as may be determined by the Board of Directors to be appropriate for such purpose.

     "Common Shares" means the common shares in the capital of the Corporation.

     "Corporation" means Orion Exchangeco, Ltd., a corporation incorporated under the BCA.

     "Current Market Price" means, in respect of a Parent Common Share on any date, the Canadian Dollar Equivalent of the average of the closing prices of Parent Common Shares during a period of 20 consecutive trading days ending on the trading date immediately before such date on the NASDAQ, or, if the Parent Common Shares are not then listed on the NASDAQ, on such other stock exchange or automated quotation system on which the Parent Common Shares are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of Parent Common Shares during such period does not create a market which reflects the fair market value of a Parent Common Share, then the Current Market Price of a Parent Common Share shall be determined by the Board of Directors, in good faith and in its sole discretion, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding.

     "Depositary" means any trust company in Canada selected by the Corporation for purposes of holding some or all of the Liquidation Amount or Redemption Price in accordance with Article 5 or Article 7, respectively.

     "Director" means the Director appointed pursuant to Section 260 of the CBCA.

     "Dividend Amount" means an amount equal to all declared and unpaid dividends on an Exchangeable Share held by a holder on any dividend record date which occurred prior to the date of purchase of such share by Callco from such holder.

     "Effective Date" means the date shown on the certificate of arrangement to be issued by the Director under the CBCA giving effect to the Arrangement.

     "Exchange Put Date" has the meaning ascribed thereto in Section 9.3.

     "Exchange Put Event" means the failure by one or both of the Corporation or Callco, as applicable, to complete any redemption, retraction, distribution on liquidation in respect of, or purchase Exchangeable Shares required to be completed by it as contemplated herein, elsewhere in the Articles or in the Voting and Exchange Trust Agreement (unless Callco or any other Person controlled by Parent shall have otherwise purchased such

     Exchangeable Shares in accordance with the provisions of the Articles or the Voting and Exchange Trust Agreement within the delays afforded to it pursuant thereto).

     "Exchange Put Right" has the meaning ascribed thereto in Section 9.2.

     "Exchangeable Shares" means the non-voting exchangeable shares in the capital of the Corporation, having the rights, privileges, restrictions and conditions set forth herein.

     "Exchangeable Share Voting Event" means any matter in respect of which holders of Exchangeable Shares are entitled to vote as shareholders of the Corporation, other than an Exempt Exchangeable Share Voting Event, and, for greater certainty, excluding any matter in respect of which holders of Exchangeable Shares are entitled to vote (or instruct the Trustee to vote) in their capacity as Beneficiaries under (and as that term is defined in) the Voting and Exchange Trust Agreement.

     "Exempt Exchangeable Share Voting Event" means any matter in respect of which holders of Exchangeable Shares are entitled to vote as shareholders of the Corporation in order to approve or disapprove, as applicable, any change to, or in the rights of the holders of, the Exchangeable Shares, where the approval or disapproval, as applicable, of such change would be required to maintain the economic equivalence of the Exchangeable Shares and the Parent Common Shares.

     "Governmental Entity" means any court, administrative agency, tribunal, bureau, board, commission, public authority, governmental or regulatory authority, agency, ministry, crown corporation or other law, rule-or regulation-making entity, domestic or foreign, or any quasi-governmental body, self-regulatory organization or stock exchange, including without limitation the Toronto Stock Exchange or the NASDAQ.

     "holder" means, when used with reference to the Exchangeable Shares, a holder of Exchangeable Shares shown from time to time in the register maintained by or on behalf of the Corporation in respect of the Exchangeable Shares.

     "Liquidation Amount" has the meaning ascribed thereto in Section 5.1 of these share provisions.

     "Liquidation Call Right" has the meaning ascribed thereto in the Plan of Arrangement.

     "Liquidation Date" has the meaning ascribed thereto in Section 5.1 of these share provisions.

     "NASDAQ " means the Nasdaq Stock Market or its successors or other market or exchange on which Parent Common Shares are traded.

     "Parent" means At Road, Inc., a corporation existing under the laws of Delaware.

     "Parent Common Shares" mean shares of common stock of Parent, with par value of $0.0001 per share.

     "Parent Control Transaction" means any merger, amalgamation, arrangement, tender offer, material sale of shares or rights or interests therein or thereto or similar transactions involving Parent, or any proposal to do so, which would result in the holders of Parent Common Shares prior to such transaction holding less than 50% of the outstanding voting securities of the surviving entity.

     "Parent Dividend Declaration Date" means the date on which the board of directors of Parent declares any dividend on the Parent Common Shares.

     "Person" means any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

     "Plan of Arrangement" means the plan of arrangement relating to the arrangement of Company under Section 192 of the CBCA substantially in the form and content of Exhibit C to the Combination Agreement and any amendments or variations thereto made in accordance with the Combination Agreement or the Plan of Arrangement or made at the direction of the Court.

     "Purchase Price" has the meaning ascribed thereto in Section 6.3 of these share provisions.

     "Put Amount" has the meaning ascribed thereto in Section 9.2 of these share provisions.

     "Put Consideration" has the meaning ascribed thereto in Section 9.2 of these share provisions.

     "Redemption Call Purchase Price" has the meaning ascribed thereto in the Plan of Arrangement.

     "Redemption Call Right" has the meaning ascribed thereto in the Plan of Arrangement.

     "Redemption Date" means the date, if any, established by the Board of Directors for the redemption by the Corporation of all but not less than all of the outstanding Exchangeable Shares pursuant to Article 7 of these share provisions, which date shall be no earlier than the fifth anniversary of the Effective Date, unless:

     (a) at any time, there are fewer than 10% of the actual number of Exchangeable Shares issuable as determined as at the Election Deadline (as defined in the Plan of Arrangement) outstanding (other than Exchangeable Shares held by Parent and its Affiliates, and as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision or consolidation of or stock dividend on the Exchangeable Shares, any issue or distribution of rights to acquire Exchangeable Shares or securities exchangeable for or convertible into Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction affecting the Exchangeable Shares), in which case the Board of Directors may accelerate such redemption date to such date as they may determine, upon at least 60 days' prior written notice to the holders of the Exchangeable Shares and the Trustee;

     (b) a Parent Control Transaction occurs, in which case, provided that the Board of Directors determines, in good faith and in its sole discretion, that it is not reasonably practicable to substantially replicate the terms and conditions of the Exchangeable Shares in connection with such Parent Control Transaction and that the redemption of all but not less than all of the outstanding Exchangeable Shares is necessary to enable the completion of such Parent Control Transaction in accordance with its terms, the Board of Directors may accelerate such redemption date to such date as they may determine, upon such number of days' prior written notice to the holders of the Exchangeable Shares and the Trustee as the Board of Directors may determine to be reasonably practicable in such circumstances;

     (c) an Exchangeable Share Voting Event is proposed and (i) the Board of Directors has determined, in good faith and in its sole discretion, that it is not reasonably practicable to accomplish the business purpose intended by the Exchangeable Share Voting Event, which business purpose must be bona fide and not for the primary purpose of causing the occurrence of a Redemption Date, in any other commercially reasonable manner that does not result in an Exchangeable Share Voting Event, and (ii) the holders of the Exchangeable Shares fail to take the necessary action, at a meeting or other vote of holders of Exchangeable Shares, to approve or disapprove, as applicable, the Exchangeable Share Voting Event, in which case the redemption date shall be the Business Day following the day on which the holders of the Exchangeable Shares failed to take such action; or

     (d) an Exempt Exchangeable Share Voting Event is proposed and the holders of Exchangeable Shares fail to take the necessary action at a meeting or other vote of holders of Exchangeable Shares, to approve or disapprove, as applicable, the Exempt Exchangeable Share Voting Event, in which case the redemption date shall be the Business Day following the day on which the holders of the Exchangeable Shares failed to take such action;

     provided, however, that the accidental failure or omission to give any notice of redemption under clauses (a), (b), (c) or (d) above to any of such holders of Exchangeable Shares shall not affect the validity of any such redemption.

     "Redemption Price" has the meaning ascribed thereto in Section 7.1 of these share provisions.

     "Retracted Shares" has the meaning ascribed thereto in Section 6.1(a) of these share provisions.

     "Retraction Call Right" has the meaning ascribed thereto in Section 6.1(c) of these share provisions.

     "Retraction Date" has the meaning ascribed thereto in Section 6.1(b) of these share provisions.

     "Retraction Price" has the meaning ascribed thereto in Section 6.1 of these share provisions.

     "Retraction Request" has the meaning ascribed thereto in Section 6.1 of these share provisions.

     "Support Agreement" means the agreement made between Parent, Callco and the Corporation substantially in the form and content of Exhibit D to the Combination Agreement, as amended pursuant to the terms of the Support Agreement.

     "Transfer Agent" means Computershare Trust Company of Canada or such other Person as may from time to time be appointed by the Corporation as the registrar and transfer agent for the Exchangeable Shares.

     "Trustee" means the trustee chosen by Parent, acting reasonably, to act as trustee under the Voting and Exchange Trust Agreement, being a corporation organized and existing under the laws of Canada and authorized to carry on the business of a trust company in all the provinces of Canada, and any successor trustee appointed under the Voting and Exchange Trust Agreement.

     "Voting and Exchange Trust Agreement" means the agreement made between Parent, the Corporation and the Trustee in connection with the Plan of Arrangement substantially in the form and content of Exhibit E to the Combination Agreement, as amended pursuant to the terms of the Voting and Exchange Trust Agreement.


                                   ARTICLE 2
                         RANKING OF EXCHANGEABLE SHARES

The Exchangeable Shares shall be entitled to a preference over the Common Shares and any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.

                                   ARTICLE 3
                                    DIVIDENDS

3.1 A holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each Parent Dividend Declaration Date, declare a dividend on each Exchangeable Share:

     (a) in the case of a cash dividend declared on the Parent Common Shares, in an amount in cash for each Exchangeable Share in U.S. dollars or the Canadian Dollar Equivalent of the cash dividend declared on each Parent Common Share on the Parent Dividend Declaration Date;

     (b) in the case of a stock dividend declared on the Parent Common Shares to be paid in Parent Common Shares, by the issue by the Corporation of such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of Parent Common Shares to be paid on each Parent Common Share unless in lieu of such stock dividend the Corporation elects to effect a corresponding and contemporaneous and economically equivalent (as determined by the Board of Directors in accordance with Section 3.5 hereof) subdivision of the outstanding Exchangeable Shares; or

     (c) in the case of a dividend declared on the Parent Common Shares in property other than cash or Parent Common Shares, in such type and amount of property for each Exchangeable Share as is the same as or economically equivalent to (to be determined by the Board of Directors as contemplated by Section 3.5 hereof) the type and amount of property declared as a dividend on each Parent Common Share.

     Such dividends shall be paid out of money, assets or property of the Corporation properly applicable to the payment of dividends, or out of authorized but unissued shares of the Corporation, or through the subdivision of outstanding Exchangeable Shares, as applicable. The holders of Exchangeable Shares shall not be entitled to any dividends other than or in excess of the dividends referred to in this Section 3.1.

3.2 Cheques of the Corporation payable at par at any branch of the bankers of the Corporation shall be issued in respect of any cash dividends contemplated by Section 3.1(a) hereof and the sending of such a cheque to each holder of an Exchangeable Share shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation. Certificates registered in the name of the registered holder of Exchangeable Shares shall be issued or transferred in respect of any stock dividends contemplated by Section 3.1(b) hereof and the sending of such a certificate to each holder of an Exchangeable Share shall satisfy the stock dividend represented thereby. Such other type and amount of property in respect of any dividends contemplated by Section 3.1(c) hereof shall be issued, distributed or transferred by the Corporation in such manner as it shall determine and the issuance, distribution or transfer thereof by the Corporation to each holder of an Exchangeable Share shall satisfy the dividend represented thereby. No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Corporation any dividend that is represented by a cheque that has not been duly presented to the Corporation's bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

3.3 The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Exchangeable Shares under Section 3.1 hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the Parent Common Shares.

3.4 If on any payment date for any dividends declared on the Exchangeable Shares under Section 3.1 hereof the dividends are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient moneys, assets or property properly applicable to the payment of such dividends.

3.5 The Board of Directors shall determine, in good faith and in its sole discretion, economic equivalence for the purposes of Section 3.1 hereof, and each such determination shall be conclusive and binding on the Corporation and its shareholders. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors to be relevant, be considered by the Board of Directors:

     (a) in the case of any stock dividend or other distribution payable in Parent Common Shares, the number of such shares issued as a result of such dividend or distribution in proportion to the number of Parent Common Shares previously outstanding;

     (b) in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares), the relationship between the exercise price of each such right, option or warrant and the Current Market Price of a Parent Common Share;

     (c) in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of Parent of any Class other than Parent Common Shares, any rights, options or warrants other than those referred to in Section 3.5(b) hereof, any evidences of indebtedness of Parent or any assets of Parent), the relationship between the fair market value (as determined by the Board of Directors) of such property to be issued or distributed with respect to each outstanding Parent Common Share and the Current Market Price of a Parent Common Share;

     (d) in the case of any subdivision, redivision or change of the then outstanding Parent Common Shares into a greater number of Parent Common Shares or the reduction, combination, consolidation or change of the then outstanding Parent Common Shares into a lesser number of Parent Common Shares or any amalgamation, merger, reorganization or other transaction affecting Parent Common Shares, the effect thereof upon the then outstanding Parent Common Shares; and

     (e) in all such cases, the general taxation consequences of the relevant event to beneficial owners of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to such owners determined as if they owned Parent Common Shares at the relevant time as a result of differing tax treatment under the laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of beneficial owners of Exchangeable Shares).

                                   ARTICLE 4
                              CERTAIN RESTRICTIONS

So long as any of the Exchangeable Shares are outstanding, the Corporation shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in Section 10.2 of these share provisions:

     (a) pay any dividends on the Common Shares or any other shares ranking junior to the Exchangeable Shares, other than stock dividends payable in Common Shares or any such other shares ranking junior to the Exchangeable Shares, as the case may be;

     (b) redeem or purchase or make any capital distribution in respect of Common Shares or any other shares ranking junior to the Exchangeable Shares;

     (c) redeem or purchase any other shares of the Corporation ranking equally with the Exchangeable Shares with respect to the payment of dividends or on any liquidation distribution or winding up of the Corporation or any other distribution of all or substantially all of the assets of the Corporation; or

     (d) issue any Exchangeable Shares or any other shares of the Corporation ranking equally with, or superior to, the Exchangeable Shares other than pursuant to a shareholders rights plan adopted by the Corporation or by way of stock dividends to the holders of such Exchangeable Shares.

The restrictions in this Article 4 shall not apply if all dividends on the outstanding Exchangeable Shares corresponding to dividends declared and paid on the Parent Common Shares shall have been declared and paid on the Exchangeable Shares.

                                   ARTICLE 5
                           DISTRIBUTION ON LIQUIDATION

5.1 In the event of the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, subject to the exercise by Callco of the Liquidation Call Right, a holder of Exchangeable Shares shall be entitled, subject to applicable law, to receive from the assets of the Corporation in respect of each Exchangeable Share held by such holder on the effective date (the "Liquidation Date") of such liquidation, dissolution or winding-up, before any distribution of any part of the assets of the Corporation among the holders of the Common Shares or any other shares ranking junior to the Exchangeable Shares, an amount per share (the "Liquidation Amount") equal to the sum of: (i) the Current Market Price of a Parent Common Share on the last Business Day prior to the Liquidation Date, which shall be satisfied in full by the Corporation delivering or causing to be delivered to such holder one Parent Common Share, and (ii) an amount equal to all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Liquidation Date.

5.2 On or promptly after the Liquidation Date, and provided the Liquidation Call Right has not been exercised by Callco, the Corporation shall pay or cause to be paid to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the BCA and the Articles of the Corporation and such additional documents, instruments and payments as the Transfer Agent and the Corporation may reasonably require, at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of the Exchangeable Shares. Payment of the total Liquidation Amount for such Exchangeable Shares shall be made by transferring or causing to be transferred to each holder the Parent Common Shares to which such holder is entitled and by delivering to such holder, at the address of such holder recorded in the register of shareholders of the Corporation for the Exchangeable Shares or by holding for pick-up by such holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, on behalf of the Corporation certificates representing Parent Common Shares (which shares shall be fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) and a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in respect of the remaining portion, if any, of the total Liquidation Amount (in each case, less any amounts withheld on account of tax pursuant to Section 13.3). On and after the Liquidation Date, each holder of Exchangeable Shares shall cease to be a holder of Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder of Exchangeable Shares (including, without limitation, any rights under the Voting and Exchange Trust Agreement), other than the right to receive its proportionate part of the total Liquidation Amount, unless payment of the total Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holder shall remain unaffected until the total Liquidation Amount has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time after the Liquidation Date to transfer or cause to be issued or transferred to, and deposited with, the Depositary the total Liquidation Amount in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof, such Liquidation Amount to be held by the Depositary as trustee for and on behalf of, and for the use and benefit of, such holders. Upon such deposit being made, the rights of a holder of Exchangeable Shares after such deposit shall be limited to receiving its proportionate part of the total Liquidation Amount for such Exchangeable Shares so deposited, without interest, (in each case less any amounts withheld on account of tax pursuant to Section 13.3) against presentation and surrender of the certificates for the Exchangeable Shares held by them in accordance with the foregoing provisions. Upon such payment or deposit of the total Liquidation Amount, the holders of Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Parent Common Shares delivered to them or the custodian on their behalf.

5.3 After the Corporation has satisfied its obligations to pay the holders of the Exchangeable Shares the Liquidation Amount per Exchangeable Share pursuant to Section 5.1 of these share provisions, such holders shall not be entitled to share in any further distribution of the assets of the Corporation.

                                   ARTICLE 6
                   RETRACTION OF EXCHANGEABLE SHARES BY HOLDER

6.1 A holder of Exchangeable Shares shall be entitled at any time, subject to the exercise by Callco of the Retraction Call Right and otherwise upon compliance with, and subject to, the provisions of this Article 6 to require the Corporation to redeem any or all of the Exchangeable Shares registered in the name of such holder for an amount per share equal to the sum of: (i) the Current Market Price of a Parent Common Share on the last Business Day prior to the Retraction Date (the "Retraction Price"), which shall be satisfied in full by the Corporation delivering or causing to be delivered to such holder one Parent Common Share for each Exchangeable Share presented and surrendered by the holder, and (ii) on the designated payment date therefor, the full amount of all declared and unpaid dividends on any such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Retraction Date. To effect such redemption, the holder shall present and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares the certificate or certificates representing the Exchangeable Shares which the holder desires to have the Corporation redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the BCA and the Articles of the Corporation and such additional documents, instruments and payments as the Transfer Agent and the Corporation may reasonably require, and together with a duly executed statement (the "Retraction Request") in the form of Schedule A hereto or in such other form as may be acceptable to the Corporation:

     (a) specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate or certificates (the "Retracted Shares") redeemed by the Corporation;

     (b) stating the Business Day on which the holder desires to have the Corporation redeem the Retracted Shares (the "Retraction Date"), provided that the Retraction Date shall be not less than 10 Business Days nor more than 15 Business Days after the date on which the Retraction Request is received by the Corporation and further provided that, in the event that no such Business Day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the 15th Business Day after the date on which the Retraction Request is received by the Corporation; and

     (c) acknowledging the overriding right (the "Retraction Call Right") of Callco to purchase all but not less than all the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares to Callco in accordance with the Retraction Call Right on the terms and conditions set out in Section 6.3 hereof.

6.2 Subject to the exercise by Callco of the Retraction Call Right, upon receipt by the Corporation or the Transfer Agent in the manner specified in
     Section 6.1 of a certificate or certificates representing the number of Retracted Shares, together with a Retraction Request, and provided that the Retraction Request is not revoked by the holder in the manner specified in
     Section 6.7, the Corporation shall redeem the Retracted Shares effective at the close of business on the Retraction Date and shall transfer or cause to be issued or transferred to such holder the Parent Common Shares to which such holder is entitled and shall comply with Section 6.4 hereof. If only a part of the Exchangeable Shares represented by any certificate is redeemed (or purchased by Callco pursuant to the Retraction Call Right), a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

6.3 Upon receipt by the Corporation of a Retraction Request, the Corporation shall immediately notify Callco thereof and shall provide to Callco a copy of the Retraction Request. In order to exercise the Retraction Call Right, Callco must notify the Corporation of its determination to do so (the "Callco Call Notice") within five Business Days of notification to Callco by the Corporation of the receipt by the Corporation of the Retraction Request. If Callco does not so notify the Corporation within such five Business Day period, the Corporation will notify the holder as soon as possible thereafter that Callco will not exercise the Retraction Call Right. If Callco delivers the Callco Call Notice within such five Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Shares to Callco in accordance with the Retraction Call Right. In such event, the Corporation shall not redeem the Retracted Shares and Callco shall purchase from such holder and such holder shall sell to Callco on the Retraction Date the Retracted Shares for a purchase price (the "Purchase Price") per share equal to the sum of: (i) the Retraction Price per share, which shall be satisfied in full by the Corporation delivering or causing to be delivered to such holder one Parent Common Share, and (ii) on the designated payment date therefor, to the extent not paid by the Corporation on or before the designated payment date therefor, any Dividend Amount. To the extent that Callco pays the Dividend Amount in respect of the Retracted Shares, the Corporation shall no longer be obligated to pay any declared and unpaid dividends on such Retracted Shares. Provided that Callco has complied with Section 6.4 hereof, the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by the Corporation of such Retracted Shares shall take place on the Retraction Date. In the event that Callco does not deliver a Callco Call Notice within such five Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Corporation shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in this Article 6.

6.4 The Corporation or Callco, as the case may be, shall deliver or cause the Transfer Agent to deliver to the relevant holder, at the address of the holder recorded in the register of shareholders of the Corporation for the Exchangeable Shares or at the address specified in the holder's Retraction Request or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, certificates representing the Parent Common Shares (which shares shall be fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) registered in the name of the holder or in such other name as the holder may request, and, if applicable and on or before the payment date therefor, a cheque payable at par at any branch of the bankers of the Corporation or Callco, as applicable, in an amount equal to declared and unpaid dividends or the aggregate Dividend Amount, as the case may be, in payment of the total Retraction Price or the total Purchase Price, as the case may be, in each case, less any amounts withheld on account of tax pursuant to Section 13.3, and such delivery of such certificates and cheques on behalf of the Corporation or by Callco, as the case may be, or by the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Price or total Purchase Price, as the case may be, to the extent that the same is represented by such share certificates and cheques (plus any tax deducted and withheld therefrom and remitted to the proper tax authority).

6.5 On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof (including, without limitation, any rights under the Voting and Exchange Trust Agreement), other than the right to receive its proportionate part of the total Retraction Price or total Purchase Price, as the case may be, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total Retraction Price or the total Purchase Price, as the case may be, shall not be made as provided in Section 6.4 hereof, in which case the rights of such holder shall remain unaffected until the total Retraction Price or the total Purchase Price, as the case may be, has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the total Retraction Price or the total Purchase Price, as the case may be, has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Corporation or purchased by Callco shall thereafter be a holder of the Parent Common Shares delivered to it.

6.6 Notwithstanding any other provision of this Article 6, the Corporation shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law. If the Corporation believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that Callco shall not have exercised the Retraction Call Right with respect to the Retracted Shares, the Corporation shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder and the Trustee at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Corporation. In any case in which the redemption by the Corporation of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law, the Corporation shall redeem Retracted Shares in accordance with Section 6.2 of these share provisions on a pro rata basis and shall issue to each holder of Retracted Shares a new certificate, at the expense of the Corporation, representing the Retracted Shares not redeemed by the Corporation pursuant to Section
     6.2 hereof. Provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7 and that Callco has not exercised the Retraction Call Right with respect to the Retracted Shares, the holder of such Retracted Shares not redeemed by the Corporation pursuant to Section 6.2 as a result of solvency requirements or other provisions of applicable law shall be deemed by giving the Retraction Request to constitute notice by the holder to the Trustee instructing the Trustee to require Parent to, subject to applicable law, purchase such Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by Parent to such holder of the Purchase Price for each such Retracted Share, all as more specifically provided in the Voting and Exchange Trust Agreement.

6.7 A holder of Retracted Shares may, by notice in writing given by the holder to the Corporation before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request, in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to Callco shall be deemed to have been revoked.

                                   ARTICLE 7
              REDEMPTION OF EXCHANGEABLE SHARES BY THE CORPORATION

7.1 Subject to applicable law, and provided Callco has not exercised the Redemption Call Right, the Corporation shall on the Redemption Date redeem all but not less than all of the then outstanding Exchangeable Shares (other than any such shares then held by Parent or an Affiliate of Parent) for an amount per share equal to the sum of: (i) the Current Market Price of a Parent Common Share on the last Business Day prior to the Redemption Date (the "Redemption Price"), which shall be satisfied in full by the Corporation causing to be delivered to each holder of Exchangeable Shares one Parent Common Share for each Exchangeable Share held by such holder, together with (ii) the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Redemption Date.

7.2 In any case of a redemption of Exchangeable Shares under this Article 7, the Corporation shall, at least 60 days before the Redemption Date (other than a Redemption Date established in connection with a Parent Control Transaction, an Exchangeable Share Voting Event, an Exempt Exchangeable Share Voting Event or a Change in Tax Law), send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption by the Corporation or the purchase by Callco under the Redemption Call Right, as the case may be, of the Exchangeable Shares held by such holder. In the case of a Redemption Date established in connection with a Parent Control Transaction, an Exchangeable Share Voting Event, an Exempt Exchangeable Share Voting Event or a Change in Tax Law, the written notice of the redemption by the Corporation or the purchase by Callco under the Redemption Call Right will be sent on or before the Redemption Date, on as many days prior written notice as may be determined by the

     Board of Directors to be reasonably practicable in the circumstances. In any such case, such notice shall set out the formula for determining the Redemption Price or the Redemption Call Purchase Price, as the case may be, the Redemption Date and, if applicable, particulars of the Redemption Call Right.

7.3 On or after the Redemption Date and subject to the exercise by Callco of the Redemption Call Right, the Corporation shall pay or cause to be paid to the holders of the Exchangeable Shares to be redeemed the Redemption Price for each such Exchangeable Share, together with the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Redemption Date, less any amounts withheld on account of tax pursuant to Section 13.3, upon presentation and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in such notice of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the BCA and the Articles of the Corporation and such additional documents, instruments and payments as the Transfer Agent and the Corporation may reasonably require. Payment of the total Redemption Price for such Exchangeable Shares, together with payment of such dividends, shall be made by transferring or causing to be issued or transferred to each holder the Parent Common Shares to which such holder is entitled and by delivering to such holder, at the address of such holder recorded in the register of shareholders of the Corporation for the Exchangeable Shares or by holding for pick-up by such holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in such notice, on behalf of the Corporation certificates representing Parent Common Shares (which shares shall be fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) and, if applicable, a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in payment of any such dividends, in each case, less any amounts withheld on account of tax pursuant to Section 13.3. On and after the Redemption Date, the holders of the Exchangeable Shares called for redemption shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including, without limitation, any rights under the Voting and Exchange Trust Agreement), other than the right to receive their proportionate part of the total Redemption Price and any such dividends, unless payment of the total Redemption Price and any such dividends for such Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Redemption Price and any such dividends have been paid in the manner hereinbefore provided. The Corporation shall have the right at any time after the sending of notice of its intention to redeem the Exchangeable Shares as aforesaid to transfer or cause to be issued or transferred to, and deposited with, the Depositary named in such notice the total Redemption Price for and the full amount of such dividends on the Exchangeable Shares (except as otherwise provided in this Section 7.3) so called for redemption, or of such of the said Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, less any amounts withheld on account of tax pursuant to Section 13.3, such Redemption Price to be held by the Depositary as trustee for and on behalf of, and for the use and benefit of, such holders. Upon the later of such deposit being made and the Redemption Date, the Exchangeable Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Redemption Date, as the case may be, shall be limited to receiving their proportionate part of the total Redemption Price and such dividends for such Exchangeable Shares, without interest, and when received by the Depositary, all dividends and other distributions with respect to the Parent Common Shares to which such holder is entitled with a record date after the later of the date of such deposit and the Redemption Date and before the date of transfer of such Parent Common Shares to such holder (in each case less any amounts withheld on account of tax pursuant to Section 13.3), without interest, against presentation and surrender of the certificates for the Exchangeable Shares held by them in accordance with the foregoing provisions. Upon such payment or deposit of the total Redemption Price and the full amount of such dividends, the holders of Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Parent Common Shares delivered to them or the custodian on their behalf.

                                   ARTICLE 8
                            PURCHASE FOR CANCELLATION

8.1 Subject to applicable law and notwithstanding Section 8.2 hereof, the Corporation may at any time and from time to time purchase for cancellation all or any part of the Exchangeable Shares by private agreement with any holder of Exchangeable Shares.

8.2 Subject to applicable law, the Corporation may at any time and from time to time purchase for cancellation all or any part of the outstanding Exchangeable Shares at any price by tender to all the holders of record of Exchangeable Shares then outstanding or through the facilities of any stock exchange on which the Exchangeable Shares are listed or quoted at any price per share. If in response to an invitation for tenders under the provisions of this Section 8.2, more Exchangeable Shares are tendered at a price or prices acceptable to the Corporation than the Corporation is prepared to purchase, the Exchangeable Shares to be purchased by the Corporation shall be purchased as nearly as may be pro rata according to the number of shares tendered by each holder who submits a tender to the Corporation, provided that when shares are tendered at different prices, the pro rating shall be effected (disregarding fractions) only with respect to the shares tendered at the price at which more shares were tendered than the Corporation is prepared to purchase after the Corporation has purchased all the shares tendered at lower prices. If part only of the Exchangeable Shares represented by any certificate shall be purchased, a new certificate for the balance of such shares shall be issued at the expense of the Corporation.

                                   ARTICLE 9
                        VOTING RIGHTS AND EXCHANGE RIGHTS

9.1  Except as required by  applicable  law and by Article 10,  Section 11.1 and
     Section 12.2 hereof, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting. Without limiting the generality of the foregoing, to the extent permitted by applicable law, the holders of the Exchangeable Shares shall not have class votes in the circumstances contemplated by Section 61 of the BCA as in force on the Effective Date.

9.2 Upon and subject to the terms and conditions contained in these share provisions:

     (a) a holder of Exchangeable Shares shall have the right (the "Exchange Put Right") upon the occurrence of an Exchange Put Event to require Parent to purchase all or any part of the Exchangeable Shares of the holder; and

     (b) upon the exercise by the holder of the Exchange Put Right the holder shall be required to sell to Parent, and Parent shall be required to purchase from the holder, that number of Exchangeable Shares in respect of which the Exchange Put Right is exercised, in consideration of the payment by Parent of an amount per share equal to the sum of:
          (i) the Current Market Price of a Parent Common Share on the last Business Day prior to the Exchange Put Date (the "Put Amount"), which shall be satisfied in full by Parent delivering to such holder one Parent Common Share, and (ii) an amount equal to all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Exchange Put Date (collectively, the "Put Consideration").

9.3 The Exchange Put Right may be exercised upon the occurrence of an Exchange Put Event by notice in writing given by the holder to and received by the Trustee (the date of such receipt, the "Exchange Put Date") and accompanied by presentation and surrender of the certificates representing such Exchangeable Shares, and, in the event that at the time of purchase the Exchangeable Shares are not listed on a recognized Canadian stock exchange, a completed Section 116 certificate under the Income Tax Act (Canada), together with such documents and instruments as may be required to effect a transfer of Exchangeable Shares under the BCA and the Articles of the Corporation and such additional documents and instruments as the Trustee may reasonably require, at the principal transfer offices in Vancouver, British Columbia of the Trustee, or such other office or offices of the Trustee or of the other persons designated by the Trustee for that purpose as may from time to time be maintained by the Trustee for that purpose. Such notice may be (i) in the forms of the panel, if any, on the certificates representing Exchangeable Shares, (ii) in such other form satisfactory to the Trustee (or such other persons aforesaid), shall stipulate the number of Exchangeable Shares in respect of which the right is exercised (which may not exceed the number of shares represented by certificates surrendered to the Trustee), shall be irrevocable unless the exchange is not completed in accordance herewith and shall constitute the holder's authorization to the Trustee (and such other persons aforesaid) to effect the exchange on behalf of the holder.

9.4 The completion of the sale and purchase referred to in Section 9.3 shall be required to occur, and Parent shall be required to take all actions on its part necessary to permit it to occur, not later than the close of business on the third Business Day following the Exchange Put Date.

9.5 The surrender by the holder of Exchangeable Shares under Section 9.4 shall constitute the representation, warranty and covenant of the holder that Exchangeable Shares so purchased are sold free and clear of any lien, claim or encumbrance.

9.6 If a part only of the Exchangeable Shares represented by any certificate are to be sold and purchased pursuant to the exercise of the Exchange Put Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

9.7 Upon receipt by the Trustee of the notice, certificates and other documents or instruments required by Section 9.8, the Trustee shall pay, on behalf of Parent and subject to receipt by the Trustee from Parent of the applicable Put Consideration, to the relevant holder, the Put Amount, together with payment of all declared and unpaid dividends on each Exchangeable Share held by such holder on any dividend record date which occurred prior to the Exchange Put Date, less any amounts withheld on account of tax pursuant to
     Section 13.3, by delivering to each holder the Parent Common Shares to which such holder is entitled and by delivering to such holder, at the address of such holder recorded in the register of shareholders of the Corporation for the Exchangeable Shares or by holding for pick-up by such holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation certificates representing Parent Common Shares (which shares shall be fully paid and non-assessable and shall be free of any lien, claim or encumbrance) and, if applicable, a cheque payable at par in payment of any such dividends, in each case, less any amounts withheld on account of tax pursuant to Section 13.3.

9.8 On and after the close of business on the Exchange Put Date, the holder of the Exchangeable Shares in respect of which the Exchange Put Right is exercised shall cease to be a holder of such Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive its proportionate part of the total Put Amount and any such dividends for such Exchangeable Shares, unless such payment shall not be made, in which case the rights of such holder shall remain unaffected until such payment has been made. On and after the close of business on the Exchange Put Date, provided that presentation and surrender of certificates and payments of the total Put Amount and any such dividends for such Exchangeable Shares has been made in accordance with the foregoing provisions, the holder of the Exchangeable Shares so purchased by Parent shall thereafter be considered and deemed for all purposes to be a holder of the Parent Common Share delivered to it and entitled to all dividends and other distributions with respect to the Parent Common Shares to which such holder is entitled with a record date after the Exchange Put Date and before the date of transfer of such Parent Common Shares to such holder (in each case less any amounts withheld on account of tax pursuant to Section 13.3), without interest.

                                   ARTICLE 10
                             AMENDMENT AND APPROVAL


10.1 The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed but only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

10.2 Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least 20% of the outstanding Exchangeable Shares at that time are present or represented by proxy; provided that if at any such meeting the holders of at least 20% of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than five days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the holders of Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Exchangeable Shares.


                                   ARTICLE 11
           RECIPROCAL CHANGES, ETC. IN RESPECT OF PARENT COMMON SHARES

11.1 Each holder of an Exchangeable Share acknowledges that the Support Agreement provides, in part, that so long as any Exchangeable Shares not owned by Parent or its Affiliates are outstanding, Parent will not without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of these share provisions:

     (a) issue or distribute Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares) to the holders of all or substantially all of the then outstanding Parent Common Shares by way of stock dividend or other distribution, other than an issue of Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares) to holders of Parent Common Shares (i) who exercise an option to receive dividends in Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares) in lieu of receiving cash dividends, or (ii) pursuant to any dividend reinvestment plan;

     (b) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Parent Common Shares entitling them to subscribe for or to purchase Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares); or

     (c) issue or distribute to the holders of all or substantially all of the then outstanding Parent Common Shares:

          (i) shares or securities of Parent of any class other than Parent Common Shares (other than shares or securities convertible into or exchangeable for or carrying rights to acquire Parent Common Shares);

          (ii) rights,  options or  warrants  other than  those  referred  to in
               Section 11.1(b)above;

          (iii) evidences of indebtedness of Parent; or

          (iv) assets of Parent,

     unless the economic equivalent on a per share basis of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Exchangeable Shares; provided that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by Parent in order to give effect to and consummate the transactions contemplated by, and in accordance with, the Combination Agreement. The Support Agreement further provides, in part, that the aforesaid provisions of the Support Agreement shall not be changed without the approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of these share provisions.

11.2 Each holder of an Exchangeable Share acknowledges that the Support Agreement further provides, in part, that so long as any Exchangeable Shares not owned by Parent or its Affiliates are outstanding, Parent will not without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section
     10.2 of these share provisions:

     (a) subdivide, redivide or change the then outstanding Parent Common Shares into a greater number of Parent Common Shares;

     (b) reduce, combine, consolidate or change the then outstanding Parent Common Shares into a lesser number of Parent Common Shares; or

     (c) reclassify or otherwise change the Parent Common Shares or effect an amalgamation, merger, reorganization or other transaction affecting the Parent Common Shares,

     unless the same or an economically equivalent change shall simultaneously be made to, or in, the rights of the holders of the Exchangeable Shares, provided that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by

     Parent in order to give effect to and consummate the transactions contemplated by, and in accordance with, the Combination Agreement. The Support Agreement further provides, in part, that the aforesaid provisions of the Support Agreement shall not be changed without the approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of these share provisions.

11.3 If Parent, at any time after the date hereof, consummates any transaction (whether by way of reconstruction, reorganization, consolidation, arrangement, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other Person or, in the case of a merger, of the continuing corporation or other entity resulting therefrom (such other person or continuing corporation (or, in the event of a merger, amalgamation or similar transaction pursuant to which holders of shares in the capital of Parent are entitled to receive shares or other ownership interest in the capital of any corporation or other legal entity other than such other person or continuing corporation, then such corporation or other legal entity in which holders of shares in the capital of Parent are entitled to receive an interest) is herein called the "Parent Successor") then, provided that the Parent Successor is bound, or has agreed to be bound, by the provisions of the Voting and Exchange Trust Agreement and Support Agreement and to assume the obligations of Parent thereunder to the satisfaction of the Board of Directors, all references in these Provisions Articles of Incorporation to Parent Common Shares shall be deemed to be references to the shares of the Parent Successor which has assumed the obligations of Parent and all references to Parent shall be to Parent Successor, without amendment to these Provisions Articles of Incorporation or any further action whatsoever. For greater certainty, if a transaction described in this Section 11.3 results in holders of Exchangeable Shares being entitled to exchange their Exchangeable Shares for shares of a Parent Successor in a different ratio than that set out in these share provisions, then these share provisions shall be deemed to be amended to refer to such different ratio(s).


                                   ARTICLE 12
               ACTIONS BY THE CORPORATION UNDER SUPPORT AGREEMENT

12.1 The Corporation will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by Parent, Callco and the Corporation with all provisions of the Support Agreement applicable to Parent, Callco and the Corporation, respectively, in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Corporation all rights and benefits in favour of the Corporation under or pursuant to such agreement.

12.2 The Corporation shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement without the approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of these share provisions other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

     (a) adding to the covenants of the other parties to such agreement for the protection of the Corporation or the holders of the Exchangeable Shares thereunder;

     (b) making such provisions or modifications not inconsistent with such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the good faith opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

     (c) making such changes in or corrections to such agreement which, on the advice of counsel to the Corporation, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

                                   ARTICLE 13
                     LEGEND; CALL RIGHTS; WITHHOLDING RIGHTS


13.1 The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend in form and on terms approved by the Board of Directors, with respect to the Support Agreement, the provisions of the Plan of Arrangement relating to the Liquidation Call Right, the Redemption Call Right and the Parent Call Right, the Voting and Exchange Trust Agreement (including the provisions with respect to the voting rights, exchange right and automatic exchange rights thereunder) and the Retraction Call Right.

13.2 Each holder of an Exchangeable Share, whether of record or beneficial, by virtue of becoming and being such a holder shall be deemed to acknowledge each of the Liquidation Call Right, the Retraction Call Right, the Redemption Call Right and the Parent Call Right, in each case, in favour of Callco or Parent, as the case may be, and in the case of the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right, the overriding nature thereof in connection with the liquidation, dissolution or winding-up of the Corporation or other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs or the retraction or redemption of Exchangeable Shares, as the case may be, and to be bound thereby in favour of Callco or Parent, as the case may be, as therein provided.

13.3 The Corporation, Callco, Parent and the Transfer Agent shall be entitled to deduct and withhold from any dividend or consideration otherwise payable to any holder of Exchangeable Shares such amounts as the Corporation, Callco, Parent or the Transfer Agent is required to deduct and withhold with respect to such payment under the Income Tax Act (Canada), the United
     States Internal Revenue Code of 1986 or any provision of federal, provincial, territorial, state, local or foreign tax law, in each case, as amended or succeeded, or entitled to withhold under Section 116 of the Income Tax Act (Canada) or

                                      -23


     any corresponding provision of provincial laws. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the holder of the Exchangeable Shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or entitled to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, the Corporation, Callco, Parent and the Transfer Agent are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to the Corporation, Callco, Parent or the Transfer Agent, as the case may be, to enable it to comply with such deduction or withholding requirement or entitlement and the Corporation, Callco, Parent or the Transfer Agent shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale.

                                   ARTICLE 14
                                     NOTICES

14.1 Any notice, request or other communication to be given to the Corporation by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the registered office of the Corporation and addressed to the attention of the Secretary of the Corporation. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Corporation.

14.2 Any presentation and surrender by a holder of Exchangeable Shares to the Corporation or the Transfer Agent of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding-up of the Corporation or the retraction or redemption of Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of the Corporation or to such office of the Transfer Agent as may be specified by the Corporation, in each case, addressed to the attention of the Secretary of the Corporation. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Corporation or the Transfer Agent, as the case may be. Any such presentation and surrender of certificates made by registered mail shall be at the sole risk of the holder mailing the same.

14.3 Any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Corporation shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the register of shareholders of the Corporation or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the third Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by the Corporation pursuant thereto.

14.4 If the Corporation determines that mail service is or is threatened to be interrupted at the time when the Corporation is required or elects to give any notice to the holders of Exchangeable shares hereunder, the Corporation shall, notwithstanding the provisions hereof, give such notice by means of publication in The Globe and Mail, national edition, or any other English language daily newspaper or newspapers of general circulation in Canada once in each of two successive weeks, and notice so published shall be deemed to have been given on the latest date on which the first publication has taken place.


                                   ARTICLE 15
                 DISCLOSURE OF INTERESTS IN EXCHANGEABLE SHARES

15.1 The Corporation shall be entitled to require any holder of an Exchangeable Share or any Person who the Corporation knows or has reasonable cause to believe holds any interest whatsoever in an Exchangeable Share to confirm that fact or to give such details as to whom has an interest in such Exchangeable Share as would be required (if the Exchangeable Shares were a Class of "equity shares" of Exchangeco) under Section 111 of the Securities Act (British Columbia) or under other equivalent legislation, or as would be required under the articles of Parent or any laws or regulations, or pursuant to the rules or regulations of any regulatory authority, of Canada or the United States if the Exchangeable Shares were Parent Common Shares.


                                   ARTICLE 16
                              NO FRACTIONAL SHARES

16.1 A holder of Exchangeable Shares shall not be entitled to any fraction of a Parent Common Share upon the exchange or purchase of such holder's Exchangeable Shares pursuant to Article 5, Article 6 or Article 7 and no certificates representing any such fractional interest shall be issued and such holder otherwise entitled to a fractional interest will receive for such fractional interest from the Corporation or Callco as the case may be on the designated payment date a cash payment equal to such fractional interest multiplied by the Current Market Price.

                                   SCHEDULE A


                              NOTICE OF RETRACTION


To:      Orion Exchangeco Ltd. (the "Corporation")
         3087761 Nova Scotia Company ("Callco")
         At Road, Inc. ("Parent")

This notice is given pursuant to Article 6 of the provisions (the "Share Provisions") attaching to the Exchangeable Shares of the Corporation represented by this certificate and all capitalized words and expressions used in this notice that are defined in the Share Provisions have the meanings ascribed to such words and expressions in such Share Provisions.

The undersigned hereby notifies the Corporation that, subject to the Retraction Call Right referred to below, the undersigned desires to have the Corporation redeem in accordance with Section 6 of the Share Provisions:

     [_]  all share(s) represented by this certificate; or

     [_]  share(s) only represented by this certificate.

The undersigned hereby notifies the Corporation that the Retraction Date shall be _______________________.

NOTE: The Retraction Date must be a Business Day and must not be less than 10 Business Days nor more than 15 Business Days after the date upon which this notice is received by the Corporation. If no such Business Day is specified above, the Retraction Date shall be deemed to be the 15th Business Day after the date on which this notice is received by the Corporation.

The undersigned acknowledges the overriding Retraction Call Right of Callco to purchase all but not less than all the Retracted Shares from the undersigned and that this notice is and shall be deemed to be a revocable offer by the undersigned to sell the Retractable Shares to Callco in accordance with the Retraction Call Right on the Retraction Date for the Purchase Price and on the other terms and conditions set out in Article 6 of the Share Provisions. This notice of retraction, and this offer to sell the Retracted Shares to Callco, may be revoked and withdrawn by the undersigned only by notice in writing given to the Corporation at any time before the close of business on the Business Day immediately preceding the Retraction Date.

The undersigned acknowledges that if, as a result of solvency provisions of applicable law, the Corporation is unable to redeem all Retracted Shares, and provided that Callco shall not have exercised the Retraction Call Right with respect to the Retracted Shares, the undersigned will be deemed to have exercised the Exchange Right (as defined in the Voting and Exchange Trust Agreement) pursuant to which Parent will purchase the unredeemed Retracted Shares.

The undersigned hereby represents and warrants to Callco and the Corporation that the undersigned:

     [_] is
     (select one)
     [_] is not

a non-resident of Canada for purposes of the Income Tax Act (Canada).

The undersigned acknowledges that in the absence of an indication that the undersigned is not a non-resident of Canada, DEDUCTION AND withholding on account of Canadian tax may be made from amounts payable to the undersigned on the redemption or purchase of the Retracted Shares.

The undersigned hereby represents and warrants to Callco and the Corporation that the undersigned has good title to, and owns, the share(s) represented by this certificate to be acquired by Callco or the Corporation, as the case may be, free and clear of any lien, claim or encumbrance.

------------        -----------------------------      ------------------------
(Date)              (Signature of Shareholder)         (Guarantee of Signature)

[_] Please check box if the securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares are to be held for pick-up by the shareholder from the Transfer Agent, failing which the securities and any cheque(s) will be mailed to the last address of the shareholder as it appears on the register.

NOTE: This panel must be completed and this certificate, together with such additional documents as the Transfer Agent may require, must be deposited with the Transfer Agent. The securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares will be issued and registered in, and made payable to, respectively, the name of the shareholder as it appears on the register of the Corporation and the securities and any cheque(s) resulting from such retraction or purchase will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed.


Date: ___________________________

Name of Person in Whose Name Securities or Cheque(s)
Are to be Registered, Issued or Delivered (please print):

Street Address or P.O. Box:       _______________________________________

Signature of Shareholder:         _______________________________________

City, Province and Postal Code:   _______________________________________

Signature Guaranteed by:          _______________________________________

NOTE: If this notice of retraction is for less than all of the shares represented by this certificate, a certificate representing the remaining share(s) of the Corporation represented by this certificate will be issued and registered in the name of the shareholder as it appears on the register of the Corporation, unless the Share Transfer Power on the share certificate is duly completed in respect of such share(s).

                                    EXHIBIT D

                  FORM OF EXCHANGEABLE SHARE SUPPORT AGREEMENT

     MEMORANDUM OF AGREEMENT made as of the o day of o, 2004, by and among At Road, Inc., a corporation existing under the laws of Delaware (hereinafter referred to as "Parent") and Orion Exchangeco, Ltd., a corporation existing under the laws of British Columbia (hereinafter referred to as "Exchangeco").

RECITALS:

     (a) In connection with a combination agreement (as amended, supplemented or restated, the "Combination Agreement") dated as of April 12, 2004 among Parent, Exchangeco and MDSI Mobile Data Solutions Inc.
          ("Company"), Exchangeco is to issue exchangeable shares (the "Exchangeable Shares") to certain holders of securities of Company pursuant to the plan of arrangement contemplated by the Combination Agreement; and

     (b) Pursuant to the Combination Agreement, Parent and Exchangeco are required to execute a support agreement substantially in the form of this agreement.

     In consideration of the foregoing and the mutual agreements contained herein (the receipt and adequacy of which are acknowledged), the parties agree as follows:

                                    ARTICLE 1
                         DEFINITIONS AND INTERPRETATION

1.1  Defined Terms

     Each term denoted herein by initial capital letters and not otherwise defined herein shall have the meaning ascribed thereto in the rights, privileges, restrictions and conditions (collectively, the "Share Provisions") attaching to the Exchangeable Shares as set out in the articles of Exchangeco, which Share Provisions shall be as set out in Appendix 1 to the Plan of Arrangement, unless the context requires otherwise.

1.2  Interpretation Not Affected by Headings

     The division of this agreement into Articles, Sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this agreement. Unless otherwise indicated, all references to an "Article" or "Section" followed by a number or a letter refer to the specified Article or Section of this agreement. The terms "this agreement", "hereof", "herein" and "hereunder" and similar expressions refer to this agreement and not to any particular Article, Section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

1.3  Number, Gender

     Words importing the singular number only shall include the plural and vice versa. Words importing any gender shall include all genders.

1.4  Date for any Action

     If any date on which any action is required to be taken under this agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

                                    ARTICLE 2
                       COVENANTS OF PARENT AND EXCHANGECO

2.1  Covenants Regarding Exchangeable Shares

     So long as any Exchangeable Shares not owned by Parent or its Affiliates are outstanding, Parent will:

     (a) not declare or pay any dividend on the Parent Common Shares unless (i) Exchangeco shall on the same day declare or pay, as the case may be, an equivalent dividend (as provided for in the Share Provisions) on the Exchangeable Shares (an "Equivalent Dividend") and (ii) Exchangeco shall have sufficient money or other assets or authorized but unissued securities available to enable the due declaration and the due and punctual payment, in accordance with applicable law, of any Equivalent Dividend; or, if the dividend is a stock dividend, in lieu of such dividend Exchangeco effects an economically equivalent (as determined in accordance with Section 2.7(d)) subdivision of the outstanding Exchangeable Shares (an "Equivalent Stock Subdivision");

     (b) advise Exchangeco sufficiently in advance of the declaration by Parent of any dividend on Parent Common Shares and take all such other actions as are reasonably necessary, in co-operation with Exchangeco, to ensure that the respective declaration date, record date and payment date for an Equivalent Dividend shall be the same as the declaration date, record date and payment date for the corresponding dividend on the Parent Common Shares; or, the record date and the effective date for the Equivalent Stock Subdivision shall be the same as the record date and payment date for the corresponding stock dividend on the Parent Common Shares;

     (c) ensure that the record date for any dividend declared on Parent Common Shares is not less than 10 Business Days after the declaration date of such dividend;

     (d) take all such actions and do all such things as are reasonably necessary or desirable to enable and permit Exchangeco, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price in respect of each issued and outstanding Exchangeable Share (other than Exchangeable Shares owned by Parent or its Affiliates) upon the liquidation, dissolution or winding-up of Exchangeco or any other distribution of the assets of Exchangeco among its shareholders for the purpose of winding up its affairs, the delivery of a Retraction Request by a holder of
          Exchangeable Shares or a redemption of Exchangeable Shares by Exchangeco, as the case may be, including without limitation all such actions and all such things as are necessary or desirable to enable and permit Exchangeco to cause to be delivered Parent Common Shares to the holders of

          Exchangeable Shares in accordance with the provisions of Article 5, 6 or 7, as the case may be, of the Share Provisions;

     (e) take all such actions and do all such things as are reasonably necessary or desirable to (i) perform its obligations upon exercise of the Parent Call Right, and (ii) enable and permit Callco, in accordance with applicable law, to perform its obligations arising upon the exercise by it of the Liquidation Call Right, the Retraction Call Right, the Redemption Call Right or by Parent of the Parent Call Right, including without limitation all such actions and all such things as are necessary or desirable to enable and permit Callco or Parent to deliver or cause to be delivered Parent Common Shares to the holders of Exchangeable Shares in accordance with the provisions of the Liquidation Call Right, the Retraction Call Right, the Parent Call Right or the Redemption Call Right, as the case may be;

     (f) ensure that Callco does not exercise its vote as a shareholder to initiate the voluntary liquidation, dissolution or winding up of Exchangeco nor take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding-up of Exchangeco; and

     (g) recognize the right of a holder of Exchangeable Shares to exercise its Exchange Put Right in the manner provided for in the Share Provisions.

2.2  Segregation of Funds

     Parent will cause Exchangeco to deposit a sufficient amount of funds in a separate account of Exchangeco and segregate a sufficient amount of such other assets and property as is necessary to enable Exchangeco to pay dividends when due and to pay or otherwise satisfy its respective obligations under Article 5, 6 or 7of the Share Provisions, as applicable.

2.3  Reservation of Parent Common Shares

     Parent hereby represents, warrants and covenants in favour of Exchangeco that Parent has reserved for issuance and will, at all times while any Exchangeable Shares (other than Exchangeable Shares held by Parent or its Affiliates) are outstanding, keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of Parent Common Shares (or other shares or securities into which Parent Common Shares may be reclassified or changed as contemplated by Section 2.7) without duplication:
(a) as is equal to the sum of (i) the number of Exchangeable Shares issued and outstanding from time to time, and (ii) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time; and (b) as are now and may hereafter be required to enable and permit Parent to meet its obligations under the Voting and Exchange Trust Agreement and under any other security or commitment pursuant to which Parent may now or hereafter be required to issue Parent Common Shares, to enable and permit Parent or Callco, as the case may be, to meet its respective obligations under each of the Liquidation Call Right, the Retraction Call Right, the Redemption Call Right, the Parent Call Right or the Exchange Put Right with respect to the transfer and delivery of Parent Common Shares and to enable and permit Exchangeco to meet its obligations hereunder and under the Share Provisions.

2.4  Notification of Certain Events

     In order to assist Parent to comply with its obligations hereunder and to permit Callco to exercise the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right, Exchangeco will notify Parent and Callco of each of the following events at the time set forth below:

     (a) in the event of any determination by the Board of Directors of Exchangeco to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Exchangeco or to effect any other distribution of the assets of Exchangeco among its shareholders for the purpose of winding up its affairs, as soon as practicable and in any event at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution;

     (b) promptly, upon the earlier of receipt by Exchangeco of notice of and Exchangeco otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Exchangeco or to effect any other distribution of the assets of Exchangeco among its shareholders for the purpose of winding up its affairs;

     (c)  promptly, upon receipt by Exchangeco of a Retraction Request;

     (d)  promptly  upon  notice  of  redemption   being  given  to  holders  of
          Exchangeable Shares upon the determination of a Redemption Date in accordance with the Share Provisions; and

     (e) promptly upon the issuance by Exchangeco of any Exchangeable Shares or rights to acquire Exchangeable Shares.

2.5  Delivery of Parent Common Shares to Exchangeco and Callco

     In furtherance of its obligations under Section 2.1(d) and Section 2.1(e), upon notice from Exchangeco or Callco of any event that requires Exchangeco or Callco to cause to be delivered Parent Common Shares to any holder of Exchangeable Shares, Parent shall forthwith issue and deliver or cause to be delivered to Exchangeco or Callco (unless Exchangeco or Callco already has sufficient Parent Common Shares) the requisite number of Parent Common Shares to be received by, and issued to or to the order of, the former holder of the surrendered Exchangeable Shares, as Exchangeco or Callco may direct. All such Parent Common Shares shall be duly authorized and validly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance.

2.6  Qualification of Parent Common Shares

     If any Parent Common Shares (or other shares or securities into which Parent Common Shares may be reclassified or changed as contemplated by Section 2.7) to be issued and delivered hereunder require registration or qualification with or approval of or the filing of any document, including any prospectus or similar document, or the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any United States or Canadian federal, provincial or state securities or other law or regulation or pursuant to the rules and regulations of any securities or other regulatory authority or the fulfillment of any other United States or Canadian legal requirement before such shares (or such other shares or securities) may be issued by Parent and delivered by Parent at the direction of Exchangeco or Callco, if applicable, to the holder of surrendered Exchangeable Shares or in order that such shares (or such other shares or securities) may be freely traded thereafter (other than any restrictions of general application on transfer by reason of a holder being a "control person" for purposes of Canadian provincial securities law or an "affiliate" of Parent for purposes of United States federal or state securities law), Parent will in good faith expeditiously take all such actions and do all such things as are reasonably necessary or desirable to cause such Parent Common Shares (or such other shares or securities) to be and remain duly registered, qualified or approved under United States or Canadian law, as the case may be. Parent will in good faith expeditiously take all such actions and do all such things as are reasonably necessary or desirable to cause all Parent Common Shares (or such other shares or securities) to be delivered hereunder to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which outstanding Parent Common Shares (or such other shares or securities) have been listed by Parent and remain listed and are quoted or posted for trading at such time.

2.7  Economic Equivalence

     So long as any Exchangeable Shares not owned by Parent or its Affiliates are outstanding:

     (a) Parent will not without prior approval of Exchangeco and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of the Share Provisions:

          (i)  issue  or  distribute   Parent   Common  Shares  (or   securities
               exchangeable  for or  convertible  into  or  carrying  rights  to acquire Parent Common Shares) to the holders of all or substantially all of the then outstanding Parent Common Shares by way of stock dividend or other distribution, other than an issue of Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares) to holders of Parent Common Shares (i) who exercise an option to receive dividends in Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares) in lieu of receiving cash dividends, or (ii) pursuant to any dividend reinvestment plan; or

          (ii) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Parent Common Shares entitling them to subscribe for or to purchase Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares); or

          (iii)issue or distribute to the holders of all or substantially all of the then outstanding Parent Common Shares (A) shares or securities of Parent of any class other than Parent Common Shares (other than shares or securities convertible into or exchangeable for or carrying rights to acquire Parent Common Shares), (B) rights, options or warrants other than those referred to in Section 2.7(a)(ii), (C) evidences of indebtedness of Parent or (D) assets of Parent;

          unless in each case the economic equivalent on a per share basis of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Exchangeable Shares; provided that, for greater certainty, the above restrictions shall not apply to any shares or securities issued or distributed by Parent in order to give effect to and to consummate the transactions contemplated by, and in accordance with, the Combination Agreement.

     (b) Parent will not without the prior approval of Exchangeco and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of the Share Provisions:

          (i) subdivide, redivide or change the then outstanding Parent Common Shares into a greater number of Parent Common Shares; or

          (ii) reduce, combine, consolidate or change the then outstanding Parent Common Shares into a lesser number of Parent Common Shares; or

          (iii)reclassify or otherwise  change Parent Common Shares or effect an
               amalgamation,   merger,   reorganization   or  other  transaction
               affecting Parent Common Shares;

          unless the same or an economically equivalent change shall simultaneously be made to, or in the rights of the holders of, the Exchangeable Shares; provided that, for greater certainty, the above restrictions shall not apply to any shares or other securities issued or distributed by Parent in order to give effect to and to consummate the transactions contemplated by, and in accordance with, the Combination Agreement.

     (c)  Parent will  ensure that the record date for any event  referred to in
          Section 2.7(a) or Section 2.7(b), or (if no record date is applicable for such event) the effective date for any such event, is not less than five Business Days after the date on which such event is declared or announced by Parent (with contemporaneous notification thereof by Parent to Exchangeco).

     (d) The Board of Directors of Exchangeco shall determine, in good faith and in its sole discretion, economic equivalence for the purposes of any event referred to in Section 2.7(a) or Section 2.7(b), and each such determination shall be conclusive and binding on Parent. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors of Exchangeco to be relevant, be considered by the Board of Directors of
          Exchangeco:

          (i) in the case of any stock dividend or other distribution payable in Parent Common Shares, the number of such shares issued as a result of such dividend or distribution in proportion to the number of Parent Common Shares previously outstanding;

          (ii) in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares), the relationship between the exercise price of each such right, option or warrant and the Current Market Price of a Parent Common Share;

          (iii)in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of Parent of any class other than Parent Common Shares, any rights, options or warrants other than those referred to in
               Section 2.7(d)(i), any evidences of indebtedness of Parent or any assets of Parent), the relationship between the fair market value (as determined by the Board of Directors of Exchangeco in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding Parent Common Share and the Current Market Price of a Parent Common Share;

          (iv) in the case of any subdivision, redivision or change of the then outstanding Parent Common Shares into a greater number of Parent Common Shares or the reduction, combination, consolidation or change of the then outstanding Parent Common Shares into a lesser number of Parent Common Shares or any amalgamation, merger, reorganization or other transaction affecting Parent Common Shares, the effect thereof upon the then outstanding Parent Common Shares; and

          (v) in all such cases, the general taxation consequences of the relevant event to beneficial owners of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to such beneficial owners determined as if they owned Parent Common Shares at the relevant time as a result of differing tax treatment under the laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of beneficial owners of Exchangeable Shares).

     (e) Exchangeco agrees that, to the extent required, upon due notice from Parent, Exchangeco will use its best efforts to take or cause to be taken such steps as may be necessary for the purposes of ensuring that appropriate dividends are paid or other distributions are made by Exchangeco, or subdivisions, redivisions or changes are made to the Exchangeable Shares, in order to implement the required economic equivalence with respect to the Parent Common Shares and Exchangeable Shares as provided for in this Section 2.7.

2.8  Tender Offers

     So long as any Exchangeable Shares not owned by Parent or its Affiliates are outstanding, in the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to Parent Common Shares (an "Offer") is proposed by Parent or is proposed to Parent or its shareholders and is recommended by the Board of Directors of Parent, or is otherwise effected or to be effected with the consent or approval of the Board of Directors of Parent, and the Exchangeable Shares are not redeemed by Exchangeco or purchased by Callco pursuant to the Redemption Call Right, Parent will use its reasonable best efforts expeditiously and in good faith to take all such actions and do all such things as are necessary or desirable to enable and permit holders of Exchangeable Shares (other than Parent and its Affiliates) to participate in such Offer to the same extent and on an economically equivalent basis as the holders of Parent Common Shares, without discrimination. Without limiting the generality of the foregoing, Parent will use its reasonable efforts expeditiously and in good faith to ensure that holders of Exchangeable Shares may participate in each such Offer without being required to retract Exchangeable Shares as against Exchangeco (or, if so required, to ensure that any such retraction, shall be effective only upon, and shall be conditional upon, the closing of such Offer and only to the extent necessary to tender or deposit to the Offer). Nothing herein shall affect the rights of Exchangeco to redeem (or Callco to purchase pursuant to the Redemption Call Right) Exchangeable Shares, as applicable, in the event of a Parent Control Transaction.

2.9  Ownership of Outstanding Shares

     Parent covenants and agrees in favour of Exchangeco that, without the prior approval of Exchangeco and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of the Share Provisions, as long as any outstanding Exchangeable Shares are owned by any Person other than Parent or any of its Affiliates, Parent will be and remain the direct or indirect beneficial owner of all issued and outstanding voting shares in the capital of Exchangeco and Callco.

2.10 Parent and Affiliates Not to Vote Exchangeable Shares

     Parent covenants and agrees that it will appoint and cause to be appointed proxyholders with respect to all Exchangeable Shares held by it and its Affiliates for the sole purpose of attending each meeting of holders of Exchangeable Shares in order to be counted as part of the quorum for each such meeting. Parent further covenants and agrees that it will not, and will cause its Affiliates not to, exercise any voting rights which may be exercisable by holders of Exchangeable Shares from time to time pursuant to the Share Provisions or pursuant to the provisions of the BCA (or any successor or other corporate statute by which Exchangeco may in the future be governed) with respect to any Exchangeable Shares held by it or by its Affiliates in respect of any matter considered at any meeting of holders of Exchangeable Shares.

2.11 Ordinary Market Purchases

     For greater certainty, nothing contained in this agreement, including without limitation the obligations of Parent contained in Section 2.8, shall limit the ability of Parent (or any of its Affiliates including, without limitation, Callco or Exchangeco) to make a "Rule 10b-18 Purchase" of Parent Common Shares pursuant to Rule 10b-18 of the U.S. Securities and

Exchange Act of 1934, as amended, or any successor provisions thereof, or to make ordinary market purchases of Parent Common Shares and otherwise in accordance with applicable laws and regulatory or stock exchange requirements.

2.12 Stock Exchange Listing

     Parent covenants and agrees in favour of Exchangeco that, as long as any outstanding Exchangeable Shares are owned by any Person other than Parent or any of its Affiliates, Parent will use its reasonable best efforts to maintain a listing for such Exchangeable Shares on a Canadian stock exchange which is a prescribed stock exchange within the meaning of the Income Tax Act (Canada).

                                   ARTICLE 3
                               PARENT SUCCESSORS

3.1  Certain Requirements in Respect of Combination, etc.

     As long as any outstanding Exchangeable Shares are owned by any Person other than Parent or any of its Affiliates, Parent shall not consummate any transaction (whether by way of reconstruction, reorganization, consolidation, arrangement, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other Person or, in the case of a merger, of the continuing corporation or other entity resulting therefrom unless, but may do so if:

     (a) such other Person or continuing corporation or, in the event of any merger, amalgamation or similar transaction pursuant to which holders of shares in Parent are entitled to receive shares in the capital of any corporation or other legal entity other than such other Person or continuing corporation, then such corporation or legal entity (in each case, the "Parent Successor") by operation of law, becomes, without more, bound by the terms and provisions of this agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, an agreement supplemental hereto or otherwise agrees to become bound by the terms and provisions of this agreement, in either case together with such other instruments (if any) as are reasonably necessary or advisable to evidence the assumption by the Parent Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such Parent Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of Parent under this agreement; and

     (b) such transaction shall be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the other parties hereunder or the holders of the Exchangeable Shares.

3.2  Vesting of Powers in Successor

     Whenever the conditions of Section 3.1 have been duly observed and performed, the parties, if required by Section 3.1, shall execute and deliver the supplemental agreement provided for in Section 3.1, and thereupon the Parent Successor shall possess and from time to time may exercise each and every right and power of Parent under this agreement in the name of Parent or otherwise and any act or proceeding by any provision of this agreement required to be done or performed by the Board of Directors of Parent or any officers of Parent may be done and performed with like force and effect by the directors or officers of such Parent Successor.

3.3  Wholly-Owned Subsidiaries

     Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned direct or indirect subsidiary of Parent with or into Parent or the winding-up, liquidation or dissolution of any wholly-owned direct or indirect subsidiary of Parent (if all of the assets of such subsidiary are transferred to Parent or another wholly-owned direct or indirect subsidiary of Parent) or any other distribution of the assets of any wholly-owned direct or indirect subsidiary of Parent among the shareholders of such subsidiary for the purpose of winding up its affairs, and any such transactions are expressly permitted by this Article 3.

                                   ARTICLE 4
                                    GENERAL

4.1  Term

     This agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) are held by any Person other than Parent and any of its Affiliates.

4.2  Changes in Capital of Parent and Exchangeco

     At all times after the  occurrence  of any event  contemplated  pursuant to
Section 2.7 and Section 2.8, or otherwise, as a result of which either Parent Common Shares or the Exchangeable Shares or both are in any way changed, this agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which Parent Common Shares or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

4.3  Severability

     If any term or other provision of this agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

4.4  Amendments, Modifications

     (1) Subject to Sections 4.2, 4.3 and 4.5, this agreement may not be amended or modified except by an agreement in writing executed by Exchangeco and Parent and approved by the holders of the Exchangeable Shares in accordance with Section 10.2 of the Share Provisions.

     (2) No amendment or modification or waiver of any of the provisions of this agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto.

4.5  Ministerial Amendments

     Notwithstanding the provisions of Section 4.4, the parties to this agreement may in writing at any time and from time to time, without the approval of the holders of the Exchangeable Shares, amend or modify this agreement for the purposes of:

     (a) adding to the covenants of any or all parties provided that the Board of Directors of each of Exchangeco and Parent shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares;

     (b) making such amendments or modifications not inconsistent with this agreement as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the Board of Directors of each of Exchangeco and Parent, it may be expedient to make, provided that each such Board of Directors shall be of the good faith opinion that such amendments or modifications will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares; or

     (c) making such changes or corrections which, on the advice of counsel to Exchangeco and Parent, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Boards of Directors of each of Exchangeco and Parent shall be of the good faith opinion that such changes or corrections will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares.

4.6  Meeting to Consider Amendments

     Exchangeco, at the request of Parent, shall call a meeting or meetings of the holders of the Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval pursuant to Section 4.4. Any such meeting or meetings shall be called and held in accordance with the bylaws of Exchangeco, the Share Provisions and all applicable laws.

4.7  Enurement

     This agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns.

4.8  Notices to Parties

     (1) All notices and other communications between the parties to this agreement shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for any such party as shall be specified in like notice):

                   47200 Bayside Parkway,
                   Fremont, CA 94538, USA

                   Attention:   Chairman, President and Chief Executive Officer
                   Telecopier:  (510) 353-6021

          with a copy (which shall not constitute notice) to:

                   Stikeman Elliott LLP
                   1155 Rene-Levesque Boulevard West
                   40th Floor
                   Montreal, QC  H3B 3V2
                   Canada

                   Attention:   John W. Leopold
                                Christine Desaulniers
                   Telecopier:  (514) 397-3222

     (2) Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of confirmed receipt thereof unless such day is not a Business Day, in which case it shall be deemed to have been given and received upon the immediately following Business Day.

4.9  Counterparts

     This agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

4.10 Jurisdiction

     This agreement shall be construed and enforced in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

4.11 Attornment

     Each of the parties hereto agrees that any action or proceeding arising out of or relating to this agreement may be instituted in the courts of British Columbia, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgment of the said courts and not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction, and Parent hereby appoints Exchangeco at its registered office in the Province of British Columbia as attorney for service of process.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed as of the date first above written.

                                       AT ROAD, INC.


                                         By:
                                              ----------------------------------

                                              Name:.............................
                                              Title:............................

                                       ORION EXCHANGECO, LTD.


                                         By:
                                              ----------------------------------

                                              Name:.............................
                                              Title:............................

                                    EXHIBIT E


                   FORM OF VOTING AND EXCHANGE TRUST AGREEMENT

     MEMORANDUM OF AGREEMENT made as of the 12th day of April, 2004, by and among At Road, Inc., a corporation existing under the laws of Delaware (hereinafter referred to as "Parent"), Orion Exchangeco, Ltd., a corporation existing under the laws of British Columbia (hereinafter referred to as "Exchangeco"), and Computershare Trust Company of Canada, a trust company incorporated under the laws of Canada (hereinafter referred to as "Trustee").

RECITALS:

     (a) In connection with a combination agreement (as amended, supplemented or restated, the "Combination Agreement") by and among Parent, Exchangeco and MDSI Mobile Data Solutions Inc. ("Company") dated as of April 12, 2004, Exchangeco is to issue exchangeable shares to certain holders of securities of Company pursuant to the plan of arrangement contemplated in the Combination Agreement; and

     (b)  Pursuant  to the  Combination  Agreement,  Parent and  Exchangeco  are
          required   to  execute  a  voting   and   exchange   trust   agreement
          substantially in the form of this Agreement.

     In consideration of the foregoing and the mutual agreements contained herein (the receipt and adequacy of which are acknowledged), the parties agree as follows:

                                   ARTICLE 1
                         DEFINITIONS AND INTERPRETATION


1.1  Definitions

     In this Agreement, the following terms shall have the following meanings:

     "Affiliate" has the meaning ascribed thereto in the CBCA.

     "Arrangement" means the arrangement under Section 192 of the CBCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations thereto.

     "Automatic Exchange Rights" means the benefit of the obligation of Parent to effect the automatic exchange of Exchangeable Shares for Parent Common Shares pursuant to Section 5.12.

     "BCA" means the Business Corporation Act (British Columbia).

     "Beneficiaries"   means  the  registered  holders  from  time  to  time  of
     Exchangeable Shares, other than Parent and Parent's Affiliates.

     "Beneficiary Votes" has the meaning ascribed thereto in Section 4.2.

     "Board of Directors" means the Board of Directors of Exchangeco.

     "Business Day" means any day on which commercial banks are open for business in Vancouver, British Columbia, and San Francisco, California, other than a Saturday, a Sunday or a day observed as a holiday in Vancouver, British Columbia, and San Francisco, California under applicable laws.

     "Callco" means 3087761 Nova Scotia Company, an unlimited liability company organized under the laws of Nova Scotia being a wholly-owned subsidiary of Parent.

     "Canadian Dollar Equivalent" means, in respect of an amount expressed in a currency other than Canadian dollars (the "Foreign Currency Amount") at any date, the product obtained by multiplying (a) the Foreign Currency Amount by (b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such exchange rate on such date for such foreign currency expressed in Canadian dollars as may be determined by the Board of Directors to be appropriate for such purpose.

     "CBCA" means the Canada Business Corporations Act, as amended from time to time.

     "Court" means the Supreme Court of British Columbia.

     "Current Market Price" means, in respect of a Parent Common Share on any date, the Canadian Dollar Equivalent of the average of the closing prices of Parent Common Shares during a period of 20 consecutive trading days ending on the trading date immediately before such date on the NASDAQ, or, if the Parent Common Shares are not then listed on the NASDAQ, on such other stock exchange or automated quotation system on which the Parent Common Shares are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided however, that if in the opinion of the Board of Directors the public distribution or trading activity of Parent Common Shares during such period does not create a market which reflects the fair market value of a Parent Common Share, then the Current Market Price of a Parent Common Share shall be determined by the Board of Directors, in good faith and in its sole discretion, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding.

     "Exchange Put Right" shall have the meaning ascribed thereto in the Share Provisions.

     "Exchange Right" has the meaning ascribed thereto in Section 5.1.

     "Exchangeable Shares" means the non-voting exchangeable shares in the capital of Exchangeco, having the rights, privileges, restrictions and conditions set out in Appendix 1 to the Plan of Arrangement.

     "Governmental Entity" means any court, administrative agency, tribunal, bureau, board, commission, public authority, governmental or regulatory authority, agency, ministry, crown corporation or other law, rule-or regulation-making entity, domestic or foreign, or any quasi-governmental body, self-regulatory organization or stock exchange, including without limitation the Toronto Stock Exchange or the NASDAQ.

     "Indemnified Parties" has the meaning ascribed thereto in Section 9.1.

     "Insolvency Event" means (i) the institution by Exchangeco of any proceeding to be adjudicated a bankrupt or insolvent or to be wound up, or the consent of Exchangeco to the institution of bankruptcy, insolvency or winding-up proceedings against it, or (ii) the filing of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, including without limitation the Companies Creditors' Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and the failure by Exchangeco to contest in good faith any such proceedings commenced in respect of Exchangeco within 30 days of becoming aware thereof, or the consent by Exchangeco to the filing of any such petition or to the appointment of a receiver, or (iii) the making by Exchangeco of a general assignment for the benefit of creditors, or the admission in writing by Exchangeco of its inability to pay its debts generally as they become due, or (iv) Exchangeco not being permitted, pursuant to solvency requirements of applicable law, to redeem any Retracted Shares pursuant to Section 6.6 of the Share Provisions.

     "Liquidation Call Right" has the meaning ascribed thereto in the Plan of Arrangement.

     "Liquidation Event" has the meaning ascribed thereto in Section 5.12.

     "Liquidation  Event  Effective  Date" has the meaning  ascribed  thereto in
     Section 5.12.

     "List" has the meaning ascribed thereto in Section 4.6.

     "NASDAQ" means the Nasdaq Stock Market or its successors or other market or exchange on which Parent Common Shares are traded.

     "Officer's Certificate" means, with respect to Parent or Exchangeco, as the case may be, a certificate signed by any officer or director of Parent or Exchangeco, as the case may be.

     "Parent Call Right" has the meaning ascribed thereto in the Plan of Arrangement.

     "Parent Common Shares" means shares of common stock in the capital of Parent, with par value of $0.0001 per share.

     "Parent Consent" has the meaning ascribed thereto in Section 4.2.

     "Parent Meeting" has the meaning ascribed thereto in Section 4.2.

     "Parent Successor" has the meaning ascribed thereto in Section 11.1(a).

     "Person" means any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

     "Plan of Arrangement" means the plan of arrangement substantially in the form and content of Exhibit C to the Combination Agreement and any amendments or variations thereto made in accordance with the Combination Agreement or the Plan of Arrangement or made at the direction of the Court.

     "Redemption Call Right" has the meaning ascribed thereto in the Plan of Arrangement.

     "Retracted Shares" has the meaning ascribed thereto in Section 5.7.

     "Retraction Call Right" has the meaning ascribed thereto in the Share Provisions.

     "Share   Provisions"  means  the  rights,   privileges,   restrictions  and
     conditions attaching to the Exchangeable Shares set forth in Appendix 1 to the Plan of Arrangement.

     "Special Voting Share" means the share of Series A Preferred Stock of Parent which entitles the holder of record of such share to a number of votes at meetings of holders of Parent Common Shares equal to the number of votes that the holders of Exchangeable Shares outstanding from time to time (other than Exchangeable Shares held by Parent or subsidiaries of Parent or held by Persons directly or indirectly controlled by or under common control with Parent, all as set out in the share provisions attaching to such share of Series A Preferred Stock) would be entitled to if all such Exchangeable Shares were exchanged by the holders thereof for Parent Common Shares pursuant to the terms of the Exchangeable Shares, which share is to be issued to, deposited with and voted by the Trustee as described herein.

     "Support Agreement" means the support agreement made as of even date herewith among Exchangeco, Callco and Parent substantially in the form and content of Exhibit D to the Combination Agreement, as amended in accordance with the terms of the Support Agreement.

     "Trust" means the bare trust created by this Agreement under the laws of the Province of British Columbia.

     "Trust Estate" means the Special Voting Share, any other securities, the Exchange Right, the Exchange Put Right, the Automatic Exchange Rights and any money or other property which may be held by the Trustee from time to time pursuant to this Agreement.

     "Trustee" means Computershare Trust Company of Canada and, subject to the provisions of Article 10, includes any successor trustee.

     "Voting  Rights"  means the voting  rights  attached to the Special  Voting
     Share.

1.2  Interpretation Not Affected by Headings, etc.

     The division of this Agreement into Articles, Sections and other portions and the insertion of headings are for convenience of reference only and should not affect the construction or interpretation of this Agreement. Unless otherwise indicated, all references to an "Article" or "Section" followed by a number or a letter refer to the specified Article or Section of this Agreement. The terms "this Agreement", "hereof", "herein" and "hereunder" and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

1.3  Number, Gender, etc.

     Words importing the singular number only shall include the plural and vice versa. Words importing any gender shall include all genders.

1.4  Date for any Action

     If any date on which any action is required to be taken under this Agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

                                   ARTICLE 2
                              PURPOSE OF AGREEMENT

2.1  Establishment of Trust

     The purpose of this Agreement is to create the Trust for the benefit of the Beneficiaries, as herein provided. The Trustee will hold the Special Voting Share in order to enable the Trustee to exercise the Voting Rights and will hold the Exchange Right, the Automatic Exchange Rights and the Exchange Put Right in order to enable the Trustee to exercise such rights, in each case as trustee for and on behalf of the Beneficiaries as provided in this Agreement.

                                   ARTICLE 3
                              SPECIAL VOTING SHARE

3.1  Issue and Ownership of the Special Voting Share

     Immediately following execution of this Agreement, Parent shall issue to and deposit with the Trustee the Special Voting Share (and shall deliver the certificate representing such share to the Trustee) to be hereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries and in accordance with the provisions of this Agreement. Parent hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Beneficiaries of U.S.$1.00 and other good and valuable consideration (and the adequacy thereof) for the issuance of the Special Voting Share by Parent to the Trustee. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the Special Voting Share and shall be entitled to exercise all of the rights and powers of an owner with respect to the Special Voting Share, provided that the Trustee shall:

     (a) hold the Special Voting Share and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this Agreement; and

     (b) except as specifically authorized by this Agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with the Special Voting Share and the Special Voting Share shall not be used or disposed of by the Trustee for any purpose (including for exercising dissent or appraisal rights relating to the Special Voting Share) other than the purposes for which this Trust is created pursuant to this Agreement.

3.2  Legended Share Certificates

     Exchangeco will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Beneficiaries of their right to instruct the Trustee with respect to the exercise of the Voting Rights in respect of the Exchangeable Shares of the Beneficiaries.

3.3  Safe Keeping of Certificate

     The certificate representing the Special Voting Share shall at all times be held in safe keeping by the Trustee.

                                   ARTICLE 4
                            EXERCISE OF VOTING RIGHTS

4.1  Voting Rights

     The Trustee, as the holder of record of the Special Voting Share, shall be entitled to all of the Voting Rights, including the right to vote in person or by proxy the Special Voting Share on any matters, questions, proposals or propositions whatsoever that may properly come before the stockholders of Parent at a Parent Meeting or in connection with a Parent Consent. The Voting Rights shall be and remain vested in and exercised by the Trustee subject to the terms of this Agreement. Subject to Section 7.15:

     (a) the Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this Article 4 from Beneficiaries on the record date established by Parent or by applicable law for such Parent Meeting or Parent Consent who are entitled to instruct the Trustee as to the voting thereof; and

     (b) to the extent that no instructions are received from a Beneficiary with respect to the Voting Rights to which such Beneficiary is entitled, the Trustee shall not exercise or permit the exercise of such Voting Rights.

4.2  Number of Votes

     With respect to all meetings of stockholders of Parent at which holders of Parent Common Shares are entitled to vote (each, a "Parent Meeting") and with respect to all written consents sought by Parent from its stockholders including the holders of Parent Common Shares

(each, a "Parent Consent"), each Beneficiary shall be entitled to instruct the Trustee to cast and exercise the votes comprised in the Voting Rights for each Exchangeable Share owned of record by such Beneficiary on the record date established by Parent or by applicable law for such Parent Meeting or Parent Consent, as the case may be (the "Beneficiary Votes"), in respect of each matter, question, proposal or proposition to be voted on at such Parent Meeting or in connection with such Parent Consent.

4.3  Mailings to Stockholders

     With respect to each Parent Meeting and Parent Consent, the Trustee will promptly mail or cause to be mailed (or otherwise communicate in the same manner as Parent utilizes in communications to holders of Parent Common Shares, subject to applicable regulatory requirements and provided that such manner of communications is reasonably available to the Trustee) to each of the Beneficiaries named in the List, such mailing or communication to commence wherever practicable on the same day as the mailing or notice (or other communication) with respect thereto is commenced by Parent to its stockholders:

     (a) a copy of such notice, together with any related materials, including, without limitation, any circular or information statement or listing particulars, to be provided to stockholders of Parent in connection with the Parent Meeting or Parent Consent;

     (b) a statement that such Beneficiary is entitled to instruct the Trustee as to the exercise of the Beneficiary Votes with respect to such Parent Meeting or Parent Consent or, pursuant to Section 4.7, to attend such Parent Meeting and to exercise personally the Beneficiary Votes thereat;

     (c) a statement as to the manner in which such instructions may be given to the Trustee, including an express indication that instructions may be given to the Trustee to give:

          (i)  a  proxy  to  such   Beneficiary  or  his  designee  to  exercise
               personally the Beneficiary Votes; or

          (ii) a proxy to a designated agent or other representative of the management of Parent to exercise such Beneficiary Votes;

     (d) a statement that if no such instructions are received from the Beneficiary, the Beneficiary Votes to which such Beneficiary is entitled will not be exercised;

     (e) a form of direction whereby the Beneficiary may instruct the Trustee as to voting and as otherwise contemplated herein; and

     (f) a statement of the time and date by which such instructions must be received by the Trustee in order to be binding upon it, which in the case of a Parent Meeting shall not be later than the close of business on the second Business Day prior to such meeting, and of the method for revoking or amending such instructions.

     The materials referred to in this Section 4.3 are to be provided to the Trustee by Parent, and the materials referred to in Sections 4.3(c), 4.3(e) and 4.3(f) shall be subject to reasonable comment by the Trustee in a timely manner. Parent shall ensure that the materials to be provided to the Trustee are provided in sufficient time to permit the Trustee to comment as aforesaid and to send all materials to each Beneficiary at the same time as such materials are first sent to holders of Parent Common Shares. Parent agrees not to communicate with holders of Parent Common Shares with respect to the materials referred to in this Section 4.3 otherwise than by mail unless such method of communication is also reasonably available to the Trustee for communication with the Beneficiaries.

     For the purpose of determining Beneficiary Votes to which a Beneficiary is entitled in respect of any Parent Meeting or Parent Consent, the number of Exchangeable Shares owned of record by the Beneficiary shall be determined at the close of business on the record date established by Parent or by applicable law for purposes of determining shareholders entitled to vote at such Parent Meeting or in respect of such Parent Consent. Parent will notify the Trustee of any decision of the Board of Directors of Parent with respect to the calling of any Parent Meeting and shall provide all necessary information and materials to the Trustee in each case promptly and in any event in sufficient time to enable the Trustee to perform its obligations contemplated by this 4.3.

4.4  Copies of Shareholder Information

     Parent will deliver to the Trustee copies of all proxy materials (including notices of Parent Meetings but excluding proxies to vote Parent Common Shares), information statements, reports (including without limitation, all interim and annual financial statements) and other written communications that, in each case, are to be distributed by Parent from time to time to holders of Parent Common Shares in sufficient quantities and in sufficient time so as to enable the Trustee to send those materials to each Beneficiary at the same time as such materials are first sent to holders of Parent Common Shares. The Trustee will mail or otherwise send to each Beneficiary, at the expense of Parent, copies of all such materials (and all materials specifically directed to the Beneficiaries or to the Trustee for the benefit of the Beneficiaries by Parent) received by the Trustee from Parent contemporaneously with the sending of such materials to holders of Parent Common Shares. The Trustee will also make available for inspection by any Beneficiary at the Trustee's principal office in Vancouver, British Columbia all proxy materials, information statements, reports and other written communications that are:

     (a) received by the Trustee as the registered holder of the Special Voting Share and made available by Parent generally to the holders of Parent Common Shares; or

     (b) specifically directed to the Beneficiaries or to the Trustee for the benefit of the Beneficiaries by Parent.

4.5  Other Materials

     As soon as reasonably practicable after receipt by Parent or shareholders of Parent (if such receipt is known by Parent) of any material sent or given by or on behalf of a third party to holders of Parent Common Shares generally, including without limitation, dissident proxy and information circulars (and related information and material) and take-over bid and securities exchange take-over bid circulars (and related information and material), provided such material has not been sent to the Beneficiaries by or on behalf of such third party, Parent shall use its reasonable efforts to obtain and deliver to the Trustee copies thereof in sufficient quantities so as to enable the Trustee to forward such material (unless the same has been provided directly to Beneficiaries by such third party) to each Beneficiary as soon as possible thereafter. As soon as reasonably practicable after receipt thereof, the Trustee will mail or otherwise send to each Beneficiary, at the expense of Parent, copies of all such materials received by the Trustee from Parent. The Trustee will also make available for inspection during regular business hours by any Beneficiary at the Trustee's principal office in Vancouver, British Columbia copies of all such materials.

4.6  List of Persons Entitled to Vote

     Exchangeco shall, (a) prior to each annual, general and special Parent Meeting or the seeking of any Parent Consent and (b) forthwith upon each request made at any time by the Trustee in writing, prepare or cause to be prepared a list (a "List") of the names and addresses of the Beneficiaries arranged in alphabetical order and showing the number of Exchangeable Shares held of record by each such Beneficiary, in each case at the close of business on the date specified by the Trustee in such request or, in the case of a List prepared in connection with a Parent Meeting or a Parent Consent, at the close of business on the record date established by Parent or pursuant to applicable law for determining the holders of Parent Common Shares entitled to receive notice of or to vote at such Parent Meeting or to give consent in connection with such Parent Consent. Each such List shall be delivered to the Trustee promptly after receipt by Exchangeco of such request or the record date for such meeting or seeking of consent, as the case may be, and in any event within sufficient time as to permit the Trustee to perform its obligations under this Agreement. Parent agrees to give Exchangeco notice (with a copy to the Trustee) of the calling of any Parent Meeting or the seeking of any Parent Consent, together with the record dates therefor, sufficiently prior to the date of the calling of such meeting or seeking of such consent so as to enable Exchangeco to perform its obligations under this Section 4.6.

4.7  Entitlement to Direct Votes

     Subject to Sections 4.8 and 4.11, any Beneficiary named in a List prepared in connection with any Parent Meeting or Parent Consent will be entitled (a) to instruct the Trustee in the manner described in Section 4.3 with respect to the exercise of the Beneficiary Votes to which such Beneficiary is entitled or (b) to attend such meeting and personally exercise thereat (or to personally exercise with respect to any Parent consent), as the proxy of the Trustee, the Beneficiary Votes to which such Beneficiary is entitled.

4.8  Voting by Trustee and Attendance of Trustee Representative at Meeting

     In  connection  with each Parent  Meeting and Parent  Consent,  the Trustee
shall  exercise,   either  in  person  or  by  proxy,  in  accordance  with  the instructions received from a Beneficiary pursuant to Section 4.3, the Beneficiary Votes as to which such Beneficiary is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions); provided, however, that such written instructions are received by the Trustee from the Beneficiary prior to the time and date fixed by the Trustee for receipt of such instruction in the notice given by the Trustee to the Beneficiary pursuant to Section 4.3.

     The Trustee shall cause a representative who is empowered by it to sign and deliver, on behalf of the Trustee, proxies for Voting Rights to attend each Parent Meeting. Upon submission by a Beneficiary (or its designee) of identification satisfactory to the Trustee's representative, and at the Beneficiary's request, such representative shall sign and deliver to such Beneficiary (or its designee) a proxy to exercise personally the Beneficiary Votes as to which such Beneficiary is otherwise entitled hereunder to direct the vote, if such Beneficiary either (i) has not previously given the Trustee instructions pursuant to Section 4.3 in respect of such meeting or (ii) submits to such representative written revocation of any such previous instructions. At such meeting, the Beneficiary exercising such Beneficiary Votes shall have the same rights as the Trustee to speak at the meeting in favour of any matter, question, proposal or proposition, to vote by way of ballot at the meeting in respect of any matter, question, proposal or proposition, and to vote at such meeting by way of a show of hands in respect of any matter, question or proposition.

4.9  Distribution of Written Materials

     Any written materials distributed by the Trustee pursuant to this Agreement shall be sent by mail (or otherwise communicated in the same manner as Parent utilizes in communications to holders of Parent Common Shares, subject to applicable regulatory requirements and provided such manner of communications is reasonably available to the Trustee) to each Beneficiary at its address as shown on the books of Exchangeco. Exchangeco shall provide or cause to be provided to the Trustee for purposes of communication, on a timely basis and without charge or other expense:

     (a)  a current List; and

     (b) upon the request of the Trustee, mailing labels to enable the Trustee to carry out its duties under this Agreement.

4.10 Termination of Voting Rights

     Except as otherwise provided herein or in the Share Provisions, all of the rights of a Beneficiary with respect to the Beneficiary Votes exercisable in respect of the Exchangeable Shares held by such Beneficiary, including the right to instruct the Trustee as to the voting of or to vote personally such Beneficiary Votes, shall be deemed to be surrendered by the Beneficiary to Parent, Callco or Exchangeco, as the case may be, and such Beneficiary Votes and the Voting Rights represented thereby shall cease immediately upon (i) the delivery by such holder to the Trustee of the certificates representing such Exchangeable Shares in connection with the exercise by the Beneficiary of the Exchange Right, the Exchange Put Right or the occurrence of the automatic exchange of Exchangeable Shares for Parent Common Shares, as specified in
Article 5 (unless, in either case, Parent shall not have delivered or cause to be delivered the requisite Parent Common Shares issuable in exchange therefor to the Trustee pending delivery to the Beneficiaries), or (ii) the retraction or redemption of Exchangeable Shares pursuant to Article 6 or 7 of the Share Provisions, or (iii) the effective date of the liquidation, dissolution or winding-up of Exchangeco pursuant to Article 5 of the Share Provisions, or (iv) the purchase of

Exchangeable Shares from the holder thereof by Callco or Parent, as the case may be, pursuant to the exercise by (i) Callco of the Retraction Call Right, the Redemption Call Right or the Liquidation Call Right, (ii) the exercise by Parent of the Parent Call Right, or (iii) the holder of the Exchange Put Right.

4.11 Disclosure of Interest in Exchangeable Shares

     The Trustee or Exchangeco shall be entitled to require any Beneficiary or any Person who the Trustee or Exchangeco know or have reasonable cause to believe to hold any interest whatsoever in an Exchangeable Share to confirm that fact or to give such details as to whom has an interest in such Exchangeable Share as would be required (if the Exchangeable Shares were a class of "equity shares" of Exchangeco) under Section 111 of the Securities Act (British Columbia) or under equivalent legislation, as each may be amended from time to time, or as would be required under the articles of Parent or any laws or regulations, or pursuant to the rules or regulations of any regulatory authority, of the United States if the Exchangeable Shares were Parent Common Shares.

                                   ARTICLE 5
                  EXCHANGE RIGHT AND AUTOMATIC EXCHANGE RIGHTS

5.1  Grant and Ownership of Exchange Rights

     Parent hereby grants to the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries the right (the "Exchange Right"), upon the occurrence and during the continuance of an Insolvency Event, to require Parent to purchase from each or any Beneficiary all or any part of the Exchangeable Shares held by the Beneficiary and the Automatic Exchange Rights, all in accordance with the provisions of this Agreement. Parent hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Beneficiaries of good and valuable consideration (and the adequacy thereof) for the grant of the Exchange Right, the Exchange Put Right and the Automatic Exchange Rights by Parent to the Trustee. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the Exchange Right, the Exchange Put Right and the Automatic Exchange Rights and shall be entitled to exercise all of the rights and powers of an owner with respect to the Exchange Right, the Exchange Put Right and the Automatic Exchange Rights, provided that the Trustee shall:

     (a) hold the Exchange Right, the Exchange Put Right and the Automatic Exchange Rights and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this Agreement; and

     (b) except as specifically authorized by this Agreement, have no power or authority to exercise or otherwise deal in or with the Exchange Right, the Exchange Put Right or the Automatic Exchange Rights, and the Trustee shall not exercise any such rights for any purpose other than the purposes for which the Trust is created pursuant to this Agreement.

     The obligations of Parent to issue Parent Common Shares pursuant to the Exchange Right, the Exchange Put Right or the Automatic Exchange Rights are subject to all applicable laws and regulatory and stock exchange requirements.

5.2  Legended Share Certificates

     Exchangeco will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Beneficiaries of:

     (a) their right to instruct the Trustee with respect to the exercise of the Exchange Right and the Exchange Put Right in respect of the Exchangeable Shares held by a Beneficiary; and

     (b)  the Automatic Exchange Rights.

5.3  General Exercise of Exchange Right

     The Exchange Right and the Exchange Put Right shall be and remain vested in and exercisable by the Trustee. Subject to Section 7.15, the Trustee shall exercise the Exchange Right and the Exchange Put Right only on the basis of instructions received pursuant to this Article 5 from Beneficiaries entitled to instruct the Trustee as to the exercise thereof. To the extent that no instructions are received from a Beneficiary with respect to the Exchange Right and the Exchange Put Right, the Trustee shall not exercise or permit the exercise of the Exchange Right and the Exchange Put Right.

5.4  Purchase Price

     The purchase price payable by Parent for each Exchangeable Share to be purchased by Parent under the Exchange Right or the Exchange Put Right shall be an amount per share equal to the sum of (i) the Current Market Price of a Parent Common Share on the last Business Day prior to the day of closing of the purchase and sale of such Exchangeable Share under the Exchange Right or the Exchange Put Right, which shall be satisfied in full by Parent delivering or causing to be delivered to the Trustee on behalf of such holder one Parent Common Share, plus (ii) to the extent not paid by Exchangeco on the designated payment date therefor, an additional amount equal to the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the closing of the purchase and sale. In connection with each exercise of the Exchange Right or Exchange Put Right, Parent shall provide to the Trustee an Officer's Certificate setting forth the calculation of the purchase price for each Exchangeable Share. The total purchase price for each such Exchangeable Share so purchased may be satisfied only by Parent delivering or causing to be delivered to the Trustee, on behalf of the relevant Beneficiary, one Parent Common Share and on the applicable payment date a cheque for the balance, if any, of the purchase price without interest, less any amounts withheld pursuant to Section 5.13. Upon payment by Parent of such purchase price the relevant Beneficiary shall cease to have any right to be paid by Exchangeco any amount in respect of declared and unpaid dividends on each such Exchangeable Share and Exchangeco shall cease to be obligated to pay any amount in respect of such dividends.

5.5  Exercise Instructions

     Subject to the terms and conditions herein set forth, a Beneficiary shall be entitled, upon the occurrence and during the continuance of an Insolvency Event, to instruct the Trustee to exercise the Exchange Right or the Exchange Put Right with respect to all or any part of the Exchangeable Shares registered in the name of such Beneficiary on the books of Exchangeco. To cause the exercise of the Exchange Right or the Exchange Put Right by the Trustee, the Beneficiary shall deliver to the Trustee, in person or by certified or registered mail, at its principal office in Vancouver, British Columbia or at such other places in Canada as the Trustee may from time to time designate by written notice to the Beneficiaries, the certificates representing the Exchangeable Shares which such Beneficiary desires Parent to purchase, duly endorsed in blank for transfer, and accompanied by such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the BCA and Notice of Articles and articles of Exchangeco and such additional documents and instruments as the Trustee, Parent and Exchangeco may reasonably require together with (a) a duly completed form of notice of exercise of the Exchange Right or the Exchange Put Right, contained on the reverse of or attached to the Exchangeable Share certificates, stating (i) that the Beneficiary thereby instructs the Trustee to exercise the Exchange Right so as to require Parent to purchase from the Beneficiary the number of Exchangeable Shares specified therein, (ii) that such Beneficiary has good title to and owns all such Exchangeable Shares to be acquired by Parent free and clear of any lien, claim or encumbrance, (iii) the names in which the certificates representing Parent Common Shares transferable in connection with the exercise of the Exchange Right or the Exchange Put Right are to be registered and (iv) the names and addresses of the Persons to whom such new certificates should be delivered and (b) payment (or evidence satisfactory to the Trustee, Exchangeco and Parent of payment) of the taxes (if any) payable as contemplated by Section
5.8. If only a part of the Exchangeable Shares represented by any certificate or certificates delivered to the Trustee are to be purchased by Parent under the Exchange Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of Exchangeco.

5.6  Delivery of Parent Common Shares

     Promptly after the receipt of the certificates representing the Exchangeable Shares which the Beneficiary desires Parent to purchase under the Exchange Right or the Exchange Put Right, together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Right or the Exchange Put Right (and payment of taxes, if any payable as contemplated by Section 5.8 or evidence thereof), duly endorsed in blank for transfer to Parent, the Trustee shall notify Parent and Exchangeco of its receipt of the same, which notice to Parent and Exchangeco shall constitute exercise of the Exchange Right or the Exchange Put Right by the Trustee on behalf of the holder of such Exchangeable Shares, and Parent shall promptly thereafter deliver or cause to be delivered to the Trustee, for delivery to the Beneficiary of such Exchangeable Shares (or to such other Persons, if any, properly designated by such Beneficiary) certificates representing the number of Parent Common Shares issuable in connection with the exercise of the Exchange Right, and on the applicable payment date cheques payable at par at any branch of the bankers of Parent for the balance, if any, of the total purchase price therefor without interest (but in each case less any amounts withheld pursuant to Section 5.13); provided, however, that no such delivery shall be made unless and until the

Beneficiary requesting the same shall have paid (or provided evidence satisfactory to the Trustee, Exchangeco and Parent of the payment of) the taxes (if any) payable as contemplated by Section 5.8 of this Agreement. Immediately upon the giving of notice by the Trustee to Parent and Exchangeco of the exercise of the Exchange Right or the Exchange Put Right as provided in this
Section 5.6, the closing of the transaction of purchase and sale contemplated by the Exchange Right shall be deemed to have occurred and the holder of such Exchangeable Shares shall be deemed to have transferred to Parent all of such holder's right, title and interest in and to such Exchangeable Shares and the related interest in the Trust Estate free and clear of any lien, claim or encumbrance and shall cease to be a holder of such Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total purchase price therefor, unless the requisite number of Parent Common Shares is not delivered by, or on behalf of, Parent to the Trustee within five Business Days of the date of the giving of such notice by the Trustee or the balance of the purchase price, if any, is not paid by Parent on the applicable payment date therefor, in which case the rights of the Beneficiary shall remain unaffected until such Parent Common Shares are so delivered, and the balance of the purchase price, if any, has been paid, by Parent. Upon delivery by Parent to the Trustee of such Parent Common Shares, and the balance of the purchase price, if any, the Trustee shall deliver such Parent Common Shares to such Beneficiary (or to such other Persons, if any, properly designated by such Beneficiary). Concurrently with such Beneficiary ceasing to be a holder of Exchangeable Shares, the Beneficiary shall be considered and deemed for all purposes to be the holder of the Parent Common Shares delivered to it pursuant to the Exchange Right or the Exchange Put Right.

5.7  Exercise of Exchange Right Subsequent to Retraction

     In the event that a Beneficiary has exercised its right under Article 6 of the Share Provisions to require Exchangeco to redeem any or all of the Exchangeable Shares held by the Beneficiary (the "Retracted Shares") and is notified by Exchangeco pursuant to Section 6.6 of the Share Provisions that Exchangeco will not be permitted as a result of solvency requirements of applicable law to redeem all such Retracted Shares, and provided that Callco shall not have exercised the Retraction Call Right with respect to the Retracted Shares and that the Beneficiary has not revoked the retraction request delivered by the Beneficiary to Exchangeco pursuant to Section 6.1 of the Share Provisions and provided further that the Trustee has received written notice of same from Exchangeco or Callco, the retraction request will constitute and will be deemed to constitute notice from the Beneficiary to the Trustee instructing the Trustee to exercise the Exchange Right with respect to those Retracted Shares that Exchangeco is unable to redeem. In any such event, Exchangeco hereby agrees with the Trustee and in favour of the Beneficiary to promptly forward or cause to be forwarded to the Trustee all relevant materials delivered by the Beneficiary to Exchangeco or to the transfer agent of the Exchangeable Shares (including without limitation, a copy of the retraction request delivered pursuant to
Section 6.1 of the Share Provisions) in connection with such proposed redemption of the Retracted Shares and the Trustee will thereupon exercise the Exchange Right with respect to the Retracted Shares that Exchangeco is not permitted to redeem and will require Parent to purchase such shares in accordance with the provisions of this Article 5.

5.8  Taxes

     Upon any sale of Exchangeable Shares to Parent pursuant to the Exchange Right or the Automatic Exchange Rights, the share certificate or certificates representing Parent Common Shares to be delivered in connection with the payment of the total purchase price therefor shall be issued in the name of the Beneficiary of the Exchangeable Shares so sold or in such names as such Beneficiary may otherwise direct in writing, provided such direction is received by Parent prior to the time such shares are issued, without charge to the holder of the Exchangeable Shares so sold; provided, however, that such Beneficiary (a) shall pay (and none of Parent, Exchangeco or the Trustee shall be required to pay) any documentary, stamp, transfer or other taxes that may be payable in respect of any transfer of such Exchangeable Shares to Parent or in respect of the issuance or delivery of such Parent Common Shares to such Beneficiary or any other Person including, without limitation, in the event that Parent Common Shares are being issued or transferred in the name of a clearing service or depositary or a nominee thereof, or (b) shall have evidenced to the satisfaction of the Trustee, Parent and Exchangeco that such taxes, if any, have been paid.

5.9  Notice of Insolvency Event

     As soon as practicable following the occurrence of an Insolvency Event or any event that with the giving of notice or the passage of time or both would be an Insolvency Event, Exchangeco and Parent shall give written notice thereof to the Trustee. As soon as practicable following the receipt of notice from Exchangeco or Parent of the occurrence of an Insolvency Event, or upon the Trustee becoming aware of an Insolvency Event, the Trustee will mail to each Beneficiary, at the expense of Parent (such funds to be received in advance), a notice of such Insolvency Event in the form provided by Parent, which notice shall contain a brief statement of the rights of the Beneficiaries with respect to the Exchange Right.

5.10 Qualification of Parent Common Shares

     Parent covenants that if any Parent Common Shares to be issued and delivered pursuant to the Exchange Right, the Exchange Put Right or the Automatic Exchange Rights require registration or qualification with or approval of or the filing of any document, including any prospectus or similar document, or the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority or stock exchange under any Canadian or United States federal, provincial or state law or regulation or pursuant to the rules and regulations of any regulatory authority or the fulfillment of any other Canadian or United States federal, provincial or state legal requirement before such shares may be issued and delivered by Parent to the initial holder thereof or in order that such shares may be freely traded thereafter (other than any restrictions of general application on transfer by reason of a holder being a "control person" of Parent for purposes of Canadian provincial securities law or an "affiliate" of Parent for purposes of United States federal or state securities law), Parent will in good faith expeditiously take all such actions and do all such things as are reasonably necessary or desirable to cause such Parent Common Shares to be and remain duly registered, qualified or approved. Parent will in good faith expeditiously take all such actions and do all such things as are reasonably necessary or desirable to cause all Parent Common Shares to be delivered pursuant to the Exchange Right, the Exchange Put Right or the Automatic Exchange Rights to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which issued Parent Common Shares have been listed by Parent and remain listed and are quoted or posted for trading at such time.

5.11 Parent Common Shares

     Parent hereby represents, warrants and covenants that the Parent Common Shares issuable as described herein will be duly authorized and validly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance.

5.12 Automatic Exchange on Liquidation of Parent

     Parent will give the Trustee written notice of each of the following events at the time set forth below:

     (a) in the event of any determination by the Board of Directors of Parent to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Parent or to effect any other distribution of assets of Parent among its stockholders for the purpose of winding up its affairs, as soon as practicable and at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

     (b) as soon as practicable following the earlier of (A) receipt by Parent of notice of, and (B) Parent otherwise becoming aware of, any instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Parent or to effect any other distribution of assets of Parent among its stockholders for the purpose of winding up its affairs, in each case where Parent has failed to contest in good faith any such proceeding commenced in respect of Parent within 30 days of becoming aware thereof.

     As soon as practicable following receipt by the Trustee from Parent of notice of any event (a "Liquidation Event") contemplated by Sections 5.12(a) or 5.12(b), the Trustee will give notice thereof to the Beneficiaries. Such notice shall be provided to the Trustee by Parent and shall include a brief description of the automatic exchange of Exchangeable Shares for Parent Common Shares provided for in this Section 5.12.

     In order that the Beneficiaries will be able to participate on a pro rata basis with the holders of Parent Common Shares in the distribution of assets of Parent in connection with a Liquidation Event, on the fifth Business Day prior to the effective date (the "Liquidation Event Effective Date") of a Liquidation Event, all of the then outstanding Exchangeable Shares shall be automatically exchanged for Parent Common Shares. To effect such automatic exchange, Parent shall purchase on the fifth Business Day prior to the Liquidation Event Effective Date each Exchangeable Share then outstanding and held by Beneficiaries, and each Beneficiary shall sell the Exchangeable Shares held by it at such time, free and clear of any lien, claim or encumbrance, for a purchase price per share equal to the sum of: (i) the Current Market Price of a Parent Common Share on the fifth Business Day prior to the Liquidation Event Effective Date, which shall be satisfied in full by Parent delivering to the Beneficiary one Parent Common Share, and (ii) to the extent not paid by Exchangeco on the designated payment date therefor, an additional amount equal to the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the date of the exchange. Parent shall provide the Trustee with an Officer's Certificate in connection with each automatic exchange setting forth the calculation of the purchase price for each Exchangeable Share.

     On the fifth Business Day prior to the Liquidation Event Effective Date, the closing of the transaction of purchase and sale contemplated by the automatic exchange of Exchangeable Shares for Parent Common Shares shall be deemed to have occurred, and each Beneficiary shall be deemed to have transferred to Parent all of the Beneficiary's right, title and interest in and to such Beneficiary's Exchangeable Shares free and clear of any lien, claim or encumbrance and the related interest in the Trust Estate, Exchangeco shall have no liability to pay an amount in respect of declared and unpaid dividends to any Beneficiary and each such Beneficiary shall cease to be a holder of such Exchangeable Shares and Parent shall deliver or cause to be delivered to the Beneficiary the Parent Common Shares deliverable upon the automatic exchange of Exchangeable Shares for Parent Common Shares and on the applicable payment date shall deliver to the Trustee for delivery to the Beneficiary a cheque for the balance, if any, of the total purchase price for such Exchangeable Shares, without interest, in each case less any amounts withheld pursuant to Section
5.13. Concurrently with such Beneficiary ceasing to be a holder of Exchangeable Shares, the Beneficiary shall be considered and deemed for all purposes to be the holder of the Parent Common Shares issued pursuant to the automatic exchange of such Beneficiary's Exchangeable Shares for Parent Common Shares and the certificates held by the Beneficiary previously representing the Exchangeable Shares exchanged by the Beneficiary with Parent pursuant to such automatic exchange shall thereafter be deemed to represent Parent Common Shares issued to the Beneficiary by Parent pursuant to such automatic exchange. Upon the request of a Beneficiary and the surrender by the Beneficiary of Exchangeable Share certificates deemed to represent Parent Common Shares, duly endorsed in blank and accompanied by such instruments of transfer as Parent may reasonably require, Parent shall deliver or cause to be delivered to the Beneficiary certificates representing the Parent Common Shares of which the Beneficiary is the holder.

5.13 Withholding Rights

     Parent, Exchangeco and the Trustee shall be entitled to deduct and withhold from any dividend or consideration otherwise payable under this Agreement to any holder of Exchangeable Shares or Parent Common Shares such amounts as Parent, Exchangeco or the Trustee is required to deduct and withhold with respect to such payment under the Income Tax Act (Canada), the United States Internal Revenue Code of 1986 or any provision of federal, provincial, territorial, state, local or foreign tax law, in each case as amended or succeeded, or entitled to withhold under Section 116 of the Income Tax Act (Canada) or any corresponding provisions of provincial law. The Trustee may act on the advice of counsel with respect to such matters. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or entitled to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, Parent, Exchangeco and the Trustee are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to Parent, Exchangeco or the Trustee, as the case may be, to enable it to comply with such deduction or withholding requirement or entitlement and Parent, Exchangeco or the Trustee shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale.

5.14 No Fractional Shares

     A holder of an Exchangeable Share shall not be entitled to any fraction of a Parent Common Share upon the exercise of the Exchange Right, the Exchange Put Right or Automatic Exchange Rights hereunder and no certificates representing any such fractional interest shall be issued and such holder otherwise entitled to a fractional interest will receive for such fractional interest from Parent on the designated payment date to the extent not paid by Callco or Exchangeco a cash payment equal to such fractional interest multiplied by the Current Market Price.

                                   ARTICLE 6
                 RESTRICTIONS ON ISSUE OF SPECIAL VOTING SHARES

6.1  Issue of Additional Shares

     During the term of this Agreement, Parent will not, without the consent of the holders at the relevant time of Exchangeable Shares, given in accordance with Section 10.2 of the Share Provisions, issue any additional Special Voting Shares.

                                    ARTICLE 7
                             CONCERNING THE TRUSTEE

7.1  Powers and Duties of the Trustee

     The rights, powers, duties and authorities of the Trustee under this Agreement, in its capacity as Trustee of the Trust, shall include:

     (a) receipt and deposit of the Special Voting Share from Parent as Trustee for and on behalf of the Beneficiaries in accordance with the provisions of this Agreement;

     (b) granting proxies and distributing materials to Beneficiaries as provided in this Agreement;

     (c) voting the Beneficiary Votes in accordance with the provisions of this Agreement;

     (d) receiving the grant of the Exchange Right, the Exchange Put Right and the Automatic Exchange Rights from Parent as Trustee for and on behalf of the Beneficiaries in accordance with the provisions of this Agreement;

     (e) exercising the Exchange Right, the Exchange Put Right and enforcing the benefit of the Automatic Exchange Rights, in each case in accordance with the provisions of this Agreement, and in connection therewith receiving from Beneficiaries

          Exchangeable Shares and other requisite documents and distributing to such Beneficiaries Parent Common Shares and cheques, if any, to which such Beneficiaries are entitled upon the exercise of the Exchange Right, the Exchange Put Right or pursuant to the Automatic Exchange Rights, as the case may be;

     (f)  holding title to the Trust Estate;

     (g) investing any moneys forming, from time to time, a part of the Trust Estate as provided in this Agreement;

     (h) taking action on its own initiative or at the direction of a Beneficiary or Beneficiaries to enforce the obligations of Parent and Exchangeco under this Agreement; and

     (i) taking such other actions and doing such other things as are specifically provided in this Agreement.

     In the exercise of such rights, powers, duties and authorities the Trustee shall have (and is granted) such incidental and additional rights, powers, duties and authority not in conflict with any of the provisions of this Agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of such discretionary rights, powers, duties and authorities by the Trustee shall be final, conclusive and binding upon all Persons.

     The Trustee in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith and with a view to the best interests of the Beneficiaries and shall exercise the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

     The Trustee shall not be bound to give notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall be specifically required to do so under the terms hereof; nor shall the Trustee be required to take any notice of, or to do, or to take any act, action or proceeding as a result of any default or breach of any provision hereunder, unless and until notified in writing of such default or breach, which notices shall distinctly specify the default or breach desired to be brought to the attention of the Trustee, and in the absence of such notice the Trustee may for all purposes of this Agreement conclusively assume that no default or breach has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein.

7.2  No Conflict of Interest

     The Trustee represents to Parent and Exchangeco that at the date of execution and delivery of this Agreement there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder and the role of the Trustee in any other capacity. The Trustee shall, within 90 days after it becomes aware that such material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Article 10. If, notwithstanding the foregoing provisions of this
Section 7.2, the Trustee has such a material conflict of interest, the validity and enforceability of this Agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Trustee contravenes the foregoing provisions of this Section 7.2, any interested party may apply to the Supreme Court of British Columbia for an order that the Trustee be replaced as Trustee hereunder.

7.3  Dealings with Transfer Agents, Registrars, etc.

     Parent and Exchangeco irrevocably authorize the Trustee, from time to time, to:

     (a) consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Exchangeable Shares and Parent Common Shares; and

     (b) requisition, from time to time, (i) from any such registrar or transfer agent any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this Agreement and
          (ii) from the transfer agent of Parent Common Shares, and any subsequent transfer agent of such shares, the share certificates issuable upon the exercise from time to time of the Exchange Right and pursuant to the Automatic Exchange Rights in the manner specified in
          Article 5.

     Parent and Exchangeco irrevocably authorize their respective registrars and transfer agents to comply with all such requests. Parent covenants that it will supply its transfer agent with duly executed share certificates for the purpose of completing the exercise from time to time of the Exchange Right and the Automatic Exchange Rights, in each case pursuant to Article 5.

7.4  Books and Records

     The Trustee shall keep available for inspection by Parent and Exchangeco at the Trustee's principal office in Vancouver, British Columbia correct and complete books and records of account relating to the Trust created by this Agreement, including without limitation, all relevant data relating to mailings and instructions to and from Beneficiaries and all transactions pursuant to the Exchange Right, the Exchange Put Right and the Automatic Exchange Rights. On or before March 31, 2005 and on or before March 31, in every year thereafter, so long as the Special Voting Share is registered in the name of the Trustee, the Trustee shall transmit to Parent and Exchangeco a brief report, dated as of the preceding December 31, with respect to:

     (a)  the property and funds comprising the Trust Estate as of that date;

     (b) the number of exercises of the Exchange Right and the Exchange Put Right, if any, and the aggregate number of Exchangeable Shares received by the Trustee on behalf of Beneficiaries in consideration of the delivery by or on behalf of Parent of Parent Common Shares in connection with the Exchange Right and the Exchange Put Right, during the fiscal year of Parent ended on such date; and

     (c) any action taken by the Trustee in the performance of its duties under this Agreement which it had not previously reported and which, in the Trustee's opinion, materially affects the Trust Estate.

7.5  Income Tax Returns and Reports

     The Trustee shall, to the extent necessary, prepare and file on behalf of the Trust appropriate United States and Canadian income tax returns and any other returns or reports as may be required by applicable law or pursuant to the rules and regulations of any securities exchange or other trading system through which the Exchangeable Shares are traded. In connection therewith, the Trustee may obtain the advice and assistance of such experts or advisors as the Trustee considers necessary or advisable (who may be experts or advisors to Parent or Exchangeco). If requested by the Trustee, Parent or Exchangeco shall retain qualified experts or advisors for the purpose of providing such tax advice or assistance.

7.6  Indemnification Prior to Certain Actions by Trustee

     The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this Agreement at the request, order or direction of any Beneficiary upon such Beneficiary furnishing to the Trustee reasonable funding, security or indemnity against the costs, expenses and liabilities which may be incurred by the Trustee therein or thereby, provided that no Beneficiary shall be obligated to furnish to the Trustee any such security or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to the Special Voting Share pursuant to Article 4, subject to Section 7.15, and with respect to the Exchange Right and the Exchange Put Right pursuant to Article 5, subject to Section 7.15, and with respect to the Automatic Exchange Rights pursuant to Article 5, subject to Section 7.15.

     None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties, or authorities unless funded, given security and indemnified as aforesaid.

7.7  Action of Beneficiaries

     No Beneficiary shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this Agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Beneficiary has requested the Trustee to take or institute such action, suit or proceeding and furnished the Trustee with the funding, security or indemnity referred to in Section 7.6 and the Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Beneficiary shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken; it being understood and intended that no one or more Beneficiaries shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or the Voting Rights, the Exchange Right, the Exchange Put Right or the Automatic Exchange Rights, except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Beneficiaries.

7.8  Reliance Upon Declarations

     The Trustee shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon statutory declarations, certificates, opinions or reports furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder if such statutory declarations, certificates, opinions or reports comply with the provisions of Section 7.9, if applicable, and with any other applicable provisions of this Agreement.

7.9  Evidence and Authority to Trustee

     Parent or Exchangeco shall furnish to the Trustee evidence of compliance with the conditions provided for in this Agreement relating to any action or step required or permitted to be taken by Parent or Exchangeco or the Trustee under this Agreement or as a result of any obligation imposed under this Agreement, including, without limitation, in respect of the Voting Rights or the Exchange Right, the Exchange Put Right or the Automatic Exchange Rights and the taking of any other action to be taken by the Trustee at the request of or on the application of Parent and/or Exchangeco promptly if and when:

     (a) such evidence is required by any other Section of this Agreement to be furnished to the Trustee in accordance with the terms of this Section 7.9; or

     (b) the Trustee, in the exercise of its rights, powers, duties and authorities under this Agreement, gives Parent or Exchangeco written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

     Such evidence shall consist of an Officer's Certificate of Parent or Exchangeco or a statutory declaration or a certificate made by Persons entitled to sign an Officer's Certificate stating that any such condition has been complied with in accordance with the terms of this Agreement.

     Whenever such evidence relates to a matter other than the Voting Rights or the Exchange Right, the Exchange Put Right or the Automatic Exchange Rights or the taking of any other action to be taken by the Trustee at the request or on the application of Parent or Exchangeco, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, attorney, auditor, accountant, appraiser, valuer, engineer or other expert or any other Person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a director, officer or employee of Parent or Exchangeco it shall be in the form of an Officer's Certificate or a statutory declaration.

     Each statutory declaration, Officer's Certificate, opinion or report furnished to the Trustee as evidence of compliance with a condition provided for in this Agreement shall include a statement by the Person giving the evidence:

     (a) declaring that he has read and understands the provisions of this Agreement relating to the condition in question;

     (b) describing the nature and scope of the examination or investigation upon which he based the statutory declaration, certificate, statement or opinion; and

     (c) declaring that he has made such examination or investigation as he believes is necessary to enable him to make the statements or give the opinions contained or expressed therein.

7.10 Experts, Advisors and Agents

     The Trustee may:

     (a) in relation to these presents act and rely on the opinion or advice of or information obtained from any solicitor, attorney, auditor, accountant, appraiser, valuer, engineer or other expert, whether retained by the Trustee or by Parent or Exchangeco or otherwise, and may retain or employ such assistants as may be necessary to the proper discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid;

     (b) retain or employ such agents and other assistants as it may reasonably require for the proper determination and discharge of its powers and duties hereunder; and

     (c) pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the Trust.

7.11 Investment of Moneys Held by Trustee

     Unless otherwise provided in this Agreement, any moneys held by or on behalf of the Trustee which under the terms of this Agreement may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee may be invested and reinvested in the name or under the control of the Trustee in securities in which, under the laws of the Province of British Columbia, trustees are authorized to invest trust moneys, provided that such securities are stated to mature within two years after their purchase by the Trustee, and the Trustee shall so invest such moneys on the written direction of Exchangeco. Pending the investment of any moneys as hereinbefore provided, such moneys may be deposited in the name of the Trustee in any chartered bank in Canada or in the deposit department of the Trustee or any other specified loan or trust company authorized to accept deposits under the laws of Canada or any province thereof at the rate of interest then current on similar deposits.

7.12 Trustee Not Required to Give Security

     The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this Agreement or otherwise in respect of the premises.

7.13 Trustee Not Bound to Act on Request

     Except as in this Agreement otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of Parent or Exchangeco or of the directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

7.14 Authority to Carry on Business

     The Trustee represents to Parent and Exchangeco that at the date of execution and delivery by it of this Agreement it is authorized to carry on the business of a trust company in each of the provinces of Canada but if, notwithstanding the provisions of this Section 7.14, it ceases to be so authorized to carry on business, the validity and enforceability of this Agreement and the Voting Rights, the Exchange Right and the Automatic Exchange Rights shall not be affected in any manner whatsoever by reason only of such event but the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in any province of Canada, either become so authorized or resign in the manner and with the effect specified in
Article 10.

7.15 Conflicting Claims

     If conflicting claims or demands are made or asserted with respect to any interest of any Beneficiary in any Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Beneficiary in any Exchangeable Shares, resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, in its sole discretion, to refuse to recognize or to comply with any such claims or demands. In so refusing, the Trustee may elect not to exercise any Voting Rights, Exchange Right, Exchange Put Right or Automatic Exchange Rights subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any Person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

     (a) the rights of all adverse claimants with respect to the Voting Rights, Exchange Right, Exchange Put Right or Automatic Exchange Rights subject to such conflicting claims or demands have been adjudicated by a final judgment of a court of competent jurisdiction and all rights of appeal have expired; or

     (b) all differences with respect to the Voting Rights, Exchange Right, Exchange Put Right or Automatic Exchange Rights subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement certified to be in full force and effect.

     If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate to fully indemnify it as between all conflicting claims or demands.

7.16 Acceptance of Trust

     The Trustee hereby accepts the Trust created and provided for by and in this Agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various Persons who shall from time to time be Beneficiaries, subject to all the terms and conditions herein set forth.

                                   ARTICLE 8
                                  COMPENSATION

8.1  Fees and Expenses of the Trustee

     Parent and Exchangeco jointly and severally agree to pay the Trustee reasonable compensation for all of the services rendered by it under this Agreement and will reimburse the Trustee for all reasonable expenses (including, but not limited to, taxes other than taxes based on the net income or capital of the Trustee, fees paid to legal counsel and other experts and advisors and travel expenses) and disbursements, including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency, reasonably incurred by the Trustee in connection with its duties under this Agreement; provided that Parent and Exchangeco shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation in which the Trustee is determined to have acted in bad faith or with fraud, negligence, recklessness or wilful misconduct.

                                   ARTICLE 9
                   INDEMNIFICATION AND LIMITATION OF LIABILITY

9.1  Indemnification of the Trustee

     Parent and Exchangeco jointly and severally agree to indemnify and hold harmless the Trustee and each of its directors and officers (collectively, the "Indemnified Parties") against all claims, losses, damages, reasonable costs, penalties, fines and reasonable expenses (including reasonable expenses of the Trustee's legal counsel) which, without fraud, negligence, wilful misconduct or bad faith on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason or as a result of the Trustee's acceptance or administration of the Trust, its compliance with its duties set forth in this Agreement, or any written or oral instruction delivered to the Trustee by Parent or Exchangeco pursuant hereto.

     In no case shall Parent or Exchangeco be liable under this indemnity for any claim against any of the Indemnified Parties unless Parent and Exchangeco shall be notified by the Trustee in accordance with the provisions of Section
14.3 of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Subject to (ii) below, Parent and Exchangeco shall be entitled to participate at their own expense in the defence and, if Parent and Exchangeco so elect at any time after receipt of such notice, either of them may assume the defence of any suit brought to enforce any such claim. The Trustee shall have the right to employ separate counsel in any such suit and participate in the defence thereof, but the fees and expenses of such counsel shall be at the expense of the Trustee unless: (i) the employment of such counsel has been authorized by Parent or Exchangeco; or (ii) the named parties to any such suit include both the Trustee and Parent or Exchangeco and the Trustee shall have been advised by counsel acceptable to Parent or Exchangeco, acting reasonably, that there may be one or more legal defences available to the Trustee that are different from or in addition to those available to Parent or Exchangeco and that, in the judgment of such counsel, would present a conflict of interest were a joint representation to be undertaken (in which case Parent and Exchangeco shall not have the right to assume the defence of such suit on behalf of the Trustee but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee). This indemnity shall survive the termination of this Agreement and the resignation or removal of the Trustee.

9.2  Limitation of Liability

     The Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this Agreement, except to the extent that such loss is attributable to the fraud, negligence, recklessness, wilful misconduct or bad faith on the part of the Trustee.

                                   ARTICLE 10
                                CHANGE OF TRUSTEE

10.1 Resignation

     The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to Parent and Exchangeco specifying the date on which it desires to resign, provided that such notice shall not be given less than thirty (30) days before such desired resignation date unless Parent and Exchangeco otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee. Upon receiving such notice of resignation, Parent and Exchangeco shall promptly appoint a successor trustee, which shall be a corporation organized and existing under the laws of Canada and authorized to carry on the business of a trust company in all provinces of Canada, by written instrument in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee. Failing the appointment and acceptance of a successor trustee, a successor trustee may be appointed by order of a court of competent jurisdiction upon application of one or more of the parties to this Agreement. If the retiring trustee is the party initiating an application for the appointment of a successor trustee by order of a court of competent jurisdiction, Parent and Exchangeco shall be jointly and severally liable to reimburse the retiring trustee for its legal costs and expenses in connection with same.

10.2 Removal

     The Trustee, or any trustee hereafter appointed, may (provided a successor trustee is appointed) be removed at any time on not less than 30 days' prior notice by written instrument executed by Parent and Exchangeco, in duplicate, one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee.

10.3 Successor Trustee

     Any successor trustee appointed as provided under this Agreement shall execute, acknowledge and deliver to Parent and Exchangeco and to its predecessor trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with the like effect as if originally named as trustee in this Agreement. However, on the written request of Parent and Exchangeco or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of this Agreement, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, Parent, Exchangeco and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

10.4 Notice of Successor Trustee

     Upon acceptance of appointment by a successor trustee as provided herein, Parent and Exchangeco shall cause to be mailed notice of the succession of such trustee hereunder to each Beneficiary specified in a List. If Parent or Exchangeco shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of Parent and Exchangeco.

                                   ARTICLE 11
                                PARENT SUCCESSORS

11.1 Certain Requirements in Respect of Combination, etc.

     As long as any outstanding Exchangeable Shares are owned by any Person other than Parent or any of its Affiliates, Parent shall not consummate any transaction (whether by way of reconstruction, reorganization, consolidation, arrangement, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other Person or, in the case of a merger, of the continuing corporation or other entity resulting therefrom unless, but may do so if:

     (a) such other Person or continuing corporation or, in the event of any merger, amalgamation or similar transaction pursuant to which holders of shares in Parent are entitled to receive shares in the capital of any corporation or other legal entity other than such other Person or continuing corporation, then such corporation or legal entity (in each case, the "Parent Successor") by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, an agreement supplemental hereto or otherwise agrees to become bound by the terms and provisions of this Agreement, in either case together with such other instruments (if any) as are reasonably necessary or advisable to evidence the assumption by the Parent Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such Parent Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of Parent under this Agreement; and

     (b) such transaction shall, to the satisfaction of the Trustee, acting reasonably, and in the opinion of legal counsel to the Trustee, be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the Trustee or of the Beneficiaries hereunder.

11.2 Vesting of Powers in Successor

     Whenever the conditions of Section 11.1 have been duly observed and performed, the Trustee, Parent Successor, Exchangeco and Parent, as applicable, shall, if required by Section 11.1, execute and deliver the supplemental trust agreement provided for in Article 12 and thereupon Parent Successor shall possess and from time to time may exercise each and every right and power of Parent under this Agreement in the name of Parent or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the Board of Directors of Parent, or any officers of Parent, may be done and performed with like force and effect by the directors or officers of such Parent Successor.

11.3 Wholly-Owned Subsidiaries

     Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned direct or indirect subsidiary of Parent with or into Parent or the winding-up, liquidation or dissolution of any wholly-owned direct or indirect subsidiary of Parent (if all of the assets of such subsidiary are transferred to Parent or another wholly-owned direct or indirect subsidiary of Parent) or any other distribution of the assets of any wholly-owned direct or indirect subsidiary of Parent among the shareholders of such subsidiary for the purpose of winding up its affairs, and any such transactions are expressly permitted by this Article 11.

                                   ARTICLE 12
                  AMENDMENTS AND SUPPLEMENTAL TRUST AGREEMENTS

12.1 Amendments, Modifications, etc.

     Subject to Sections 12.2, 12.4 and 15.1, this Agreement may not be amended or modified except by an agreement in writing executed by Parent, Exchangeco and the Trustee and approved by the Beneficiaries in accordance with Section 10.2 of the Share Provisions. No amendment or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto.

12.2 Ministerial Amendments

     Notwithstanding the provisions of Section 12.1, the parties to this Agreement may in writing, at any time and from time to time, without the approval of the Beneficiaries, amend or modify this Agreement for the purposes of:

     (a) adding to the covenants of any or all parties hereto for the protection of the Beneficiaries hereunder provided that the Board of Directors of each of Parent and Exchangeco shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the Beneficiaries;

     (b) making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the Board of Directors of each of Parent and Exchangeco and in the opinion of the Trustee, having in mind the best interests of the Beneficiaries, it may be expedient to make, provided that such Boards of Directors and the Trustee, acting on the advice of counsel, shall be of the opinion that such amendments and modifications will not be prejudicial to the interests of the Beneficiaries; or

     (c) making such changes or corrections which, on the advice of counsel to Parent, Exchangeco and the Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Trustee, acting on the advice of counsel, and the Board of Directors of each of Parent and Exchangeco shall be of the opinion that such changes or corrections will not be prejudicial to the rights and interests of the Beneficiaries.

12.3 Meeting to Consider Amendments

     Exchangeco, at the request of Parent, shall call a meeting or meetings of the Beneficiaries for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the by-laws of Exchangeco, the Share Provisions and all applicable laws.

12.4 Changes in Capital of Parent and Exchangeco

     At all times after the occurrence of any event contemplated pursuant to Sections 2.7 or 2.8 of the Support Agreement or otherwise, as a result of which either Parent Common Shares or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which Parent Common Shares or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver a supplemental trust agreement giving effect to and evidencing such necessary amendments and modifications.

12.5 Execution of Supplemental Trust Agreements

     From time to time Exchangeco (when authorized by a resolution of its Board of Directors), Parent (when authorized by a resolution of its Board of Directors), and the Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, trust agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

     (a) evidencing the succession of Parent Successors and the covenants of and obligations assumed by each such Parent Successor in accordance with the provisions of Article 11 and the successors of the Trustee or any successor trustee in accordance with the provisions of Article 10;

     (b) making any additions to, deletions from or alterations of the provisions of this Agreement or the Voting Rights, the Exchange Right or the Automatic Exchange Rights which, in the opinion of the Trustee, based on the advice of counsel, will not be prejudicial to the interests of the Beneficiaries or are, in the opinion of counsel to the Trustee, necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to Parent, Exchangeco, the Trustee or this Agreement; and

     (c) for any other purposes not inconsistent with the provisions of this Agreement, including without limitation, to make or evidence any amendment or modification to this Agreement as contemplated hereby, provided that, in the opinion of the Trustee, based on the advice of counsel, the rights of the Trustee and Beneficiaries will not be prejudiced thereby.

                                   ARTICLE 13
                                   TERMINATION

13.1 Term

     The Trust created by this Agreement shall continue until the earliest to occur of the following events:

     (a)  no outstanding Exchangeable Shares are held by a Beneficiary;

     (b) each of Parent and Exchangeco elects in writing to terminate the Trust and such termination is approved by the Beneficiaries in accordance with Section 10.2 of the Share Provisions; and

     (c) 21 years after the death of the last survivor of the descendants of His Majesty King George VI of Canada and the United Kingdom of Great Britain and Northern Ireland living on the date of the creation of the Trust.

13.2 Survival of Agreement

     This  Agreement  shall  survive  any  termination  of the  Trust  and shall continue until there are no Exchangeable Shares outstanding held by a Beneficiary; provided, however, that the provisions of Article 8 and Article 9 shall survive any such termination of this Agreement.

                                   ARTICLE 14
              ADDITIONAL PROVISIONS FOR THE BENEFIT OF THE TRUSTEE

14.1 Third Party Interests

     Each party to this Agreement hereby represents to the Trustee that any account to be opened by, or interest to held by, the Trustee in connection with this Agreement, for or to the credit of such party, either (i) is not intended to be used by or on behalf of any third party; or (ii) is intended to be used by or on behalf of a third party, in which case such party hereto agrees to complete and execute forthwith a declaration in the Trustee's prescribed form as to the particulars of such third party.

14.2 Trustee Not Bound to Act

     The Trustee shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Trustee, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should the Trustee, in its sole judgment, determine at any time that its acting under this Agreement has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on 10 days written notice to the other parties to this Agreement, provided (i) that the Trustee's written notice shall describe the circumstances of such non-compliance; and (ii) that if such circumstances are rectified to Trustee's satisfaction within such 10 day period, then such resignation shall not be effective.

14.3 Privacy Consent Clause

     The parties acknowledge that the Trustee may, in the course of providing services hereunder, collect or receive financial and other personal information about such parties and/or their representatives, as individuals, or about other individuals related to the subject matter hereof, and use such information for the following purposes:

     (a) to provide the services required under this agreement and other services that may be requested from time to time;

     (b) to help the Trustee manage its servicing relationships with such individuals;

     (c)  to meet the Trustee's legal and regulatory requirements; and

     (d) if Social Insurance Numbers are collected by the Trustee, to perform tax reporting and to assist in verification of an individual's identity for security purposes.

Each party acknowledges and agrees that the Trustee may receive, collect, use and disclose personal information provided to it or acquired by it in the course of this agreement for the purposes described above and, generally, in the manner and on the terms described in its Privacy Code, which the Trustee shall make available on its website or upon request, including revisions thereto. Further, each party agrees that it shall not provide or cause to be provided to the Trustee any personal information relating to an individual who is not a party to this agreement unless that party has assured itself that such individual understands and has consented to the aforementioned uses and disclosures.

                                   ARTICLE 15
                                     GENERAL

15.1 Severability

     If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

15.2 Enurement

     This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns and, subject to the terms hereof, to the benefit of the Beneficiaries and is specifically assignable to any Affiliate of Parent without the consent of the Beneficiaries or the Trustee.

15.3 Notices to Parties

     All notices and other communications between the parties hereunder shall be in writing and shall be deemed to have been given if delivered personally, sent by registered mail or by confirmed telecopy to the parties at the following addresses (or at such other address for such party as shall be specified in like notice):

     (a)  To Parent or Exchangeco at:

                 47200 Bayside Parkway,
                 Fremont, CA 94538, USA

                 Attention:   Chairman, President and Chief Executive Officer
                 Telecopier:  (510) 353-6021

     (b)  To the Trustee at:

                 Computershare Trust Company of Canada
                 510 Burrard Street
                 Vancouver, BC   V6C 3B9

                 Attention:   Manager, Corporate Trust
                 Facsimile:   (604) 685-4079

     Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of receipt thereof unless such day is not a Business Day, in which case it shall be deemed to have been given and received upon the immediately following Business Day.

15.4 Notice to Beneficiaries

     Any and all notices to be given and any documents to be sent to any Beneficiaries may be given or sent to the address of such Beneficiary shown on the register of holders of Exchangeable Shares in any manner permitted by the by-laws of Exchangeco from time to time in force in respect of notices to shareholders and shall be deemed to be received (if given or sent in such manner) at the time specified in such by-laws, the provisions of which by-laws shall apply mutatis mutandis to notices or documents as aforesaid sent to such Beneficiaries.

15.5 Counterparts

     This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

15.6 Jurisdiction

     This Agreement shall be construed and enforced in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

15.7 Attornment

     Each of the Trustee, Parent and Exchangeco agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of British Columbia, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgment of the said courts and not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction, and Parent hereby appoints Exchangeco at its registered office in the Province of British Columbia as attorney for service of process.



                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                      AT ROAD, INC.


                                        By:
                                             -----------------------------------

                                             Name:..............................
                                             Title:.............................


                                      ORION EXCHANGECO, LTD.


                                        By:
                                             -----------------------------------

                                             Name:..............................
                                             Title:.............................



                                      COMPUTERSHARE TRUST COMPANY OF CANADA


                                        By:
                                             -----------------------------------

                                             Name:..............................
                                             Title:.............................

                                   EXHIBIT F


                                AFFILIATE LETTER

                                                                  April 12, 2004

At Road, Inc.
47220 Bayside Parkway
Fremont, California 94538

Ladies and Gentlemen:

     I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of MDSI Mobile Data Solutions Inc. ("Company"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"). Pursuant to the terms of the Combination Agreement, dated as of April 12, 2003 (the "Combination Agreement"), among At Road, Inc., a Delaware corporation ("Parent"), Orion Exchangeco, Ltd., a corporation organized under the Business Corporations Act (British Columbia) and Company, Parent will acquire all of the outstanding share capital of Company (the "Arrangement"). Capitalized terms used in this letter agreement without definition shall have the meanings assigned to them in the Combination Agreement.

     As a result of the Arrangement, I may receive Parent Common Shares or Exchangeable Shares in exchange for shares (or upon exercise of options for shares) owned by me of common shares, no par value, of Company.

     1. I represent, warrant and covenant to Parent that in the event I receive any Parent Common Shares or Exchangeable Shares as a result of the
Arrangement:

          A. I shall not make any sale, transfer or other disposition of the Parent Common Shares or Exchangeable Shares in violation of the 1933 Act or the Rules and Regulations.

          B. I have carefully read this letter and discussed the requirements of this letter and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the Parent Common Shares or Exchangeable Shares, to the extent I felt necessary, with my counsel.

          C. I have been advised that the issuance of Parent Common Shares and Exchangeable Shares in connection with the transactions contemplated by the Combination Agreement will be either (A) exempt from registration requirements under the 1933 Act, pursuant to Section 3(a)(10) under the 1933 Act or (B) registered on a registration statement on Form S-3 promulgated under the 1933 Act and, in either such case, the resale of such Parent Common Shares or Exchangeable Shares may be subject to restrictions set forth in Rule 145 under the 1933 Act. I have been advised that, because at the time the Arrangement is submitted for a vote of the shareholders of Company I may be deemed to be an affiliate of Company, I may not sell, transfer or otherwise

At Road, Inc.
Page 2 of 3



     dispose of the Parent Common Shares or Exchangeable Shares issued to me in the Arrangement, or any Parent Common Shares issued upon exchange of the Exchangeable Shares issued to me as a result of the Arrangement, unless (i) such sale, transfer or other disposition is made in conformity with the limitations of Rule 145 promulgated by the SEC under the 1933 Act, (ii) such sale, transfer or other disposition has been registered under the 1933 Act or (iii) in the opinion of counsel reasonably acceptable to Parent, such sale, transfer or other disposition is otherwise exempt from registration under the 1933 Act.

          D. (i) I understand that there will be placed on the certificates for the Parent Common Shares or Exchangeable Shares issued to me, or any substitutions therefor, a legend stating in substance:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED __________, 2004 BETWEEN THE REGISTERED HOLDER HEREOF AND AT ROAD, INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF ASTEROID, INC."

          (ii) If a sale or transfer is made prior to the above legend being removed pursuant to paragraph 2 below, certificates with the above legend will be substituted by delivery of certificates without such legend upon delivery of a declaration to Parent (the "Declaration"), which Declaration shall be reasonably satisfactory in form and substance to Parent, that the requirements of Rule 145(d)(1) have been complied with.

          E. I understand that unless a sale or transfer is made in accordance with the provisions of paragraph 1.C. above, or the legend is removed pursuant to paragraph 2, Parent reserves the right to put the following legend on the certificates issued to my transferee:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

At Road, Inc.
Page 3 of 3



          F. Execution of this letter should not be considered an admission on my part that I am an "affiliate" of Company as described in the first paragraph of this letter, nor as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

     2. By Parent's acceptance of this letter, Parent hereby agrees with me that:

          Unless previously sold pursuant to the applicable requirements of Rule 145, it is understood and agreed that certificates with the legends set forth in paragraphs 1.D. and l.E. above will be substituted by delivery of certificates without such legends if (i) one year shall have elapsed from the date the undersigned acquired the Parent Common Shares or Exchangeable Shares received in the Arrangement and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) two years shall have elapsed from the date the undersigned acquired the Parent Common Shares or Exchangeable Shares received in the Arrangement and the provisions of Rule 145(d)(3) are then applicable to the undersigned, or (iii) Parent has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Parent, or a "no action" letter obtained by the undersigned from the staff of the SEC, to the effect that the restrictions imposed by Rule 145 under the 1933 Act no longer apply to the undersigned.

          For as long as resales of any shares of Parent Common Shares owned by me are subject to Rule 145, Parent will use its reasonable efforts to make all filings of the nature specified in paragraph (c)(1) of Rule 144 under the 1933 Act. Upon receipt of a properly completed Declaration, Parent shall use its reasonable best efforts to instruct its transfer agent to deliver unlegended shares in accordance with the terms of the transfer set forth in the Declaration as soon as practicable following receipt of such Declaration.

                                        Very truly yours,


                                        ---------------------------------------
                                        Name:




Agreed and accepted this ___ day
of _________, 2004, by

AT ROAD, INC.


By:
     ----------------------------------
     Name:
     Title: